As filed with the Securities and Exchange Commission on February 8, 2008
Registration Statement No. 333-144524

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

nCoat, Inc.
(Name of issuer in its charter)

Delaware	3470	98-0375406
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7237 Pace Drive
P.O. Box 38
Whitsett, NC 27377
(336) 447-2000
(Address and telephone number of principal executive offices)

7237 Pace Drive
P.O. Box 38
Whitsett, NC 27377
(336) 447-2000
(Address of principal place of business or intended
and principal place of business)

Paul S Clayson
7237 Pace Drive
P.O. Box 38
Whitsett, NC 27377
(336) 447-2000
(Name, Address and telephone number of agent for service)

Copies to:

Darrin M. Ocasio, Esq.;
David B. Manno, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700 (telephone)
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.
If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” in Rule 12b-2 of the Exchange Act.  (Check one.)

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Title of Class of Securities to be Registered	Amount To be Registered (1)		Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, $0.0001 par value per share	5,171,719	shares(2)	$.49(3)	$ 2,534,142.31	(3)	$77.80(3)

Common Stock, $0.0001 par value per share	16,572,119	shares(4)	$.49(3)	$8,120,338	(3)	$249.29 (3)

Total number of securities to be registered	21,743,838	Shares		$ 10,654,480		$327.09*

(1)
Represents the registration for resale by the selling shareholders listed in the table at page 9 of this prospectus (the “Selling Shareholders”) of a portion of the common stock issued or issuable to the Selling Shareholders upon (i) conversion of convertible debentures and (ii) exercise of warrants, issued to the Selling Shareholders.

(2)	Represents shares of the Company’s common stock issued to the Selling Shareholders upon conversion of debentures.

(3)
The fee was estimated pursuant to Rule 457(c) under the Act on the basis of the average of the high and low sales price of nCoat’s common stock as reported on the OTC Bulletin Board on October 4, 2007.

(4)	Consisting of a portion of the shares underlying nCoat’s Series A Warrants.

* Previously Paid

ii

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

iii

PROSPECTUS, SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2008

nCOAT, INC.
OTC Bulletin Board trading symbol:  NCOA
21,743,838 Shares of Common Stock

This prospectus relates to the resale of up to 21,743,838 shares (the "Shares") of common stock of nCoat, Inc., a Delaware corporation.   This registration includes 5,171,719 shares which represent our common stock that was issued upon the conversion of Convertible Debentures (“Debentures”) in the original principal amount of $2,500,000, and 16,572,119 shares issuable upon the exercise of our Series A Warrants which have an exercise price of $1.00 (“Series A Warrants”).   The number of shares issuable upon exercise of the Series A warrants being registered was calculated as approximately 33% of the “public float” of the Company’s common stock, which was 50,218,543 shares, as of May 31, 2007, the date of the sale of more than 92% of the series A convertible notes sold in connection with the issuance of the Series A Warrants (the “Series A Notes”). The Selling Shareholders holding Series A Warrants may elect, at their option, to exercise all or part of the Series A Warrants, into shares of our common stock at the exercise price, however as of the date hereof, no such exercise has occurred.  The Selling Shareholders which held our Debentures have previously converted these Debentures to shares of common stock.  Selling Shareholders will receive all of the proceeds from the resale of the Shares and we will receive none of those proceeds other than the exercise price of the Warrants, if and when they are exercised.  The Selling Shareholders may be deemed to be underwriters of the Shares.

Investment in the Shares involves a high degree of risk.  You should consider carefully the risk factors beginning on page 8 of this prospectus before purchasing any of the Shares offered by this prospectus.

nCoat, Inc., common stock is quoted on the OTC Bulletin Board and trades under the symbol "NCOA".   The last reported sale price of our common stock on the OTC Bulletin Board on February 7, 2008, was approximately $0.12 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is  _________, 2008

nCOAT HAS NOT REGISTERED THE SHARES FOR SALE BY THE SELLING SHAREHOLDERS UNDER THE SECURITIES LAWS OF ANY STATE.  BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES.  THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

nCOAT HAS NOT AUTHORIZED ANYONE, INCLUDING ANY SALESPERSON OR BROKER, TO GIVE ORAL OR WRITTEN INFORMATION ABOUT THIS OFFERING, nCOAT, OR THE SHARES THAT IS DIFFERENT FROM THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.  YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, OR ANY SUPPLEMENT TO THIS PROSPECTUS, IS ACCURATE AT ANY DATE OTHER THAN THE DATE INDICATED ON THE COVER PAGE OF THIS PROSPECTUS OR ANY SUPPLEMENT TO IT.

IN THIS PROSPECTUS, REFERENCES TO "nCOAT," "THE COMPANY," "WE," "US," AND "OUR," REFER TO nCOAT, INC., AND ITS SUBSIDIARIES.

TABLE OF CONTENTS

Summary about nCoat, Inc., and this offering	3
Risk factors	9
Forward-looking statements	17
Use of proceeds	18
Description of business	18
Legal Proceedings	25
Management's discussion and analysis or plan of operation	25
Description of Securities	35
Selling Shareholders	39
Plan of distribution	55
Directors, executive officers, promoters and control persons	58
Commission’s position on indemnification for Securities Act liabilities	59
Security ownership of certain beneficial owners and management	60
Description of common stock	61
Certain relationships and related transactions	61
Market for common equity and related stockholder matters	62
Executive compensation	63
Changes in and disagreements with accountants on accounting and financial disclosure	64
Experts	65
Legal matters	65
Index to Financial Statements	F-1

Summary about nCoat, Inc., and this offering

nCoat, Inc.

Background and History of Tylerstone Ventures Corporation

nCoat, Inc. was incorporated as Tylerstone Ventures Corporation (“Tylerstone”) under the laws of the State of Delaware on September 24, 1998, with authorized common stock of 25,000,000 shares at a par value of $0.001.   Tylerstone was originally a mining company.  On February 24, 1999, we claimed ownership to (“staked”) a mineral claim, known as the Tylerstone Claim near Gold Bridge, British Columbia, and undertook exploration programs on the claim.  In order to keep these claim rights, each year we are required to spend money on the claim; either through the physical exploration work on the property or by paying cash in lieu of work. If the latter happens, then we pay a fee to the Ministry.  Each year we must pay $155 per unit. Because there are 20 units comprising the Tylerstone Claim, we are required to pay approximately $3,100 in either physical work or cash in lieu of work not done to maintain the claim in good standing for a further twelve-month period.  We met the assessment requirements to maintain the claim in good standing during the last eight years and paid the Ministry of Energy and Mines for the Province of British Columbia (the “Ministry”) $3,081, to maintain the Tylerstone Claim in good standing.  In the fall of 2005, we did more assessment work than required for the prior years and therefore the residual balance has been applied to future years to maintain the Tylerstone Claim in good standing until February 24, 2009.

In the fall of 2006, Tylerstone’s then current management began discussions with the management of a company named nCoat, Inc.  These discussions and eventual negotiations considered the possible mutual interest between the parties.  Tylerstone had a registered and reporting company that had been completing requirements to be listed on the OTCBB and nCoat had an operating business that needed additional capitalization.  A merger was agreed upon whereby Tylerstone would buy nCoat, run that business and change Tylerstone’s name so that nCoat, Inc. would be the name of the public entity.    In anticipation of this “reverse” merger of the parties, nCoat, Inc., changed its name to nCoat Automotive Group, Inc. (“nCoat Auto”) to allow Tylerstone to amend its articles of incorporation to change its name to nCoat, Inc.  We completed these administrative steps and on February 3, 2007, Tylerstone entered into a Share Exchange Agreement (the “Agreement”) with nCoat Auto for the purpose of acquiring all of the issued and outstanding shares of common stock of nCoat Auto, par value $0.001 per share (“nCoat Auto Common Stock”), in exchange for new shares of the Company Common Stock.

On February 14, 2007, the parties to the Agreement completed the initial steps contemplated by the Agreement. Pursuant to the terms of the Agreement, we acquired 11,554,545 shares of nCoat Auto Common Stock from all shareholders of nCoat Auto which represented 100.0% of the issued and outstanding shares of nCoat Auto Common Stock, in exchange for 50,840,000 shares of Company Common Stock, which represented 57% of then issued and outstanding shares of Company Common Stock. As an integral part of the Agreement, we then undertook additional fund-raising financing steps as required by the terms of the Agreement.

As used in this registration statement and prospectus, the terms, “nCoat,” “Company,” and “Registrant” means nCoat, Inc. together with its subsidiaries, taken as a whole, unless the context indicates otherwise. Any of the historical references to nCoat or the Company prior to the February 14, 2007 closing date refers to the historical financial information of the original nCoat, Inc. (nCoat Auto).

Background and History of nCoat Auto and its Operating Subsidiaries and Affiliates

nCoat Auto operated as an unincorporated association from September 25, 2004, until January 2005 when it was incorporated in Delaware under the name and style of NanoCoat, Inc.  NanoCoat, Inc. was a development stage enterprise from the time of the incorporation until it completed the acquisition of High Performance Coatings, Inc. (“HPC”) on September 30, 2005.  In the fall of 2006, NanoCoat, Inc. in the interest of going forward with branding and other commercial marketing efforts elected to change its name to nCoat, Inc, and then later to nCoat Automotive Group to allow for the nCoat/Tylerstone merger.  From September 30, 2005, the date of the HPC acquisition, nCoat has been a fully operating company.

In May 2006, nCoat Auto formed nTech, Inc. (“nTech”), a Delaware corporation that is a wholly owned subsidiary, designated to develop and hold proprietary intellectual property for the group.  In June of 2007, post-merger with Tylerstone, we acquired all of the common stock of Metallic Ceramic Coatings, Inc., a Pennsylvania corporation doing business under the brand name of Jet-Hot®, (“MCCI”).

Part of our business focuses on nanotechnology research, licensing, and the commercialization, distribution and application of nano-formulated, as well as traditional, surface coatings. Nanotechnology is the branch of science dealing with manipulating, building, and organizing materials from extremely small particles, some at a molecular level. These diminutive particles can be combined in new, disruptive materials that have unique properties.

As we have developed our business strategy to commercialize these new products, we have focus thus far on our specialized coatings that are used by the automotive, diesel engine, trucking, recreational vehicle, motorcycle, aerospace and oil and gas industries for heat management, corrosion resistance, friction reduction, bond strength and appearance. We have operations are headquartered in Whitsett, North Carolina, along with its largest production facility. In addition, the Company maintains satellite production facilities in Quakertown, Pennsylvania, Pascagoula, Mississippi, Oklahoma City, Oklahoma; Chandler and Tempe, Arizona; and Bluffdale, Utah.

Since inception, we have focused our resources on the following areas:

1)	Developing proprietary nanotechnology coatings formulations into commercially viable nano-formulated coatings and materials products.

2)
Funding the acquisitions of profitable high performance coating (surface treatment) companies in a highly fragmented cottage industry and to provide operating and expansion capital for growth of those acquisitions.

3)	Exploiting the organic growth prospects in HPC, MCCI and in all future acquisitions.

4)
Providing a corporate structure for our daily management, including preparation of all accounting and finance, operations, information, marketing, sales, human resource, management and other systems and process to support transition and integration of an aggressive acquisition strategy.

5)	Creating competitive diversification by incorporating a “distributed” production model into the specialty coatings industry that is currently rare in the high performance coatings arena.

6)	Creating competitive diversification by incorporating a “licensing” model into our business plans. This licensing will allow us to provide other applicators with our coatings.

7)	Operating nTech, HPC and MCCI and other future acquisitions to develop, integrate and sell commercially viable proprietary nano-formulated and traditional coatings products.

In anticipation of achieving growth through acquisitions and internal growth of existing operating entities, we added facilities, personnel, systems and processes to support business growth and acquisition activities. Details of these expenses are discussed in the Management’s Discussion and Analysis Section below.

In September 2005, we acquired HPC, a 23-year old Oklahoma company that has specialized in thermal barrier, corrosion resistant, lubritic and appearance high performance coatings for the motor sports and other industries. Building on these race car roots, we expanded HPC’s market-base beyond coating specialized engines and exhaust systems, to include corporate accounts of manufacturers of commercial trucks, recreational vehicles, defense applications, motorcycles, aerospace components, aviation parts, oil and gas industry suppliers, energy producers and other sophisticated users, while continuing to provide coatings and services to the after-market customer.

On June 29, 2007 we acquired MCCI, a primary competitor of HPC.  MCCI’s 26-year market share growth and customer base in automotive aftermarket and original equipment manufacturing (OEM) markets will effectively double the revenues of nCoat.  (see attached financial statements).

Our management and science advisors together with HPC’s and MCCI’s management have determined that many of the coatings produced and used by us could be reformulated and patented into nano-formulated coatings, creating more efficient and effective coatings than currently produced by the industry. nTech has developed trade secret formulations using nano-scale particles to enhance the performance of our coatings. Currently, we have applied for five patents on our newly nano-formulated coatings and processes. With the acquisition of MCCI, our customer-base of over 9,000 companies and individuals is presently being served by 160 employees.

Our headquarters’ address is 7237 Pace Drive, P.O. Box 38, Whitsett, NC 27377, and our phone number is (336) 447-2000.

Our Business Strategy

Our principal business strategy includes the following components:

Acquisitions.  We completed the acquisition of HPC and MCCI which have given us a base of operations and market presence.  During the next three years, we will identify additional specific target companies for acquisition.  The high performance coating industry includes a number of “sub-niche” sectors, such as piston manufacturing and protection, lubritic dry film coatings, coating for weapons and military applications, gas and oil tools, valves and pipelines, marine applications, both in engine parts and anti-fouling technologies to name just a few.  The fragmentation of the industry provides us with a large number of small to medium size companies that we will investigate to determine our best additions to our first two acquisitions.

Internal Organic Growth. We have already taken the existing “book of business” of our two subsidiaries and introduced into it additional products, both as cross sales from the sister company’s product lines as well as the introduction of nano-formulated coatings.  Our emphasis on the after-market retail customer is one of the two major sectors of our business.  In additional to the aftermarket sector, we have already developed and are presently developing additional customers in the OEM sector.  One of our strongest sources for internal organic growth in the next three years is an emphasis by the manufacturers of diesel, gasoline and hybrid fueled engines to meet demanding environmental requirements imposed on their respective industries as we seek to improve emissions, fuel economy and safety.

Distributed Model Development. The “distributed” business model is our establishment of on-site coatings application as part of the assembly-line process within the manufacturing and/or assembly process of a large customer.  We have already undertaken this approach with one of our OEM customers and are presently in discussion with others.  The savings on handling, shipping, inventory, logistics management and other similar expenses that comes from having the on-site “plant” is the main element of interest for our larger customers.  We are presently in discussion with other customers to increase the awareness of the benefits of this approach.

Licensing Intellectual Property.  Within the next twelve months, we intend to enter into protective “field of use” licensing with some of the manufacturers that may be tier-one suppliers of large OEM companies or who deploy a distributed production model described above. However, unlike the distributed model where application expertise and management control are inherent elements of the model, our “field of use” license agreements supply proprietary coatings to third parties already applying coating at their plants. The license agreements will be limited to targeted applications and industries and structured as joint ventures to avoid creating competition in our own current market space.

Strengthen nTech's research and development efforts. We have entered into a series of discussions with outside research and development groups, including technology transfer offices of universities, private laboratories and other small start-up technology companies for the express purpose of continuing to strengthen and exploit our research and development capacities.  We expect to formalize these discussions prior to the end of the fourth quarter of this year.  All of nTech’s research activities are focused on projects that can show commercialization within three to six months, rather than long term R&D projects. Many research projects are driven by direct requests from customers seeking immediate solutions to present critical problems.

Acquisitions

Management believes that there is a strategic acquisition opportunity resulting from the market dynamics of the high performance coatings markets. Acquisitions of HPC and Jet-Hot have further validated our strategic research. We expect to search for, complete due diligence on and acquire other coatings companies that (i) have a customer base that includes enterprise level customers in a mature market, (ii) enjoy strong and stable market presence in our targeted primary markets, (iii) are profitable, (iv) have a brand presence similar to HPC, and (v) have an existing product mix whose performance and functionality can be significantly improved by the integration of nanotechnology know-how.

Acquisition of Jet-Hot

With respect to the acquisition of Jet-Hot, we believe key synergies to our business plan include:

1.         Jet-Hot has a plant in Arizona as does HPC. The plants are about 10 miles apart. We expect to consolidate those plants prior to the end of the 4th quarter 2007.
2.         Jet-Hot plants are built for high through-put and packaging of individual aftermarket production. HPC plants are built for high volume of OEM parts production.
3.         Two corporate headquarters exist. We expect to consolidate accounting, human resources, legal, purchasing, sales and marketing, R&D and company management.  We expect to consolidate the administration to the North Carolina headquarters prior to the end of the 4th quarter of 2007.
4.         HPC and JET-HOT sales and marketing groups will be consolidated for maximum production and efficiency, including advertising budgets prior to the end of the 4th quarter of 2007..
5.        We expect to consolidate R&D and technical services to  nTech, for efficiency and intellectual synergies prior to the end of the 4th quarter of 2007..
6.         HPC and JET-HOT sales prospects include many of the same names, including several where the two companies are the only two competitors for the account. We will sort this list into HPC and MCCI responsibilities and create a non-competing sales effort before the end of the 4th quarter of 2007.
7.         We have acquired sufficient market and operational experience to realize that a facility built to serve small volume after market customers has a competitive disadvantage in attempting to create high volume productions of both aftermarket parts and OEM parts.  The addition of MCCI allows us to create focused plants for each of our major market sectors.
8.         We have, as of October 1, 2007, consolidated to our North Carolina headquarters all of the accounting and finance functions of Jet-Hot.

9.         Competition between MCCI and HPC for stand-alone coatings sales (no applications services) will be eliminated and we will carry one “best of breed” coating from each area in which we have needs.  We expect to complete this portion of the integration before the end of the 4th quarter of 2007.
10.       JET-HOT has more thermal barrier customers than HPC. HPC has more corrosion resistance and lubritic coatings customers than JET-HOT. Cross selling can occur to each company’s customer base to raise same-customer revenue. In addition, JET-HOT does not currently sell internal engine coatings. Their product line is for coatings on external parts only. HPC internal engine coatings can now be offered to all of JET-HOT’s approximate 9000 annual individual aftermarket customers.

Private Offerings of Debentures, Convertible Notes and Warrants

We undertook two types of offerings for the private placement of securities in order to raise money for the Company:

1.  Convertible Debentures

From October 2006 though May of 2007, we issued a series of Convertible Debentures (“Debentures”) in order to fund the operations and growth of our company.  These Debentures were written to mature one year from their issuance date, bearing an interest rate linked to the prime rate (the interest rate was 8.75% during the time they were outstanding).  They were issued as follows:

Debenture Holder	Date	Amount of Debenture	Conversion Price	Conversion Date	Shares of Common Stock Issued including accrued interest
Maxum Overseas Fund	10/25/06	$ 500,000	$.50	4/13/07	1,040,833
Maxum Overseas Fund	11/09/06	$ 500,000	$.50	4/13/07	1,037,431
Maxum Overseas Fund	11/28/06	$ 250,000	$.50	4/13/07	516,406
Maxum Overseas Fund	12/5/06	$ 250,000	$.50	4/13/07	515,556
Maxum Overseas Fund	12/12/06	$ 250,000	$.50	4/13/07	514,705
Maxum Overseas Fund	1/16/07	$ 250,000	$.50	4/13/07	510,573
Coach Capital (Assigned to GGR I)	2/06/07	$ 250,000	$.50	8/24/07	524,062
Coach Capital (Assigned to GGR I)	5/14/07	$ 250,000	$.50	8/24/07	512,153
TOTAL		$ 2,500,000			5,171,719

As shown, as of August 24, 2007, all of the Debentures have been converted into Common Stock.

2.  Convertible Notes and Warrants

From March 2007 to July 2007, we issued two series of notes and warrants (Series A and Series B) in a private placement to a number of individual and institutional investors.  The Series A Notes were written with a due date three years from the date of issue, bearing 6% interest per annum and convertible into shares of our common stock at the initial rate of $.40 per share.  The Series A Warrants are convertible at a strike price of $1.00 per share.  We agreed to register the shares underlying this portion of the Series A issue as set forth below.  The Series B Notes, which were offered contemporaneously, are comparable to the Series A Notes having a due date three years from issue, bearing 6% interest per annum and convertible into shares of our common stock at the initial rate of $.40 per share.  The Warrants under Series B are exercisable at a strike price of $.80.  The difference between the two series is the agreement by us to register the Series A, whereas the Series B Warrant is exercisable at a lower strike price to compensate those holders that do not have the registration rights.  Neither the Series B Notes or Warrants are to be registered for resell.  In order to comply with Rule 415, this registration will not include any of the shares underlying the Series A Notes. Hence, this registration will only include the underlying shares for the Series A Warrants, and in order to comply with the provisions of Rule 415, only a portion of those shares.

The following table sets forth the buyers of the Series A and B securities, the principal amount of the Notes purchased by each buyer:

Investor	Date	Principal Amount of Notes	Security	Number of Shares of Common Stock underlying Notes *	Number of Warrants

William P. Whalen	3/28/07	$100,000	Series A	250,000	250,000
E. Roger Williams	3/28/07	$100,000	Series A	250,000	250,000
Gregory C. Voetsch	3/29/07	$250,000	Series B	625,000	625,000
Thomas Joyce	3/29/07	$250,000	Series B	625,000	625,000
Rodgers H. and Nancy W. Harper	3/30/07	$100,000	Series A	250,000	250,000
Mark Reinders	5/25/07	$100,000	Series A	250,000	250,000
Scott Lyman (MLPF&S Custodian FBO Scott Lyman)	5/25/07	$150,000	Series A	375,000	375,000
Edward A Bugniazet III.	5/25/07	$100,000	Series A	250,000	250,000
Jason E. Baer	5/25/07	$50,000	Series A	125,000	125,000
Jeffery S. Kahn	5/25/07	$50,000	Series A	125,000	125,000
Martin Scott Moss	5/25/07	$50,000	Series A	125,000	125,000
Paul M. Foley	5/25/07	$50,000	Series A	125,000	125,000
Bridge Point Master Fund, Ltd.	5/31/07	$1,500,000	Series A	3,750,000	3,750,000
Capital Ventures International	5/31/07	$1,500,000	Series A	3,750,000	3,750,000
Enable Growth Partners LP	5/31/07	$4,250,000	Series A	10,625,000	10,625,000
Enable Opportunity Partners LP	5/31/07	$600,000	Series A	1,500,000	1,500,000
Pierce Diversified Strategy Master Fund LLC, Ena	5/31/07	$150,000	Series A	375,000	375,000
Knight Capital Group, Inc.	5/31/07	$1,000,000	Series B	2,500,000	2,500,000
Avendale Equity LLC	5/31/07	$500,000	Series B	1,250,000	1,250,000
Rahn & Bodmer	6/12/07	$500,000	Series B	1,250,000	1,250,000
EGATNIV, LLC	6/19/07	$150,000	Series A	375,000	375,000
Avendale Equity LLC	6/22/07	$500,000	Series B	1,250,000	1,250,000
James McCormick	7/6/07	$250,000	Series B	625,000	625,000

TOTAL		$12,250,000		30,625,000	30,625,000

 * At the initial conversion price of $0.40 per share. The current conversion price is $0.25 per share.

Closings

May 25, 2007, Closing

On May 25, 2007, in connection with the Agreement and to finance the operations of the merged companies and pursuant to a private offering of our securities , we entered into a securities purchase agreement with the following accredited investors:

Reinders, Lyman (MLPF&S Custodian FBO Scott Lyman), Bugniazet III, Baer, Kahn, Moss and  Foley

for  a total of $550,000 principal amount of our Series A 6% Convertible Notes, and warrants to purchase up to an additional 1,375,000 shares of our common stock (the “Series A Warrant Shares”).  After the payment of fees and expenses of the private placement, we received net proceeds of approximately $496,000.

May 31, 2007, Closing

On May 31, 2007, we entered into Purchase Agreements with the following;

Bridge Point Master Fund, Ltd., Capital Ventures International, Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, Knight Capital Group, Inc., Avendale Equity LLC.

Pursuant to this private placement, we closed on the sale of $8,300,000 principal amount of Series A Convertible Notes, 20,750,000 Series A Warrants, $2,000,000 principal amount of Series B Convertible Notes, and 5,000,000 Series B Warrants.  This closing included an aggregate of $300,000 principal amount of Series A Notes and 750,000 Series A Warrants, sold to Whalen, Williams and Harper, the proceeds of which were received prior to the closing and were initially accounted for as a “subscriptions payable” liability on our financial statements because, at the time of the receipt of such proceeds, we had not yet completed the negotiations and formal documents for the offerings.  This closing also included an aggregate of $500,000 principal amount of Series B Notes and 1,250,000 Series B Warrants sold to Voetsch and Joyce, the proceeds of which were received prior to the closing and were initially accounted for as a “subscriptions payable” liability on our financial statements because, at the time of the receipt of such proceeds, we had not yet completed the negotiations and formal documents.

June 12, 2007, Closing

On June 12, 2007, we entered into a securities purchase agreement with the following:

Rahn & Boehdner

We sold $500,000 principal amount of our Series B 6% Convertible Notes and warrants to purchase up to an additional 1,250,000 shares of our common stock. After the payment of fees and expenses of the private placement, we received net proceeds of approximately $494,796.

June 18, 2007, Closing

On June 18, 2007, we entered into a securities purchase agreement with the following:

EGATNIV, LLC

We sold $150,000 principal amount of our Series A 6% Convertible Notes and warrants  to purchase up to an additional 375,000 shares of our common stock.

June 22, 2007, Closing

On June 22, 2007, we entered into a securities purchase agreement with the following:

Avendale Equity LLC

We sold $500,000 principal amount of our Series B 6% Convertible Notes and warrants to purchase up to an additional 1,250,000 shares of our common stock. After the payment of fees and expenses of the private placement, we received net proceeds of approximately $494,796.

July 9, 2007, Closing

On July 9, 2007, pursuant to a private offering of our securities, we entered into a securities purchase agreement with the following accredited investor:

James McCormick.

In this private placement we sold $250,000 principal amount of our Series B 6% Convertible Notes, and warrants (the “Series B Warrants”) to purchase up to an additional 625,000 shares of our common stock.

Throughout the course of the issuance of the Debentures, the Series A Notes and Warrants and the Series B Notes and Warrants, Knight Capital Group, Inc., served as placement agent for us.  For its services as placement agent in connection with the Series A Notes and Warrants placements, we have:

1)
Issued 555,789 shares of common stock (representing pro rata portion attributable to Series A Notes of an aggregate 880,400 shares issued  including the Debentures, the Series A Notes and Warrants and the Series B Notes and Warrants);

2)
Paid $519,474 in commissions (representing pro rata portion attributable to Series A Notes of  an aggregate $822,500 paid for commissions on the placement of the Debentures, the Series A Notes and Warrants and the Series B Notes and Warrants);

3)
Reimbursed $68,566.82 for expenses (representing pro rata portion attributable to Series A Notes of aggregate $108,564.18 in expenses, including investors counsel fees, paid in connection with the placement of the Debentures, the Series A Notes and Warrants and the Series B Notes and Warrants); and,

4)
Issued warrants to purchase 1,132,895 shares of common stock (representing pro rata portion attributable to Series A Notes of an aggregate 1,793,750 warrants issued for the placement of the Debentures, the Series A Notes and Warrants and the Series B Notes and Warrants).  These warrants for the shares of our common stock are exercisable at $0.40 per share and are exercisable for a period of five years from the date of their issuance.

As a result of the above-referenced private placements, we sold a total of $9,000,000 principal amount of our Series A Notes, convertible into 22,500,000 shares of our common stock at the initial conversion price of $0.40 per shares, Series A Warrants to purchase 22,500,000 shares of our common stock, and a total of 5,171,719 shares of our common stock that were issued in conversion of Debentures. The selling shareholders are seeking to register a portion of the shares of common stock issuable upon exercise of the Series A Warrants, in the amount of 16,572,119 shares, and 5,171,719 shares issued upon conversion of the Debentures.

Other than in connection with the issuance of the Debentures, the Series A Notes, the Series B Notes, the Series A Warrants, and the Series B Warrants, as described above, there are no relationships or arrangements that have existed in the past three years or are to be performed in the future between the Company (or any of its predecessors) and the selling shareholders, any affiliates of the selling shareholders, or any person with whom any selling shareholders has a contractual relationship regarding the transactions relating to this prospectus.

Summary of the Shares offered by the Selling Shareholders.

The following is a summary of the shares being offered by the selling shareholders.

Common stock offered by the selling stockholders
(Representing only a portion of the total number of shares that may be issued.  Such limitation is specifically designed to meet the demands and limitation of Rule 415 of the Securities Act.)

Up to 21,743,838,of which 16,572,119 are a portion of the shares issuable upon the exercise of our Series A Warrants having an exercise price of $1.00 per share; and 5,171,719 are shares issued in the conversion of Debentures having a conversion price of $.50 per share

Common Stock outstanding prior to the offering	96,650,451

Common Stock to be outstanding after the offering	113,522,570, assuming full exercise of the 16,572,119 warrants the underlying shares for which are being registered

Use of proceeds
We will not receive any proceeds from the sale of the common stock. We have received gross proceeds of $ 9,000,000 from the sale of the Series A 6% Convertible Notes and would receive  $16,572,119 upon exercise of the 16,572,199 warrants the underlying shares for which are being registered.

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement  with the purchasers of the Series A Notes and Series A Warrants.  Under the Registration Rights Agreement, we agreed to file a registration statement to register the resale, by the investors, of the Series A Note Shares and the Series A Warrant Shares, as well as shares issued in payment interest on of the Series A Notes.  We agreed to file a registration statement by the later of the 45th calendar day following the date of the initial closing hereof, or the 15th calendar day following the final closing of the offering.  We are required to use our best commercial efforts to have this Registration Statement declared effective within 75 calendar days of the required filing date.  We will be subject to the payment of liquidated damages if we fail to meet those obligations or fail to maintain the effectiveness of the Registration Statement unless that requirement is waived by the investors.  The penalties that we have exposure to are in terms of time from the 75 day deadline until this registration is declared effective by the SEC.  Each month that we go beyond the 75 days, we are subject to a 1% liquidated damages clause computed on the total amount of the invested dollars relating to the Notes.  In other words, the damages will commence on the 76th day and run $90,000.00 a month until this statement is declared effective.  The penalty is to be paid monthly.

Additionally, we granted the investors in the offerings for the Series A Notes and Series A Warrants a right of first refusal, for a period commencing on the closing date and continuing until one year after the effective date of the Registration Statement, to participate, on a pro rata basis, up to an amount equal to 50% of any subsequent financing that we conduct.

On November 30, 2007, the holders of the Series A Notes waived certain rights under the Series A Notes. Additionally, the Company and the Series A noteholders agreed that the Company shall only be obligated to pay partial liquidated damages for certain events under the Series A Notes occurring after the earlier to occur of (i) the effective date of the registration statement filed pursuant to the registration rights agreement, and (ii) February 29, 2008. In the event the Company is unable to register all of the shares underlying the Series A Notes and Series A Warrants due to SEC guidance, the Company shall not be liable for liquidated damages as to such shares provided such shares may be transferred pursuant to Rule 144. In addition, the conversion price of the Series A Notes was reduced to $0.25.

On November 30, 2007, the holders of the Series B Notes waived certain rights under the Series B Notes, and the conversion price of the Series B Notes was reduced to $0.25.

Risk Factors

Our short- and long-term success is subject to certain risks, many of which are substantial in nature and outside our control. In addition to the other information in this registration statement, the following risk factors should be considered carefully in evaluating our business before making any investment decisions with respect to any of our shares of common stock.  A purchase of our common stock is speculative and involves significant and substantial risks.  Any person who is not in a position to lose the entire amount of his investment should forego purchasing our common stock.

You should carefully consider the risks described below, which constitute material risks facing us. Each of the risks described in this section could adversely affect our operating results, financial positions and liquidity.. If any of the following risks actually occur, we could be harmed.

RISKS RELATED TO NCOAT BUSINESS

nCoat, nCoat Auto and HPC have a limited operating history.

We are company with limited operating history and experience. The original nCoat, Inc. (nCoat Auto) was also limited in its operating history prior to the merger. It had acquired HPC, a company with a 23-year operating history with all but the last seven years in performance automotive markets. While HPC’s operating history in its historical primary market is very strong, commercial success in the new OEM markets is limited and therefore both the Company and HPC have a limited number of current customers in the new target markets. Further, both the Company and HPC have experienced the need to refocus manufacturing to handle increased volume of OEM orders, which has required significant corporate cash resources and required significant management talent to accomplish. This change led to reduced cash reserves for operations and management disruption to the core after-market business. To meet its business plan, the Company will need to keep focused on business prospects, develop structured management and personnel responsibilities, and develop expansion plans for product development, production and customer services that can remain ahead of the prospective growth.  Although the acquisition of MCCI provides a greater customer base and market share, the transition of ownership and the integration of the merger will take a period of time to impact the operations of the Company.

We will require substantial working capital to implement our business plan.

Projected success and growth are dependent on sufficient working capital to fund operations and product development. Management originally engaged investment bankers to assist in raising $20,000,000, of which $14,250,000 has been raised.  We will seek to raise an additional $3,000,000 to $6,000,000 within the next 12 months in order to sufficiently fund operations, fund expansion of sales efforts, fund expansion of production capacity and operations, fund the development and growth of our products mix, and allow us to acquire accretive companies.  All of these efforts are a part of our business strategic plan discussed herein.  There is no assurance that any such additional funds will be available, or available on terms and conditions acceptable to the Company.  Further, if we are successful in raising such funds, there can be no assurance that such funds will be sufficient or that such operational activities will be successful within the anticipated timeframe. In such case, we could be required to seek additional investment on terms available in the marketplace, which could materially increase corporate indebtedness and subject us to high interest rates and/or dilute shareholders’ ownership positions. Furthermore, the failure to obtain additional working capital, if needed, could prevent us from achieving our business objectives.

We have incurred continuing losses, and we may not be able to operate profitably in the future

Through December 31, 2006, (nCoat Auto incurred losses totaling $8,385,754 and had negative shareholders’ equity at December 31, 2006 of $3,109,749. If we are unable to attain profitability we may need to cease operations.

We are experiencing a significant liquidity crisis and we may not obtain sufficient funding to continue operations.

We are experiencing a significant liquidity crisis. A number of our vendors have turned our accounts over to collection agencies and at September 30, 2007, we had accounts payable in excess of $1.5 million over 120 days past due. At September 30, 2007, we had cash of $36,246 and net trade receivables of $981,553. We do not generate sufficient cash from our operations to meet our expenses and fund our operations. We have an immediate need for financing to pay such overdue accounts and fund our operations. Because we do not generate enough income to support our operations, we need immediate financing of approximately $2,000,000. There can be no assurance such financing will be available, or available on terms acceptable to the Company. If we are unable to obtain such financing, we will be unable to pay our liabilities, and we may need to cease operations.

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our financial statements for the year ended December 31, 2006.

Because we generated significant losses and required additional working capital to continue operations, our independent registered accounting firm included in its report for the year ended December 31, 2006 an explanatory paragraph to the effect that these conditions raised substantial doubt about our ability to continue as a going concern. If we continue to generate significant losses we may not be able to continue as a going concern.

Our business strategy includes dependence on strategic partnerships with well-established corporations for business growth and development .

Our business strategy includes, among other elements the development of long-term strategic partnerships with well-established corporations.  These companies include large original equipment manufacturers (OEM’s) that build parts, engines, pistons, or other components in the automotive and marine fields with which we could leverage our business using their book of business, or brand identification in the industry.  We can not dictate to those companies their business activities regarding our partnership, however, we expect to enter into agreements that will allow us to influence the partnership for mutual success.   Our growth in that area of the business plan may be limited if we are either unable to identify and partner with these larger companies, or in the course of the partnership we are unable to execute our business plans.

Our products and technologies are subject to technological change and obsolescence.

Our products are subject to competitive technological advances and new competitive product introductions. Current competitors or new market entrants could introduce products with features that render products sold by the Company less marketable or obsolete. In addition, some of our services to large accounts provide products enabling customers’ technology to efficiently operate. There can be no assurances that our customers will continue to utilize their current technology innovations that require our products and services and new technology innovations that do not require our products and services may be used. Our future success will depend, to a certain extent, on the ability to adapt to technological change and to address market needs. There can be no assurance that we will be able to keep pace with technological change or the demands of the marketplace.

Many of our competitors may have greater capitalization or be better positioned in our markets.

The coatings industry includes large commodity coating providers, including BASF, Pittsburg Paint &Glass, and Sherwin-Williams to name three of the largest.  Although we are in a much smaller niche business portion which includes a large number of small and regional providers, these larger companies may elect to develop operations and marketing into our niche of high performance coatings.  These competitors which possess greater capitalization, market presence and sales and distribution channels then we do could, if they elected to compete, eliminate any of our anticipated income and consequently lead to our failure.

Certain nCoat technologies are in the early stages of development.

While we do have marketable formulations that include formulas and coatings that we presently employ in generating present revenues, we also have additional technologies that are not yet incorporated in our present market mix.  Our business plan is based, in part, on our ability to create additional nanoparticle formulations that exceed the present performance of a number of our coatings , as well as developing additional methods to improve the application process.   We are working on coatings with greater thermal protection capabilities, with methods that will allow us to create more plant throughput for our OEM volume clients and direct development of new materials that will provide higher levels of performance.  Some of our technologies are in an early stage of development. These  technologies have not been extensively marketed or laboratory tested. In order to fully validate the commercial feasibility of the technologies, additional product development and extensive testing must be done.. Any problems experienced by our technologies while in product development could negatively impact our performance and ability to achieve our business objectives.

We may experience difficulty integrating future acquisitions.

One of the elements of our business strategy is to continue to acquire other coatings companies. The process we have elected to take with each of the potential targets is to undertake extensive due diligence so we can understand all aspects of the acquisition target, including its history, management, markets, operations, marketing, sales, finance, personnel, assets, intellectual property, risks, reputation, strengths, weaknesses, opportunities, threats, and synergies, etc. of the domestic and international business of acquisition targets. This has given us a greater chance to integrate both HPC and MCCI in our daily operations and management.  At the same time we have discovered that it is impossible to discover all of the issues that come up during the time from acquisition to the time of total seamless operations between us and the acquired company.  To this point in time we feel that we can look at the two acquisitions with a view of success.  Despite this experience, we may, in the course of our acquisition policy, meet unexpected difficulties in integrating a new acquisition.  This may be because of a market in which we are not as experienced, or with particular important personnel, or after a period of time recognize that the core business of our company and the acquisition are not as aligned as we had anticipated.  Any of these issues may result in additional expenses, or decreased revenues, or other matters which could negatively impact our performance.  One of the steps that we have adopted in our acquisition policy is to negotiate a holdback of a portion of the purchase money or other consideration for a period of time as we undertake the integration and continue the operations of the acquisition to develop real-time operational information.  The amount held back may not be sufficient to offset the losses or expenses incurred as the acquisition integration goes forward.

Our processes and equipment are subject to the risk of unexpected failures.

Our manufacturing processes are extremely specialized and depend on critical pieces of equipment, such as air compressors, ovens, application machinery, conveyor systems, overhead cranes, vehicles, computer and communications systems and other machinery that may have to be repaired or replaced. On occasion, equipment may be out of service as a result of unanticipated failures which may result in material plant shutdowns or periods of reduced production with significant expense and time delay. Interruptions in production capabilities will inevitably increase production costs and reduce nCoat sales and earnings. In addition to equipment failures, our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions, floods, natural disasters, adverse weather conditions, or other unforeseen conditions. Furthermore, any interruption in production capability may require us to make large capital expenditures to remedy the situation, which could have a negative effect on our profitability and cash flows. Although we have business interruption insurance, management cannot provide any assurance that the insurance will cover all losses that could occur as a result of the equipment failures. In addition, longer-term business disruption could result in a loss of customers. If this were to occur, future sales levels, and therefore profitability, could be adversely affected.

There is no guarantee that we will be able to protect our intellectual property.

As part of our business strategy, we intend to accelerate investment in new technologies in an effort to strengthen and differentiate the product portfolio and make our manufacturing processes more efficient. As a result, we believe that the protection of proprietary intellectual property will become increasingly important to the business. Currently, we have patent applications pending. We expect to rely on a combination of patents, trade secrets, trademarks and copyrights to provide protection in this regard, but this protection might be inadequate. For example, pending or future patent applications might not be approved or, if allowed, the patents might not be of sufficient strength or scope. Conversely, third parties might assert that technologies infringe their proprietary rights. In either case, litigation could result in substantial costs and diversion of our resources, and whether or not we are ultimately successful, the litigation could hurt our business and financial condition.

If we are not able to manage the growth of our business, our financial condition and results of operations will be negatively affected.

We have included in our plans to grow both through internal organic growth as well as by planned acquisitions. We have production lines to handle the work we now have in the company, however we expect to put the following production lines into operation over the next twenty-four months:  in our North Carolina plant alone:

Our second OEM production line is planned to be operational in early 2008 at an approximate cost of over $750,000 for its installation

Our third production line dedicated solely to our after market production is slated in 1st quarter of 2008 with an approximate cost of $250,000

Our fourth production line, again for OEM is planned for 4th quarter 2008/1st quarter 2009 with an approximate cost of $1,000,000

The costs and timing associated with these lines are our best estimates given the general nature of this risk factor.  The capacity, development schedule and cost may change dramatically in the future if a large OEM customer with specialized needs and sufficient volumes could commercially occupy the complete resources of a line or a plant.

Such planned business growth may place a significant strain on our personnel, management, financial systems and other resources. Our business growth also presents numerous risks and challenges, including:

•	The ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;

•	The costs associated with such growth, which are difficult to quantify, but could be significant;

•	Capital acquisition costs;

•	Rapid technological change; and,

•	Transition and integration costs of new acquired companies.

To accommodate this growth and compete effectively, we may need to obtain additional $3,000,000 to $6,000,000 of funding to improve our information systems, procedures and controls and expand, train, and manage existing and additional employees. Funding may not be available in a sufficient amount or on favorable terms, if at all. If we are not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, our operating results could suffer.

We may incur significant costs to comply with the “controls and procedures” requirements of the securities laws.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 or “SOX 404”, the Securities and Exchange Commission or “SEC” adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. nCoat Auto was not subject to these requirements until the Closing. Anticipating the possible Agreement, both the Company and nCoat Auto have evaluated internal control systems in order to allow management to report thereon, and independent auditors to attest to, the Company’s internal controls as required by these requirements of SOX 404. Under current law, the Company will be subject to these requirements beginning with the management report for the annual report for the fiscal year ending December 2007 and auditor attestation for the Company’s 2008 annual report. Management can provide no assurance that the Company will be able to comply with all of the requirements imposed thereby. There can be no assurance that the Company will receive a positive attestation from the independent auditors. In the event nCoat identifies significant deficiencies or material weaknesses in its internal controls that cannot remediated in a timely manner or management is unable to receive a positive attestation from the independent auditors with respect to the Company’s internal controls, investors and others may lose confidence in the reliability of the Company’s financial statements.

We rely heavily on Company management.

Our ability to execute our business plan relies to a considerable extent on the efforts of Paul Clayson and Terry Holmes. We have  agreements with Messrs. Clayson or Holmes prohibiting them from joining competitors, forming competing companies, soliciting existing clients or disclosing information deemed confidential to us, however, these agreements do not bind either of them in seeking employment elsewhere in unrelated fields.  In the event that the services of Mr. Clayson and Mr. Holmes become unavailable, we may not be able to achieve our  business objectives.

Paul Clayson, our Chief Executive Officer and Chairman of our Board and Terry R. Holmes, our President and Chief Operating Officer are involved in other businesses which may cause them to devote less time to our business.

Paul Clayson, our Chief Executive Officer and Chairman of our Board and Terry R. Holmes, our President and Chief Operating Officer, serve as officers  for other companies.  In addition to serving as our Chief Executive Officer and Chairman of our Board, Mr. Clayson also serves as the President and Chief Operating  Officer and equity partner of Sequoia Pacific Research Company, Inc. a nanotechnology company that presently has no day-to-day operational activity.  Mr. Clayson devotes approximately 100% of his professional time, to our business. Mr. Holmes serves as Chief Executive Officer and Chairman of the Board of Telnetz, LLC, an ASP telephony and web service company and as Chief Executive Officer and Chairman of Sequoia Pacific Research Company, Inc. a nano-technology research, development and technology licensing company. In addition, he is involved with other minor business interests.  All of the businesses have little involvement on a day-to-day business effort Mr. Holmes devotes approximately 100% of his professional time to our business.  Messrs. Clayson’s and Holme’s involvement with other businesses have been handled after hours, and at time when there has been no conflict to date.  One of the risks we face, however, may be the point in time where these outside business involvement may cause them to allocate their time and services between us and other entities. Consequently, they may give priority to other matters over our needs which may materially cause us to lose their services temporarily which could affect our operations and profitability.

We are dependent on the services of  our technical  personnel.

The loss of any key personnel could have a material adverse impact on our business. Our future success depends, to a significant extent, on its ability to attract, train and retain technical and personnel. Recruiting and retaining capable personnel, particularly those with expertise in the industry, are vital to success. There is substantial competition for qualified technical personnel, and there can be no assurance that we will be able to attract or retain such personnel. If it is unable to attract and retain qualified employees, the business may be materially and adversely affected.

The market price of our common stock likely will be volatile and beyond our control.

As we are a new company in the public market, the market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

•	announcements of technological or competitive developments;

•	regulatory developments in target markets affecting the Company, customers or competitors;

•	announcements regarding patent litigation or the issuance of patents to the Company or its competitors;

•	announcements regarding new financings, acquisitions or other financial transactions;

•	announcements of studies and reports relating to the conversion efficiencies of anticipated products of the Company or those of its competitors;

•	Actual or anticipated fluctuations in nCoat quarterly operating results;

•	Changes in financial estimates by securities research analysts;

•	Changes in the economic performance or market valuations of other high performance coating industry companies;

•	Addition or departure of the Company’s executive officers and key personnel;

•	release or expiry of resale restrictions on other outstanding common shares; and

•	sales or perceived sales of additional shares to raise working capital.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of the Company’s shares.

Our ownership is highly concentrated in a few individuals.

There is a large portion of our stock owned by few individuals. As seen in the section Security Ownership of Certain Beneficial Owners and Management, 45.5% of our present outstanding voting securities are beneficially owned by a few shareholders. As a result, they possess significant influence and can elect a majority of our board of directors and to authorize or prevent proposed significant corporate transactions. This concentrated ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. In addition, we anticipate additional financing efforts in order to complete it business strategy. Some or all of such financing may be acquired by a single person or a relatively small group of persons that would have the effect of further concentrating the ownership.

Trading in our common stock is limited.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of its common stock could depress the trading price of its common stock and could have a long-term adverse impact on our ability to raise capital in the future.

Risks Related to the Offering

Holders of our common stock are subject to the risk of additional and substantial dilution to their interests as a result of the issuances of common stock in connection with the Series A Convertible Notes and Series A Warrants.

The following table describes the number of shares of common stock that were issued in connection with the conversion of the Convertible Debentures, and that would be issuable, assuming a full exercise of the Series A Warrants and assuming that the full principal amount of the Series A Notes outstanding as of the date of this Prospectus (excluding any interest accrued) was converted into shares of our common stock, irrespective of the availability of registered shares, and further assuming that the applicable conversion or exercise prices at the time of such conversion or exercise were the following amounts:

Shares Issuable Upon Conversion of $9,000,000 Principal Amount of Series A Notes having a conversion price of $.25 per share	Shares Issuable Upon Exercise of Series A Warrants having an exercise of $1.00 per share	Shares Issued Upon the Conversion of Previously issued Debentures having a conversion price of $.50 per share	Total Shares Issued or Issuable in Connection with Conversion or Exercise of Series A Notes, Warrants, and Convertible Debentures
36,000,000	22,500,000	5,171,719	63,671,719

The table assumes the hypothetical exercise of all of the Series A Warrants at an exercise price of $1.00 per share, and a conversion of all of the principal of the Series A Notes at a conversion price of $.25 per share.  As a result, we would issue a total of 63,671,719 shares of our common stock, which constitutes approximately 66% of the number of shares issued and outstanding prior to such issuances.  In addition, there are shares underlying the Series B Notes and Warrants.  The dilution factor of this additional series increases the shares to  84,796,719 or 88% of the issued and outstanding.  Although there can be no guarantee that the Selling Shareholders will exercise the Series A Warrants or convert the Series A Notes, or the other holders of the Series B Notes and Warrants will exercise their warrants or convert their notes, should they choose to do so, holders of our common stock would experience substantial dilution of their interests and these factors may have a depressive effect upon the market price of our common stock.    The impact of the exercise of the warrants in both cases is less because the Company would receive additional capital in exchange for the issuance of the shares, however the number of shares, the dilution and the impact of per share earnings will be effected.  We have, for purposes of the table, not included the interest shares that may be payable under the terms of the Notes.   As it stands the agreements provide for the payment of interest by share if and only if those shares are registered.  To date the interest payments have been cash only.

There is an increased potential for short sales of our common stock due to the sales by the Selling Sharholders of shares  issuable upon conversion or exercise of the Series A Notes and the Series A Warrants, and the shares of common stock that were issued upon conversion of the Convertible Debentures, which could materially affect the market price of our stock.

Downward pressure on the market price of our common stock that likely will result from sales by the Selling Shareholders of our common stock issuable upon conversion of the Series A Notes or exercise of the Series A Warrants, or the shares of common stock that were issued upon exercise of the Convertible Debentures, could encourage short sales of common stock by the Selling Shareholders or others.  A "short sale" is defined as the sale of stock by an investor that the investor does not own.  Typically, investors who sell short believe that the price of the stock will fall, and anticipate selling at a price higher than the price at which they will buy the stock.  Significant amounts of such short selling could place further downward pressure on the market price of our common stock, which could make it more difficult for existing shareholders to sell their shares.

The restrictions on the number of shares issued upon exercise of the Series A Warrants and conversion of the Series A Notes may have little if any effect on the adverse impact of our issuance of shares in connection with exercise of the Series A Warrants and conversion of the Series A Notes, and as such, the Series A Selling Shareholders may sell a large number of shares, resulting in substantial dilution to the value of shares held by our existing shareholders.

The holders of Series A Notes and Series A Warrants (collectively, the “Series A Selling Shareholders”) are prohibited, except in certain circumstances, from exercising the Series A Warrants and converting amounts of the Series A Notes to the extent that the issuance of shares would cause any Series A Selling Shareholder to beneficially own more than 4.99% of our then outstanding common stock.  These restrictions, however, do not prevent any Series A Selling Shareholder from selling shares of common stock received in connection with an exercise or conversion, and then receiving additional shares of common stock in connection with a subsequent exercise or conversion.  In this way, a Series A Selling Shareholder could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.  As a result, existing shareholders and new investors could experience substantial dilution in the value of their shares of our common stock.

The trading market for our common stock is limited, and investors who purchase shares from the Selling Shareholders may have difficulty selling their shares.

The public trading market for our common stock is limited.  As of the date of this registration statement, our common stock was listed on the OTC Bulletin Board.  Nevertheless, an established public trading market for our common stock may never develop or, if developed, it may not be able to be sustained.  The OTCBB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than other markets.  Purchasers of our common stock therefore may have difficulty selling their shares should they desire to do so.

It may be more difficult for us to raise funds in subsequent stock offerings as a result of the sales by the Selling Shareholders of our common stock  issuable upon exercise or conversion of the Series A Notes and the Series A Warrants, and our common stock that was issued upon conversion of the Convertible Debentures.

As noted above, sales by the Selling Shareholders of common stock issuable upon conversion or exercise of the Series Notes or Series A Warrants, or of the common stock that was issued to the Selling Stockholders upon conversion of the Convertible Debentures, likely will result in substantial dilution to the holdings and interest of current and new shareholders.  Additionally, as noted above, the volume of shares sold by the Selling Shareholders could depress the market price of our stock.  These factors could make it more difficult for us to raise additional capital through subsequent offerings of our common stock, which could have a material adverse effect on our operations.

Our common stock is considered a penny stock.  Penny stocks are subject to special regulations, which may make them more difficult to trade on the open market.

Securities in the OTC market are generally more difficult to trade than those on the Nasdaq National Market, the Nasdaq SmallCap Market or the major stock exchanges. In addition, accurate price quotations are also more difficult to obtain.  The trading market for our common stock is subject to special regulations governing the sale of penny stock.

A "penny stock," is defined by regulations of the Securities and Exchange Commission as an equity security with a market price of less than $5.00 per share. However, an equity security with a market price under $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

•	the equity security is listed on Nasdaq or a national securities exchange;

•
the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least $5,000,000, or (b) average annual revenue of at least $6,000,000; or

•	the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least $2,000,000.

If you buy or sell a penny stock, these regulations require that you receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock would be subject to Rule 15g-9 of the Exchange Act, which relates to non-Nasdaq and non-exchange listed securities. Under this rule, broker-dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

Penny stock regulations will tend to reduce market liquidity of our common stock, because they limit the broker-dealers' ability to trade, and a purchaser's ability to sell the stock in the secondary market. The low price of our common stock will have a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock may also limit our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of many institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, our shareholders will pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

We may face penalties if the registration process is delayed.

As a portion of our obligations under the sale of the Series A Notes and Warrants, we are required to file for registration for the underlying Shares and to have the registration deemed effective by the SEC within certain time frames.  There is no assurance that we will meet those deadlines, despite all our efforts.  In the event of delay, we will incur financial penalties in accordance with the transactional documents.  The use of resources to cover these obligation will take them from other plans and needs within the Company.

Forward-looking statements

Certain of the statements contained in this prospectus (other than the historical financial data and other statements of historical fact) are forward-looking statements.  These statements include, but are not limited to our expectations with respect to the development of a new offices or divisions; the achievement of certain revenue goals; the receipt of new business and contracts; and our intentions with respect to financing our operations in the future.  Additional forward-looking statements may be found in the “Risk Factors” Section of this prospectus, together with accompanying explanations of the potential risks associated with such statements.

Forward-looking statements made in this prospectus, are made based upon management’s good faith expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with such expectations, or that the effect of future developments on nCoat will be those anticipated by management.  Forward-looking statements may be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “anticipate,” “intends” and other words of similar meaning in connection with a discussion of future operating or financial performance.

You are cautioned not to place undue reliance on these forward looking statements, which are current only as of the date of this prospectus.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Many important factors could cause actual results to differ materially from management’s expectations, including those listed in the “Risk Factors” Section, as well as the following:

•	unpredictable difficulties or delays in the development of new products and technologies;

•	changes in U.S. or international economic conditions, such as inflation, interest rate fluctuations, foreign exchange rate fluctuations or recessions in nCoat’s markets;

•	pricing changes to our supplies or products or those of our competitors, and other competitive pressures on pricing and sales;

•	difficulties in obtaining or retaining the management, engineering, and other human resource competencies that we need to achieve our business objectives;

•	the impact on nCoat or a subsidiary from the loss of a significant customer or a few customers;

•	risks generally relating to our international operations, including governmental, regulatory or political changes;

•	transactions or other events affecting the need for, timing and extent of our capital expenditures; and

•	the extent to which we reduce outstanding debt.

Use of Proceeds

All of the shares of common stock issued in connection with exercises of the Series A Warrants and the Convertible Debentures, if and when sold, are being offered and resold by the Selling Shareholders or their pledgees, donnees, transferees, or other successors in interest. We will not receive any proceeds from those sales. We will, however, receive as much as $22,500,000 upon the exercise for cash of Series A Warrants to purchase 22,500,000 shares of our common stock. We expect to use the proceeds from the exercise for cash of these warrants for working capital purposes; however, there can be no assurance that any of the warrants will be exercised.

We used the proceeds from the sales of the Series A and B Notes and the Convertible Debentures for working capital, general corporate purposes, acquisitions, and the repayment of certain indebtedness.

DESCRIPTION OF BUSINESS

nCoat History

Overview

nCoat, Inc., was incorporated as Tylerstone Ventures Corporation under the laws of the state of Delaware on September 24, 1998, with authorized common stock of 25,000,000 shares at a par value of $.001. Tylerstone was formed to develop a commercially profitable mining claim, including phases of data acquisition, aerial photograph interpretation, base map preparation, prospecting and report writing, as described in the appropriate periodic reports filed by the Company with the United State Securities and Exchange Commission (the “SEC or “Commission”).

In the fall of 2006, the Tylerstone management began discussions with the management of nCoat, Inc.  These discussions and eventual negotiations considered the possible mutual interest between the parties for possible economic business opportunities because by becoming a wholly owned subsidiary of Tylerstone, our shareholders could get greater liquidity because Tylerstone’s common stock is publicly traded on the OTC Bulletin Board and Tylerstone would gain an operating subsidiary.

On February 3, 2007, Tylerstone entered into Share Exchange Agreement (the “Agreement”) with nCoat Auto (formerly known as nCoat, Inc.) for the purpose of acquiring all of the issued and outstanding shares of common stock of nCoat Auto, par value $0.001 per share (“nCoat Auto Common Stock”), in exchange for new shares of  Tylerstone’s common stock, par value $0.0001 per share (“Company Common Stock”).

On February 14, 2007, the parties to the Agreement completed the final steps of that Agreement (the “Closing”) as contemplated by the Agreement. Pursuant to the terms of the Agreement, the Company acquired 11,554,545 shares of nCoat Auto’s Common Stock from all shareholders of nCoat Auto which represented 100.0% of the issued and outstanding shares of nCoat Auto’s Common Stock, in exchange for 2,542,000 pre-split shares of  Company  Common Stock, which represents 57.75% of the issued and outstanding shares of Company Common Stock.  As a part of the Agreement, our existing shareholders returned 750,000 outstanding pre-spilt shares of Company Common Stock for no consideration which shares were canceled.  Within a few days of the formal closing, our  forward 20:1 split of the Common Stock was recognized by NASDAQ.

In connection with the Closing, Tylerstone changed its name to nCoat, Inc. As used in this registration statement, the terms, “nCoat,” “Company,” and “Registrant” means nCoat, Inc., and its subsidiaries, taken as a whole, unless the context indicates otherwise. The historical financial information contained herein, prior to the Closing refers to the historical financial information of the nCoat Auto.

Background and History of nCoat Auto and its Operating Subsidiaries and Affiliates

Following the Closing, we changed our operations to those of nCoat Auto’s. As such, the discussions of our business in this registration statement include the new business focus as described below. Although we still hold title to the mineral claim in which, we have suspended our previous business activities and have determined that it is in our best interest to give up all rights to the mining claims.

Through our subsidiaries, we provide specialty coatings as well as traditional, surface coatings, designed to provide heat management, corrosion resistance, friction reduction, abrasion protection, enhanced appearance, and bond strength.  Using nano-scale particles combined with proprietary binding technology, chemistry, and processes, we have developed surface treatment materials and processes that are used in  a range of industries, including automotive, diesel engine, trucking, recreational vehicle, motorcycle, aerospace, and oil and gas industries.

As an integral part of our strategic plan, we anticipate acquiring respected, customer-rich, revenue-positive companies in the fragmented high performance coatings industry and providing capital and nanotechnology-based product innovation to foster their growth. We then will introduce our nano-coatings to the acquired company’s enterprise customers as the next generation of coatings technology. This acquisition process began in September 2005 with the acquisition of High Performance Coatings, Inc. (“HPC”) and continues with the recently announced acquisition of Metallic Ceramic Coatings, Inc. (“MCCI”), which has been doing business under the brand name of Jet-Hot®.

We are headquartered in Whitsett, North Carolina along with HPC’s newest and largest plant launched there in October, 2006.  HPC has additional plants in Oklahoma City, Oklahoma; Chandler, Arizona; and Bluffdale, Utah.  The recent acquisition of MCCI  brings  three additional operational production facilities in Quakertown, Pennsylvania, Pascagoula, Mississippi and Tempe, Arizona (the HPC plant will integrate its operations with the Jet-Hot plant)  that we will use to develop a greater market breadth.    In addition to the production and market penetration of these two subsidiaries, we have also formed  nTech, Inc. (“nTech”)  designated to develop and hold proprietary intellectual property and to focus on executing our   distributed production and licensing strategy. We have two facilities in Arizona with the recent acquisition of MCCI, and we are working to consolidate these two facilities into one operation.  We should have that integration complete before the end of the fourth quarter of 2007.

Through its subsidiaries, including the most recent acquisition MCCI, nCoat currently operates seven production facilities in Pennsylvania, Mississippi, Oklahoma, Utah and Arizona, as well as our new state of the art production facility in North Carolina which opened in October, 2006.  In preparation for our anticipated growth through acquisitions and internal growth of existing operating entities, we have incurred a one-time set of expenses and capital expenditures in 2006 as reflected in the financial statements included herein. We have added facilities, personnel, systems and processes to support business growth and acquisition activities. Details of these expenses are discussed in the Management’s Discussion and Analysis Section below.

In September 2005, we  acquired HPC, a 23-year old Oklahoma company that has specialized in thermal barrier, corrosion resistant, lubritic and appearance high performance coatings for the motor sports and other industries. Building on these race car roots, we have expanded HPC's market-base beyond coating specialized engines and exhaust systems, to include corporate accounts of manufacturers of commercial trucks, recreational vehicles, defense applications, motorcycles, aerospace components, aviation parts, oil and gas industry suppliers, energy producers and other sophisticated users, while continuing to provide coatings and services to the after-market customer.

We have over 9,000 customers presently being served by 160 employees.

In June, 2007, we acquired Metallic Ceramic Coatings, Inc. (MCCI), which was founded in 1981 and incorporated in 1983.  MCCI’s corporate headquarters are located in  King of Prussia, Pennsylvania. MCCI  does business under their market brand, Jet-Hot. Jet-Hot was developed by MCCI (Metallic Ceramic Coatings, Inc.) under the trade name JET-HOT Coatings now in their third generation of performance enhancements, JET-HOT offers thermal barrier and corrosion resistance coatings applied on autos and bikes ranging from street rods and dragsters to classics and exotics,  snowmobiles and over-the-road trucks. Jet-Hot also produce and apply coatings for improved durability, performance and appearance of manifolds, side pipes and valve covers. In accelerated salt-spray tests conducted in accordance with ASTM B117, JET-HOT corrosion barrier coatings lasts over 14 times longer than chrome and more that 140 times longer than high-temperature paint, enduring more than 5,000 hours.

Jet-Hot’s  first products and customers were in military applications on jet-fighter engines and submarine parts subjected to high temperatures, cyclical stress loads and corrosive environments. Jet-Hot  supplied proprietary coatings used to protect parts on aircraft-carrier launch systems for the US Navy and armored vehicles for the US Army. Shortly thereafter, Jet-Hot introduced automotive products for performance racing and consumer applications.  Racing teams began to use the coatings for safety factors by reducing header-surface temperatures, quick cool down and horsepower enhancements. In the 1990s, JET-HOT became the only coating company to support racers with contingency-award payouts and continues to do so today.

Jet-Hot continues to innovate new coatings to add to their intellectual property portfolio of trade secret formulas, processes and equipment. Formulas include proprietary micron particulate coatings primarily focused on ceramic/metallic technology innovations. Jet-Hot operates three production factories in Pennsylvania, Mississippi, and Arizona and has approximately 80 employees.

The Coatings Industry

The general global coatings industry is a long-established, $23 billion market with multiple competitors. The commodity coatings market segment which encompasses more than 85% of the market includes those coatings that are typically within the paint, varnish, sizing, primers and other metal pre-treatments and the like. This segment has been dominated by large multi-national companies. These companies include Akzo Nobel Coatings, PPG Industries, Sherman-Williams, ICI Paints, DuPont Coatings & Color Technologies Group, BASF Coatings AG, SigmaKalon Group BV, Valspar Corp., Nippon Paint Co. Ltd., Kansai Paint Co., and Ltd. RPM, Inc., making up the top ten in annual revenues. In the fragmented high performance coatings sector, very few of these companies have developed and are utilizing nanotechnology in their commercialized formulations and processes. Our products incorporate traditional coatings with components and processes that include micron-sized properties as well as nano-scale formulations with additional properties. The relative size of this new scale deals with particles and processes one thousand times smaller than the traditional coatings on the market today, allowing for combinations, properties and processes that provide additional protections and performance.

The competition in the high performance coatings industry, a market segment of more than $3.7 billion in annual revenues, is characterized by hundreds of small privately owned coatings companies with market share in several market segments. Most of the US firms are small, local or regional applicators, with many that use supplied third-party coatings. No single company dominates the marketplace. This is especially true in the automotive original equipment manufacturers (“OEM”) and aftermarket industries. Resulting from the relative small size of competitors in this market space, there is little product research and innovation and even less production innovation. HPC excels because of its research and engineering expertise. HPC and Jet-Hot are two of fewer than a dozen companies that could be considered large enough to be known nationally.

Our Product and Service Focus

We have multiple high performance coating products using proprietary chemical formulations for coating metallic, ceramic, fabric and multiple other materials. These coatings provide functionality that currently solves costly problems in many industries that arise from technology advances. Key emerging problems to be solved by these coatings include; (i) high heat generated by higher speeds of machines, (ii) tensile strength and heat resistance of new composite materials, (iii) corrosion and abrasion occurring in new areas of exploration (space, high altitude, water, extreme temperature conditions, etc.), (iv) degradation of common metals from high acidic and heat conditions to meet new, aggressive federal pollution restrictions, (v) abrasion created by miniaturization through computerization, and (vi) materials degradation from high speed manufacturing systems causing heat and bonding.

Following is a chart showing some of nTech’s proprietary high performance coatings, their functionality and some of the markets in which these coatings are or can be used:

HPC Product	Functionality	Markets(s)
H-Series - Hi-Per Coat	High temperature coatings engineered to provide outstanding corrosion protection.	Automotive OEM, Automotive Aftermarket, Aerospace, Defense, Gas/Oil Production, Petro-Chemical Industry, Recreation, Vehicles, Heavy Trucking, Trucking Aftermarket, Racing, Medical , Marine
R-Series Hi-Per Coat Extreme	High temperature coatings designed specifically for the glass industry.	Glass Industries, Medical, Marine, Communication/Computer, Beverage
E-Series Hi-Per Coat Extreme	High temperature coating engineered to provide thermal fatigue oxidation protection up to 2,200° F while reducing temperatures by 48%.	Automotive OEM, Automotive Aftermarket, Aerospace, Defense, Gas/Oil Production, Heavy Trucking, Racing, Marine
HPC Series (Solid Dry Films)	Coatings engineered to reduce friction.	Automotive OEM, Automotive Aftermarket, Aerospace, Defense, Gas/Oil Production, Petro-Chemical

While we will continue to sell our  traditional high performance coating products, we will focus in the near term on disruptive  proprietary nanotechnology products developed at nTech to create highly differentiated market advantages and revenue from nano-formulated products.

We have two fairly distinct markets and market distribution approaches for each of these markets.  The “aftermarket” coatings segment of our business includes smaller individual users of our products and services.  In most cases these are the hobbyist, the small race car or performance automobile owner.  Our marketing methods here are media presence: internet web pages, advertising in trade journals and hobbyist periodicals, handling of plant walk-in traffic, word of mouth, educational opportunities with trade schools and organizations and other retail-oriented marketing.  The sale of services, coating or accessories is mostly regional to each of the plant locations. We generally receive the customer’s parts to be coated either by direct walk-in delivery or by normal mail or freight services.  After we complete the application process, we return the parts by the same methods.  Our OEM marketplace marketing is conducted in a manner that includes the media presence suggested above, however, we are much more involved with technical meetings with engineering staffs of the larger customer.  The main thrust of our activities here include direct contact by sales personnel, personal relationships and referral from other large companies.  With very few exceptions, the parts are truck shipped to the plant that will undertake the work, in most cases the closest plant to the customer.  Once the work is completed, the finished work is shipped back the same way.  We sell our coatings and ship finished work directly to customers, rather than through dealers or agents.

Sources and Availability of Raw Materials

Our proprietary blend of formulations begins with components that are readily available from a series of raw material vendors, including Brenntag Chemicals, Chemcentral Chemicals and Valimet, Inc. Our formulations include readily available ingredients, there are a number of supply sources and we have a diversified purchasing program. As a result, we are able to continually produce our coatings on a regular and manageable scale. We are not materially dependent on one or more suppliers and we do not have any agreement with any supplier.

Our Customers

Our business was originally based on the small individual customer ranging from a single automotive racing enthusiast building a race car, or rebuilding a classic car or crafting a street rod on weekends.  During the last two years we have expanded our market to include the regional tier one suppliers and OEM customers.  We derive as much as 40% of our revenues from our OEM customer base of more than fifty separate accounts.  Currently, we are not dependent on one or a few major customers and no single customer represents more than 5% of our business. We acquired MCCI, with its business emphasis in the aftermarket sector in order to help us diversify our revenue base even further.

Sales and Marketing Efforts

Our sales efforts are focused on the auto-aftermarket industry, on the OEM industry and on Distributed Production opportunities. OEM sales prospects may be candidates for production at an HPC or MCCI plant or for on-site distributed production. Seven of our employees are responsible for sales.

Marketing efforts support all sales groups. Marketing activities include direct website sales, direct mail, trade shows, print advertising, internet advertising, racing sponsorships, public relations, collateral materials, and many others. Our marketing department is also responsible for corporate, division and product branding. Four of our employees are responsible for marketing.

In the fiscal year ended December 31, 2005 we spent $199,126 on sales and marketing efforts.  In the fiscal year ended December 31, 2006 we spent $1,004,341 on sales and marketing.

Our Research and Development

nTech is engaged in an active and extensive research and develop program focused both on continual improvement of existing coatings and development of new coatings products and binders, including nano-formulated coatings. Research is conducted and testing performed at proprietary labs, outside third party labs and customer facilities.  In the fiscal year ended December 31, 2005 we spent $188,887 on research and development efforts.  In the fiscal year ended December 31, 2006 we spent $951,501 on research and development.  None of the expenses in these two categories has been borne directly by a customer or customers.  nTech is responsible for blending and mixing all coatings for HPC and Jet-Hot.

Our Intellectual Property

nTech holds more than 30 proprietary coatings trade secrets, patent pending and patents with the majority held as proprietary trade secret intellectual properties. In addition, nTech has applied for five new patents on nano-formulated coatings, the application processes and equipment used to formulate and apply those coatings. nTech is also under exploration for patents on additional nano-formulations, equipment and/or processes. nTech holds additional engineering trade secrets on processes, procedures and equipment used to formulate and apply non-nano coatings.

All key employees have signed confidentiality and non-competition agreements with us. In addition, all employees are obligated to protect our confidential information. Where appropriate for our business strategy, management will continue to take steps to protect intellectual property rights.

We have submitted the following patent applications with the United States Patent and Trademark Office:

1.	High Temperature, Corrosion Resistant Nano-particulate Protective Coating Applied to Engine Valves.

2.	Methods For Coating Engine Valves with High Temperature Coatings
3.	Apparatus for Coating Engine Valves with High Temperature Coatings
All such patents are presently pending

4.	The first three were combined and filed as an international patent application
Such application is pending

5.	High Temperature Coatings Incorporating Nano-particles (two claims in one patent)
6.	Heat Resistant Composite Materials Containing Nano-particulate Coatings and Binders

nTech coatings are mixed in-house at facilities secured separately from application production facilities. Formulations are kept in multiple secure facilities off-site. nTech personnel working with coatings formulations sign stringent non-disclosure, non-circumvention and assignment agreements with nTech. nTech does not conduct customer tours of mixing facilities. A limited number of nTech employees under non-disclosure and assignment agreements have access to and full knowledge of proprietary formulations.

Our Facilities

As of the date of this prospectus, nCoat and nTech employ people in both North Carolina and Utah. HPC has employees at production facilities in North Carolina, Oklahoma, Arizona, and Utah. Jet-Hot employs personnel in production facilities in Pennsylvania, Mississippi and Arizona and has a separate company headquarters located in King of Prussia, Pennsylvania.

Change in Fiscal Year

We have adopted nCoat Auto’s fiscal year ending December 31 and will prepare and file financial reports and other reports based on the fiscal year end.

Competition

The general coatings industry is a long-established market with multiple competitors. The industry has grown from $9.2 billion in annual revenue 2000 to over $23 billion at year end 2006. The commodity coatings market segment (paint, varnish, sizing, metal pre-treatments, etc.) is dominated by large multi-national companies, such as Akzo Nobel Coatings, PPG Industries, Sherman-Williams, ICI Paints, DuPont Coatings & Color Technologies Group, BASF Coatings AG, SigmaKalon Group BV, Valspar Corp., Nippon Paint Co. Ltd., Kansai Paint Co., and Ltd. RPM, Inc., making up the top ten in annual revenues.

The high performance coatings market segment had aggregate revenues of over $3.7 billion in 2006 with annual growth of over 12%. Competition in the high performance coatings industry (sometimes referred to as durable equipment coatings or specialty coatings) is characterized by more than 600 small coatings companies in the U.S. with average revenue under $3,000,000 annually and small market share in several market segments. The European market has over 900 small coatings companies. Many of these companies have one to several revenue accounts with major multi-national companies who employ their services for performance coatings. There are few large performance coatings companies operating in these industries.

We compete with others in our market segment through a continued media presence: internet web pages, advertising in trade journals and hobbyist periodicals, handling of plant walk-in traffic, word of mouth, educational opportunities with trade schools and organizations and other retail-oriented marketing.  The sale of services, coating or accessories is mostly regional to each of the plant locations. We generally receive the customer’s parts to be coated either by direct walk-in delivery or by normal mail or freight services.  After we complete the application process, we return the parts by the same methods.  Our OEM marketplace marketing is conducted in a manner that includes the media presence suggested above, however, we are much more involved with technical meetings with engineering staffs of the larger customer.  The main thrust of our activities here include direct contact by sales personnel, personal relationships and referral from other large companies.  With very few exceptions, the parts are truck shipped to the plant that will undertake the work, in most cases the closest plant to the customer.  Once the work is completed, the finished work is shipped back the same way.  We sell our coatings and ship finished work directly to customers, rather than through dealers or agents.

Regulation

Governmental regulations, particularly those in the U.S. have had a two-edged impact on the coatings industry.  There have been increasing concerns for the environment with the passage of regulations which restrict the amount of volatile organic compounds (VOCs) which can be released with the manufacture and application of both commodity and high performance coatings.  There have been stricter regulations on the waste side of the coating manufacturing and application.  This continuing upward pressure on the formulations and applications of coatings has required the industry to seek “cleaner” methods, and environmentally safer coatings.  We have recognized these issues and is continually working to anticipate and adjust their proprietary formulation to meet the changing regulatory landscape.  On the other hand, it is because of the far-reaching effect of the very same environmental issues that manufacturers of trucks, equipment, engines, and others including nCoat’s present and potential customer base are seeking higher and better performance from the coatings available in the marketplace.  Recirculation of exhaust gases in internal combustion engines in attempt to lower the release of pollutants as mandated, has engine manufacturers seeking thermal and corrosion protection for the hotter-running motors.

Our operations are subject to the annual purchase and maintenance of permits allowing us to generate small amounts of potentially hazardous waste.  Any such waste is stored for a very short time at the respective plant and picked up for disposal by professional waste handlers.  The cost of the permits and the waste disposal for all of our operations is less than $10,000.00 a year.

Employees

As of October 4, 2007, we employed a total of approximately 160 persons in the United States. The follow table sets out the location and number of those employees:

Company	Location	Full time	Part time	Total
nCoat	North Carolina	7		7
	Utah	10		10
HPC	North Carolina	45		45
	Oklahoma	23		23
	Utah	18	1	19
	Arizona	3		3
nTech	North Carolina	3		3
	Utah	8		8
MCCI	Pennsylvania	17		17
	Mississippi	17		17
	Arizona	8		8
TOTALS		159	1	160

Description of Property

All of the facilities of the Company are leased.  The following table set forth a summary of these leases:

Company	Location	Office Space	Production Space	Total	Annual Rent expense	Expiration Date
nCoat	North Carolina	12,000		12,000	$204,338	3/31/11
	Utah	7500		7500	$ 88,992	6/30/08
HPC	North Carolina	*	51600	51600	**	3/31/11
	Utah	*	8500	8500	***	6/30/08
	Oklahoma	*	17000	17000	$ 15,000	N/A (month-to-month)
	Arizona	*	2800	2800	$ 28,800	N/A (month-to-month)
nTech	North Carolina	****		0	**	3/31/11
	Utah	****		0	***	6/30/08
MCCI	Pennsylvania	5,000		5,000	$ 65,000	12/31/10
	Pennsylvania	*	9,840		$ 34,949	1/30/10
	Mississippi	*	30000	30000	$ 28,980	N/A (month-to-month)
	Arizona	*	15000	15000	$ 78,024	N/A (month-to-month)
TOTALS		22,000	55000	156,900	$544,083

*Although the table does not show office space in a number of the facilities, operational management personnel are officed within the site and the square footage set forth as production space includes these amounts.
** The North Carolina location lease encompasses nCoat, HPC and nTech under a single lease with an annual rent expense of $204,338.
*** The Utah location lease encompasses nCoat, HPC and nTech under a single lease with an annual rent expense of $88,992.
**** nTech’s office personnel are presently sharing office space within the nCoat office space listed.

We believe that the facilities are well maintained, and are generally suitable and adequate for our current and projected operating needs.

We have previously filed as exhibits copies of the significant leases (see the exhibit index to the registration statement which this prospectus forms a part of).  There are no leases for the Mississippi or Arizona facilities.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  As of the date of this Prospectus, was not aware of any such legal proceedings or claims against it or its subsidiaries that it believes will have a material adverse affect on business development, financial condition or operating results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our Business Strategy

 Our principal business strategy includes the following components:

Acquisitions.  We completed the acquisition of HPC and MCCI which have given us a base of operations and market presence.  During the next three years, we will identify additional specific target companies for acquisition.  The high performance coating industry includes a number of “sub-niche” sectors, such as piston manufacturing and protection, lubritic dry film coatings, coating for weapons and military applications, gas and oil tools, valves and pipelines, marine applications, both in engine parts and anti-fouling technologies to name just a few.  The fragmentation of the industry provides us with a large number of small to medium size companies that we will investigate to determine our best additions to our first two acquisitions.

Internal Organic Growth. We have already taken the existing “book of business” of our two subsidiaries and introduced into it additional products, both as cross sales from the sister company’s product lines as well as the introduction of nano-formulated coatings.  Our emphasis on the after-market retail customer is one of the two major sectors of our business.  In additional to the aftermarket sector, we have already developed and are presently developing additional customers in the OEM sector.  One of our strongest sources for internal organic growth in the next three years is an emphasis by the manufacturers of diesel, gasoline and hybrid fueled engines to meet demanding environmental requirements imposed on their respective industries as we seek to improve emissions, fuel economy and safety.

Distributed Model Development. The “distributed” business model is our establishment of on-site coatings application as part of the assembly-line process within the manufacturing and/or assembly process of a large customer.  We have already undertaken this approach with one of our OEM customers and are presently in discussion with others.  The savings on handling, shipping, inventory, logistics management and other similar expenses that comes from having the on-site “plant” is the main element of interest for our larger customers.  We are presently in discussion with other customers to increase the awareness of the benefits of this approach.

Licensing Intellectual Property.  Within the next twelve months, we intend to enter into protective “field of use” licensing with some of the manufacturers that may be tier-one suppliers of large OEM companies or who deploy a distributed production model described above. However, unlike the distributed model where application expertise and management control are inherent elements of the model, our “field of use” license agreements supply proprietary coatings to third parties already applying coating at their plants.  The license agreements will be limited to targeted applications and industries and structured as joint ventures to avoid creating competition in our own current market space.

Strengthen nTech's research and development efforts. We have entered into a series of discussions with outside research and development groups, including technology transfer offices of universities, private laboratories and other small start-up technology companies for the express purpose of continuing to strengthen and exploit our research and development capacities.  We expect to formalize these discussions prior to the end of the fourth quarter of this year.  All of nTech’s research activities are focused on projects that can show commercialization within three to six months, rather than long term R&D projects. Many research projects are driven by direct requests from customers seeking immediate solutions to present critical problems.

Acquisitions

Management believes that there is a strategic acquisition opportunity resulting from the market dynamics of the high performance coatings markets. Acquisitions of HPC and Jet-Hot have further validated our strategic research. We expect to search for, complete due diligence on and acquire other coatings companies that (i) have a customer base that includes enterprise level customers in a mature market, (ii) enjoy strong and stable market presence in our targeted primary markets, (iii) are profitable, (iv) have a brand presence similar to HPC, and (v) have an existing product mix whose performance and functionality can be significantly improved by the integration of nanotechnology know-how.

Acquisition of Jet-Hot

With respect to the acquisition of Jet-Hot, we believe key synergies to our business plan include:

1.         Jet-Hot has a plant in Arizona as does HPC. The plants are about 10 miles apart. We expect to consolidate those plants prior to the end of the 4th quarter 2007.
2.         Jet-Hot plants are built for high through-put and packaging of individual aftermarket production. HPC plants are built for high volume of OEM parts production.
3.         Two corporate headquarters exist. We expect to consolidate accounting, human resources, legal, purchasing, sales and marketing, R&D and company management.  We expect to consolidate the administration to the North Carolina headquarters prior to the end of the 4th quarter of 2007.
4.         HPC and JET-HOT sales and marketing groups will be consolidated for maximum production and efficiency, including advertising budgets prior to the end of the 4th quarter of 2007..
5.        We expect to consolidate R&D and technical services to nTech, for efficiency and intellectual synergies prior to the end of the 4th quarter of 2007..
6.         HPC and JET-HOT sales prospects include many of the same names, including several where the two companies are the only two competitors for the account. We will sort this list into HPC and MCCI responsibilities and create a non-competing sales effort before the end of the 4th quarter of 2007.
7.         We have acquired sufficient market and operational experience to realize that a single coating entity has a competitive disadvantage in attempting to create high volume productions of both aftermarket parts and OEM parts.  The addition of MCCI allows us to create focused plants for each of our major market sectors.
8.         Competition between MCCI and HPC for stand-alone coatings sales (no applications services) will be eliminated and we will carry one “best of breed” coating from each area in which we have needs.  We expect to complete this portion of the integration before the end of the 4th quarter of 2007.
9.         JET-HOT has more thermal barrier customers than HPC. HPC has more corrosion resistance and lubritic coatings customers than JET-HOT. Cross selling can occur to each company’s customer base to raise same-customer revenue. In addition, JET-HOT does not currently sell internal engine coatings. Their product line is for coatings on external parts only. HPC internal engine coatings can now be offered to all of JET-HOT’s approximate 9000 annual individual aftermarket customers.

Explanatory Note: Financial Statements ending December 31, 2006 together with the following management discussion and analysis relates to the original nCoat, Inc., the privately held company that changed its name to nCoat Automotive Group, Inc. (nCoat Auto) as part of its entry into a share exchange agreement with Tylerstone Ventures Corporation (“Tylerstone”) in February 2007. Any references in the financial statements or in this section that refer to “the Company” refer to nCoat Auto, not to the later merged Tylerstone/nCoat, Inc.

There is limited historical financial information about us upon which to base an evaluation of our performance. nCoat Auto has been in existence since September 2004 and incorporated in early 2005. In September of 2005, it purchased High Performance Coatings, Inc. (HPC), an operational coatings company which is responsible for the majority of the nCoat-consolidated revenues. nCoat Auto also created in 2006 an intellectual property and development group, nTech, Inc. (nTech) that, at December 31, 2006, had generated minimal revenue reported in the consolidated financials. We merged with nCoat Auto in February of 2007 and adopted its fiscal year, its operations and its financial history.

Our continued existence and plans for future growth depend on our ability to obtain the capital necessary, either through the issuance of additional debt or equity instruments, to operate until the profitability occurs through the generation of revenue. We will need to raise this capital to fund both the normal operating costs and expansion efforts. If we are not able to generate sufficient revenues and cash flows or obtain the necessary funding, we will be unable to continue as a going concern. As disclosed in the May 17, 2007 report of the independent auditors related to our financial statements for the fiscal year ended December 31, 2006, our recurring losses and negative cash flows from operations raises substantial doubt about our ability to continue as a going concern. Our working capital deficiency as at March 31, 2007 was $9,623,195 with accumulated losses from the date of inception of $11,276,381. We entered into a share exchange agreement in February 2007; have engaged an investment banking firm to assist in raising new capital; have increased operating activities focused on the marketing of our products and have been negotiating sales agreements all to enable us to generate sufficient cash flow for us to continue as a going concern. If we does not receive sufficient funds to settle amounts owed to creditors and pay future expenses, there is the possibility that we would be unable to continue.

At December 31, 2006, we had assets of $6,227,569, and liabilities of $9,337,318. Amounts owed to related parties have no specific terms of repayment and bear no interest. Prior to the merger with Tylerstone, nCoat Auto entered into a funding arrangement with Tylerstone for debenture-based financing to support our requirements. At December 31, 2006, we had used $1,750,000 of these funds. Terms of the debentures call for interest at one-half percent over Wall Street Journal prime.

Off-Balance Sheet Arrangements

Our off-balance sheet arrangements include operating leases for production facilities and office space.

Our Operating Results

Performance in Third Quarter of 2007 Compared to Third Quarter of 2006

Performance Overview

The quarter to quarter increase in revenue of approximately $1.3 million was attributable to the June 29, 2007 acquisition of MCCI. HPC revenues were slightly less than those in the same period in 2006 and continue to be impacted by changes being implemented by our diesel engine manufacturing customers. According to industry sources, heavy-duty truck sales have fallen 42.5% for the first eight months of 2007.  One major truck manufacture reported a 71% decrease in year to year unit sales. Beginning in January 2007, our diesel engine manufacturing customers were required to introduce new engine platforms to meet new Environmental Protection Agency (EPA) requirements to lower harmful particulates in engine emissions in order to comply with Federal clean air standards. nCoat sells and applies coatings that aide diesel emissions systems to meet these new standards. Our customers’ introduction of the new engine platform created increased sales of engines manufactured in the 2006 model year prior to introduction of the new 2007 engines.

Cost of Sales.

Cost of sales as a percentage of sales decreased from 110% in the third quarter of 2006 to 64% for the quarter ended September 30, 2007. With the acquisition of MCCI, we have increased the percentage of our business related to after market products, which typically have a higher margin than our OEM products. Costs in 2006 were inflated due to the use of temporary labor, excessive overtime, high transportation costs and the associated costs related to the ramp up in production.

General and Administrative Expenses ..

General and administrative expenses for the quarter ended September 30, 2007 increased by approximately $888,000 and decreased as a percentage of sales from 112% to 89% for the same period in 2006. The 2007 general and administrative expenses include costs related to our first year operating as a public company and the associated costs of nCoat, which reflect the costs related to the infrastructure created to support the aggressive acquisition and growth plan for the Company.

Sales and Marketing Expense.

Sales and marketing expense for the three months ended September 30, 2007, increased by approximately $27,000 and decreased to 14% of sales compared to 27% for the same period in 2006.  This increase in 2007, when compared to the same period in 2006, is attributable to higher marketing costs at MCCI to promote its aftermarket products.

Interest Expense.

The increase in interest expense reflects the impact of the write-off of all remaining debt discount, deferred loan costs and redemption premium related to acceleration of the maturity date for the Series A and Series B Convertible Notes.  In the third quarter of 2007 a total of $15,920,903 was charged to interest related to this acceleration, consisting of $11,909,722 debt discount, $3,062,500 redemption premium and $948,681 of deferred loan coasts.

Earnings per Share.

As a result of the share exchange transaction discussed in the filing, exercise of warrants, conversion of debt the number of outstanding shares have increased to 96,650,451 and the weighted average shares have increased from 33,660,000 for the three months ended September 30, 2006 to 89,496,127 at September 30, 2007.

The Company incurred losses of $18,253,678 and $2,462,397 during the three month periods ended September 30, 2007, and September 30, 2006, respectively.

Performance in the First Nine Months of 2007 Compared to First Nine Months of 2006

Performance Overview

When compared to the nine month period ending September 2006, the year to date increase in revenue of approximately $922,000 is attributable to the acquisition of MCCI on June 29, 2007. Factors impacting our year to year revenue comparisons include the impact of the reduced number diesel engines being produced by our customers and the impact of nonrecurring source of revenue. Revenue in 2006 included approximately $900,000 of nonrecurring revenue from fulfilling a one-time contract for a major motor motorcycle manufacturer that utilized our coatings services while their vendor rebuilt a facility following a fire.  After a three year relationship with us, a major OEM Diesel engine manufacturer, which from time to time represented as much as 20% of our revenue, consolidated their manufacturing operations to Europe.  Due to this change, the cost of transporting parts to our facility caused the customer to discontinue using our coatings.

Cost of Sales.

Cost of sales as a percentage of sales decreased to 76% for the nine months ended September 30, 2007, compared to 87% for the same period in 2006. Although there was improvement in the third quarter, our year-to-date cost of sales continue to be impacted by  the higher cost associated with the usual and customary costs related to the start-up of a new facility.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2007 increased by approximately $3.5 million to 127% of sales compared to 71% for the same period in 2006. The expense for the period reflects the grant of shares of common stock to employees during the first and third quarter and the related expense of $1,222,044. The 2007 increase over the same period in 2006 also reflects costs related to creating and operating a public company and the costs related to the infrastructure created to support the aggressive acquisition and growth plan for the Company.

Sales and Marketing Expense

Sales and marketing expense for the nine months ended September 30, 2007, decreased by approximately $250,000 and decreased to 13% of sales compared to 22% for the same period in 2006.  This decrease in 2007, when compared to the same period in 2006, is attributable to a major sales campaign which began in the second quarter of 2006. The Company has not conducted a similar campaign in 2007.

Interest Expense.

Interest expense increased by approximately $16 million for the nine months ended September 30, 2007.  This increase reflects the impact of the write-off of all remaining debt discount, deferred loan costs and redemption premium related to the acceleration of the maturity date for the Series A and Series B Convertible Notes.

Earnings per Share.

As a result of the share exchange transaction, issuance of employee stock, exercise of warrants and conversion of debt, the number of outstanding shares has increased to 96,650,451 and the weighted average shares have increased from 30,484,175 for the six months ended September 30, 2006 to 78,618,770.

The Company incurred losses of $23,440,334 and $4,257,999 and used $3,818,531 and $2,092,546 of cash in operating activities during the periods ended September 30, 2007 and September 30, 2006, respectively.

Financial Statements, One-Time Charges and Capital Expenditures

We continued to feel the effects of and experience higher costs related to preparing for accelerated growth through acquisitions and organic internal growth of existing operating entities. In 2006, we added facilities, personnel, systems and processes to support business growth and acquisition activities. These expenditures we discussed in the Company’s current report on Form 8K filed on May 18, 2007.  Areas where expenditures and one-time expenses impacted the first nine months of 2007 were:

1.	Facilities
a.
We incurred additional expenses related to the opening a facility closer to our customer base in North Carolina, tooling and prototyping for new accounts, aftermarket finishing equipment, staging and cleaning equipment were added.

b.
We transferred additional production of high volume “H Series” and “S Series” OEM accounts from the HPC Utah facility to the North Carolina facility. HPC continued to retool the Utah facility to meet production requirements for high volume “E-Series” production for new customers in the diesel engine trucking industry.

2.	Headquarters Relocation
a.
Corporate headquarters was moved from Utah to North Carolina  This relocation began in 2006 and has continued through 2007. Key employees have been relocated to North Carolina and new offices were established at the North Carolina production facilities.

3.	Personnel
a.
The Company hired personnel in 2006 to ramp production, prepare for acquisition, transition and integration and to prepare for registration with the Securities and Exchange Commission. We have focused on completion of Standard Operating Procedure documentation, preparation of information systems, accounting, human resource, production, communications, mixing and blending, strategic finance and other systems to accommodate rapid growth from internal and acquisition growth..

4.	Public Company Preparation
a.
In the first quarter of 2007 one-time expenses were incurred in connection with preparation for merger with a publicly traded entity.  Additional expenses were taken to close the shell acquisition transaction and affect the merger, prepare for application for public trading, meet SEC requirements, hire trading support entities and launce the public trading of the newly acquired shell.  Expenses include:

i.	Legal;
ii.	Accounting, review and audit;
iii.	Contracts with transfer agent;
iv.	Printing and delivery of original stock certificates;
v.	Retention and compensation of investment banking firm; and
vi.	Public filings

5.	Research and Development
a.
In 2006, research and development expenses nearly double the expected future research and development burden. Over 20% of 2006 revenue was spent to complete initial formulations of nano-formulated coatings, complete testing and commercialize the coatings with multiple customers.  Research and Development in 2007 will be focused on  further develop of new coatings, exploring the viability of exclusively licensing non proprietary coatings, prototyping and testing new coatings for customer parts and exploring new patents for further coating development

6.	Non-recurring Marketing and Sales Costs
a.
Marketing and sales set-up costs were realized in 2006 to establish systems and process to capture and track data and develop collateral materials and an internet presence for business development. Expenses in 2007 include development of sample materials demonstrating the efficacy of nCoat proprietary coatings, documentation supporting rapid account sigh-up and terms of business and market research to target key prospects.

7.	Financing
a.
The Company realized one-time expenses in 2006 for financing the purchase of HPC. Amortization expenses and note extension fees were included in interest expenses. Expenses in 2007 include fees relating to engaging advisors to assist the Company in future financings and expenses related to creating the strategic relationships necessary to successfully execute the business plan.

Liquidity and Capital Resources

nCoat is a company with limited operating history and experience upon which to base an evaluation of its performance. In September of 2005, we acquired High Performance Coatings, Inc. (“HPC”), an operational coatings company, which was responsible for the majority of our consolidated revenues. In 2006, we formed an intellectual property and development entity, nTech, Inc. (“nTech”), and in June 2007, we acquired all of the common stock of Metallic Ceramic Coatings, Inc. (“MCCI”), a primary competitor of HPC with 26 years of coatings experience and historical revenues similar to HPC.

On April 13, 2007, we converted $2,000,000 of convertible debentures and $67,752 of accrued interest into 4,135,503 shares of our common stock at $0.50 per share. The remaining $500,000 of convertible debentures, along with accrued interest of $18,107, was converted to 1,036,215shares of common stock at $0.50 per share on August 24, 2007.

From May 25, 2007, through July 9, 2007, we issued $9,000,000 of Series A 6% convertible promissory notes (the “Series A Notes”) and warrants to purchase 22,500,000 shares of common stock, exercisable at $1.00 per share through May 31, 2007. The Series A Notes had an initial conversion price of $0.40 per share and a maturity date of May 31, 2010, when the Series A Notes are due. From May 31, 2007 through July 9, 2007, the Company issued $3,250,000 of Series B 6% convertible promissory notes (the “Series B Notes”) and warrants to purchase 8,125,000 shares of common stock at $0.80 per share exercisable through May 31, 2007. The Series B Notes had an initial conversion price of $0.40 per share and a maturity date of May 31, 2010 when the Series B Notes are due. The Series A and B private placement offerings included the conversion of $800,000 of advances from investors of which $700,000 had been received prior to March 31, 2007. The Company received $10,618,916 of proceeds from the issuance of the Series A and Series B convertible notes, net of the $700,000 of advances previously recognized and net of cash offering costs of $931,064.

In the final stages of the offering, after we had closed on the purchase of MCCI, a subscribed investor did not fund its portion of offering.  Our intended use of proceeds included retirement of debt and related accrued interest of $3,677,286, $5,000,000 for the acquisition of MCCI, payment of significant pre-offering liabilities and establishing a working capital reserve. The retirement of pre-offering liabilities and the working capital portion of the offering did not get raised prior to our contractual obligation to close the offering.  This deficiency of the expected $3,500,000 in funding, combined with the seasonal lull in aftermarket and OEM revenues, has caused us to experience a significant liquidity crisis.  A number of our vendors have turned our accounts over to collection agencies and at September 30, 2007, we had accounts payable in excess of $1.5 million over 120 days past due.

At September 30, 2007 we were in technical breech of the Securities Purchase Agreement and the related Series A and B Convertible Notes and Registration Agreement (collectively the “Note Agreement”). This technical breech was due to our failure to respond to SEC comments within 15 days following receipt, failure to have the registration of the underling shares effective within 75 days of the required filing date, failure to pay partial liquidating damages of $90,000 and issuing $200,000 of unauthorized debt.

Although no demand was made, the Note Agreement provides that in the event of a breech, within the first 12 months following closing, the holders are entitled to demand immediate redemption of all, or any portion of, the face value of the Series A Notes and Series B Notes, along with a 25% redemption premium and setting the note conversion price to the stock value on that date. As a result, the full face value of the Notes and redemption premium are shown on our Balance Sheet as current liabilities at September 30, 2007.  In the three month period ending September 30, 2007, we have expensed all remaining debt discount related to the Series A and B Notes, the 25% redemption premium, all remaining deferred loan costs as well as providing for an additional $450,000 of potential liquidating damages until the registration of the underlying securities is completed.  The note conversion price was reset to $0.36 per share.

On November 30, 2007, the holders of the Series A Notes waived certain rights under the Series A Notes.  Additionally, the Company and the Series A noteholders agreed that the Company shall only be obligated to pay partial liquidated damages for certain events under the Series A Notes occurring after the earlier to occur of (i) the effective date of the registration statement filed pursuant to the registration rights agreement, and (ii) February 29, 2008. In the event the Company is unable to register all of the shares underlying the Series A Notes and Series A Warrants due to SEC guidance, the Company shall not be liable for liquidated damages as to such shares provided such shares may be transferred pursuant to Rule 144. In addition, the conversion price of the Series A Notes was reduced to $0.25.

On November 30, 2007, the holders of the Series B Notes waived certain rights under the Series B Notes, and the conversion price of the Series B Notes was reduced to $0.25.

Any changes to the agreement or to accounting treatment described above will be reflected in subsequent periods.

We have been active in our attempt to reduce our losses and conserve cash.  We have had a reduction in work force and reduced head count by 40 employees.  Following the acquisition of MCCI we consolidated our two Arizona facilities.  On August 31, 2007 and September 14, 2007 certain salaried employees elected to defer all or a portion of their salaries totaling $143,473.  On November 9, 2007 all salaried employees’ compensation, totaling $89,193, was deferred.  We have limited travel and curtailed expenditures.  Since September 30, 2007 we have borrowed an additional $440,000 from investors.

The Company’s continued existence and plans for future growth depend on its ability to continue to obtain the capital necessary, either through the issuance of additional debt or equity instruments, to operate until the profitability occurs through the generation of increased revenue and cost containment. We will need to continue to raise this capital to fund both the normal operating costs and expansion efforts. If we are not able to generate sufficient revenues and cash flows or obtain the necessary funding, we will be unable to continue as a going concern. As disclosed in the May 17, 2007, report of the independent auditors related to the Company’s financial statements for the fiscal year ended December 31, 2006, the Company’s recurring losses and negative cash flows from operations raises substantial doubt about the Company’s ability to continue as a going concern. Cash used for operating activities was $3,818,531 for the nine months ended September 30, 2007. The Company’s working capital deficiency as at September 30, 2007 was $19,260,463 with accumulated losses from the date of inception of $31,826,068.

As discussed above, we have taken, and continue to take, steps that will allow us to continue as a going concern.  For example we have entered into a share exchange agreement with Tylerstone in February 2007; have engaged an investment banking firm to assist in raising new capital; have converted existing debt into equity; raised new capital; purchased a major competitor; consolidated facilities; strengthened the management team; increased operating activities focused on marketing our products; and negotiated sales agreements to enable us to generate sufficient cash flow to continue as a going concern. Nevertheless, if we do not receive sufficient funds to settle amounts owed to creditors and pay future expenses, there is the possibility that the Company would be unable to continue.

At September 30, 2007, we had assets of $12,023,878 and liabilities of $21,599,500. Amounts owed to related parties have no specific terms of repayment and bear no interest.

Management’s Discussion and Analysis of Financial Condition and Results of Operations Performance in 2006 compared with 2005

Performance Overview

The original nCoat, Inc. (which changed its name to nCoat Auto) acquired all of the capital stock of HPC and began operating the HPC business in September 2005. Therefore, throughout this discussion of the Company's (nCoat Auto's) financial performance, the bulk of which comes from the operations of HPC, the comparison will be made between a three-month reporting period ending in 2005 and a twelve-month period ending in 2006. The comparison between the single last quarter of 2005 and all of 2006 will, in some cases such as sales revenue, skew percentage increases one period over the other.

Sales increased 502% to $5.6 million in 2006 compared to $1.1 million 2005. We attribute the increase in sales to the sales of custom formulated nano-coatings that led to 2006 sales of approximately US $1 million directly from its nano-formulated product mix.

Cost of sales as a percentage of sales increased to 95.7% compared to 85.4% in 2005. The Company opened its new production facility in North Carolina and moved its headquarters from Utah to North Carolina in the fall of 2006. Production began in the new facility in October 2006. The increased cost of sales as a percentage sales can be attributed to the higher cost associated with the usual and customary costs related to the start-up of a new facility.

Selling, general and administrative expense decreased as a percentage of sales to 66.6% compared to 76.8% in 2005, sales and marketing expense as a percentage of sales remained constant at 18% and research and development expense as a percentage of sales remained constant at 17.0%.

The Company’s loss from operations from 2006 was $5.4 million compared to a 3 month operating loss of $1.1 million in 2005.

Interest expense for 2006 was $2,1 million compared to $.7 million for the three months of 2005. Interest in 2006 includes amortization of note discount in the amount of $1,2 million compared to $.4 million in 2005.

As a result of the above, our net loss and loss per share - assuming dilution for 2006 were $6.7 million and $.21, respectively, compared to $1.3 million and $.05, respectively, for 2005.

Financial Statements, One-Time Charges and Capital Expenditures

The Company had a high level of one-time expense and capital expenditures in 2006. In preparation for achieving rapid growth through acquisitions and internal growth of existing operating entities, nCoat the Company added facilities, personnel, systems and processes to support business growth and acquisition activities. Capital expenditures and one-time expenses were taken in the following areas:
1.	Facilities
a.
HPC added a new 55,000 square foot production facility in North Carolina with high volume, high through-put production equipment. Initial production began with one operating line. With future additions, the facility can accommodate five full simultaneously operating production lines. Our plans call for a second OEM production line in early 2008 at a cost of approximately $750,000 for its installation.  Another production line dedicated solely to our after market production is slated in 1st quarter of 2008 at a cost of approximately $250,000 and a fourth production line, again for OEM is planned for 4th quarter 2008/1st quarter 2009 with a cost of approximately $1,000,000 .  The costs and timing associated with these lines are our best estimates given the general nature of future planning.  The capacity, development schedule and cost may change dramatically in the future if a large OEM customer with specialized needs and sufficient volumes could commercially occupy the complete resources of a line or a plant.

b.
The Company transferred production of most high volume “H Series” and “S Series” OEM accounts from the HPC Utah facility to the North Carolina facility. This strategy moved production closer to customer manufacturing and assembly facilities, allows expansion of production lines to meet customer specifications, and focused production on new nano-coatings formulations and eliminated archaic production systems centralized in the Utah facility. This also significantly reduced increasing expedited and normal delivery transportation costs to OEM customers.

c.
After transfer of production from Utah to North Carolina, HPC re-tooled the Utah facility to meeting production requirements for high volume “E-Series” production for new customers in the diesel engine trucking industry. This strategy eliminated the need for use of higher wage temporary employees in the Utah facility to meet production requirements.

d.	HPC added additional equipment and facilities to the Oklahoma production facility to support higher volume motorcycle and recreational vehicle parts production.
e.	The Company moved corporate headquarters for nCoat, nTech and HPC to 11,000 square feet of office space attached to the new North Carolina production facility.
2.	Headquarters Relocation
The Company determined in 2006 that establishing corporate headquarters in North Carolina from Utah for nCoat, nTech and HPC was necessary for the rapid growth of all companies and the to better serve key enterprise customer demands. Several key employees were relocated to North Carolina and new offices were established at the North Carolina production facilities. Key one-time 2006 operating and capital expenses included:
a.	Utah facility rent write-down
b.	Employee relocation
c.	Equipment relocation
d.	New office equipment and furniture
e.	Lease improvements
3.	Personnel
The Company hired personnel in 2006 to ramp production, acquisition preparation, transition and integration and prepare for introduction of public trading. Personnel were added in the following general categories:
a.	General and administration
b.	Sales and marketing
c.	IS/IT
d.	Production management operations
e.	Strategic finance, mergers and acquisitions and acquisition integration
In addition, a one-time charge was established for a paid time-off capital pool for employees’ absentee days.
4.	Public Company
One-time expenses were realized in connection with preparation for merging with a publicly traded entity. Expenses included:
a.	Legal
b.	Accounting and audit
c.	Shell identification
d.	Selection and retention of investment banking and capital finance firms
e.	Shell acquisition
f.	Public filings
5.	Information Technology and Systems
In preparation for rapid expansion and tracking of high volume production, large increase in number of customers, prospect and vendor contacts, integrated accounting, and logistics management, the Company increased computer technology and enterprise software integration throughout all operating entities. One-time 2006 expenses included:
a.	Acquisition of new enterprise software
b.	Integration and training of new software program
c.	Abandoned software write-down
d.	New computer hardware
e.	Software engineering for code integration
f.	Consulting services

6.	Consulting
The Company utilized consulting from a few entities as one-time expenses to advise the company on transition and integration of HPC and other operating functions. Expenses to retain the founder of HPC to advise as to market, production, technology and operating issues were realized in 2006.
7.	R&D
The Company and its operating entities realized in 2006 one-time research and development expenses nearly double the expected future R&D burden. Over 20% of 2006 revenue was spent to complete initial formulations of nano-formulated coatings, complete testing and commercialize the coatings with multiple customers. One-time R&D expenses included:
a.	Corrosion resistant nano-coating formulation and testing
b.	Heat resistant nano-coating formulation and testing
c.	Nano-coatings application preparation, production, curing and shipping processes
d.	Development, specification and engineering of equipment for application of nano-coatings
Among assets developed from this extensive R&D activity are:
a.	High volume production equipment nano-coating application
b.	Process manuals for mixing, blending, preparation, application, curing and shipping of nano-coated parts
c.	Five filed patents
d.	Six additional patents under exploration
e.	Multiple trade secret technologies
8.	Non-recurring Marketing and Sales Costs
Certain marketing and sales set-up costs were realized in 2006 to establish systems and process to capture and track data and develop collateral materials and web presence for business development. Key expenses included:
a.	CRM software and database development
b.	Computer hardware to support field sales and graphics production
c.	Collateral materials development for aftermarket and OEM sales
d.	Development and launch of sales friendly website for HPC

In addition, certain marketing expenditures were paid on advice of former HPC ownership that proved ineffective or where the ROI was below expected level for efficient marketing procedures. These expenses will not be repeated beyond 2006. Discontinued marketing expenses include:
a.	Broad magazine advertising
b.	Trade shows focused solely on branding
c.	National race sponsorships
9.	Financing
The Company realized one-time expenses in 2006 for financing the purchase of HPC. Amortization expenses and note extension fees were included in financing expenses.

Description of the Securities

Terms of Securities

The securities sold in our private offerings of convertible notes and warrants from March 2007 to July 2007 consisted of our Series A 6% Convertible Notes (the “Series A Notes”); our Series B 6% Convertible Notes (the “Series B Notes”); our Series A Warrants; and our Series B Warrants.  This prospectus, and the registration statement of which it is a part registers only the resale of shares of common stock issuable upon (i) exercises of the Series A Warrants, and  (ii) issued upon conversions of Convertible Debentures

Series A Convertible Notes

The Series A Convertible Notes had an initial conversion price of $0.40 per share.  The Series A Notes bear interest at a rate of 6% annually, with interest calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Any interest that accrues under the Series A Notes is payable quarterly in arrears on each January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance of the Series A Notes, in cash or registered shares of common stock at our option.

We may pay interest in shares of our Common Stock if:

Our Common Stock shall have traded an average of at least 125,000 shares per day for each of the five trading days prior to the dated an interest payment is due a registration statement covering the resale by the holder of Series A Notes who will receive the shares in payment of interest is  current and effective as of the date of delivery of such shares to the holder; and

a Trigger Event (as defined below), shall not have occurred.

If we are eligible to pay interest in shares of our Common Stock and we elect to do so the issuance price of the shares issued will be 90% of the 5-day dollar volume-weighted average price for our security (the Weighted Average Price) of our common stock ending on the day prior to the day the interest payment is due.  The Series A Notes become due and payable three years from the date of issuance, unless the investors have converted the Series A Notes into shares of our common stock (the “Series A Note Shares”) pursuant to the terms of the Series A Notes.  The initial conversion price is $0.40.  The conversion price will be adjusted if:

If we subdivide (by stock split, stock dividend, recapitalization or otherwise) our outstanding shares of common stock into a greater number of shares in which case the conversion price in effect immediately prior to such subdivision will be proportionately reduced;

If we combine (by combination, reverse stock split or otherwise) our common stock into a smaller number of shares, the conversion price in effect immediately prior to such combination will be proportionately increased.

If we issue or sell any shares of our common stock  other than certain excepted issuances, for consideration of less than the conversion price in effect immediately prior to such issue or sale then the conversion price shall be reduced to an amount equal to the new issuance price.

If we grant any options or other convertible securities  having an exercise price or conversion price  that is lower than the conversion price shall be reduced to the exercise price.

In accordance with the Series A Notes, we will not effect the conversion of the Series A Notes or any share issuable upon interest due on the Series A Notes to the extent that after giving effect to such conversion or issuance the holder would beneficially own in excess of 4.99% of our common stock outstanding immediately after giving effect to such conversion or issuance.

 The Series A Notes excluded from adjustments to the conversion price issuance of our Common Stock (i) issued or issuable in connection with the Securities Purchase Agreement between us and the initial holders of our Series A Notes (ii) in connection with any employee benefit plan which has been or is approved by the Board of Directors, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to us;  (iii) upon conversion of the Series A Notes or Series B Notes or the exercise of the Series A Warrants or the Series B Warrants; (iv) upon conversion of any options or convertible securities which are outstanding on the day immediately preceding May 25, 2008, provided that the terms of such options or convertible securities are not amended, modified or changed on or after May 25, 2008; (v) in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm's-length basis, the primary purpose of which is not to raise additional capital; and (vi) upon the issuance of options or the exercise of any options issued to financial institutions in connection with commercial credit agreements or issuance of non-convertible debt by us, each of which the primary purpose is not to raise additional capital (collectively “Excluded Securities”).

The following events constitute a Trigger Event:

(i)     the failure of the applicable the registration statement that this prospectus forms a part of  required to be filed pursuant to the Registration Rights Agreement between us and the selling stockholders  be declared effective  by the SEC on or prior to ____________ or, while the applicable registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the lapse in the effectiveness of the applicable registration statement or the registration statement is unavailable to any holder of the Series A Notes for sale of all of such holder's registrable securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period (other than days during an allowable grace period as provided in the Registration Rights Agreement;

(ii)     the suspension from trading or failure of our Common Stock to be listed on our principal trading market for five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period;

(iii)    our  (A) failure to cure a conversion failure (our failure to deliver shares of our common stock more than two trading days after a conversion request)  by delivery of the required number of shares of Common Stock within ten (10) trading days after the date the holder submits a conversion notice to us or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of our  agents, at any time, of our intention not to comply with a request for conversion of any Series A Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

(iv)    at any time following the tenth (10th) consecutive business day that the number of shares that we are supposed to have reserved for issuance upon conversion of the Series A Notes is less than the number of shares of our Common Stock that the holder would be entitled to receive upon a conversion of the full amount of the conversion of the Series A Note (without regard to any limitations on conversion);

(v)    Our failure to pay to the holder any amount of principal (including, without limitation, any redemption payments), interest, late charges or other amounts when and as due under the Series A Note or any other transaction documents related to the sale of the Series A Notes or any other agreement, document, certificate or other instrument delivered in connection with the transactions which the holder is a party, except, in the case of a failure to pay any interest and late charges when and as due, in which case only if such failure continues for a period of at least five (5) business days;

 (vi)   (A) any payment default or other default occurs under any indebtedness of ours (other than indebtedness incurred in the ordinary course of our business) that results in a redemption of or acceleration prior to maturity of $100,000 or more of such indebtedness in the aggregate, or (B) any material default occurs under any of our indebtedness having an aggregate outstanding balance in excess of $100,000 and such default continues uncured for more than ten (10) business days;

(vii)   we, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commence a voluntary case, (B) consent to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of our creditors or (E) admits in writing that we are generally unable to pay its debts as they become due;

(viii)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against us  in an involuntary case, (B) appoints a custodian of us  (C) orders the liquidation of us;

(ix)   a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against us and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay, unless such judgment is covered by an insurance or indemnity provide;

(x)    if we breach any representation, warranty, covenant or other term or condition of any documents executed in connection with the sale of the Series A Note, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten (10) consecutive business days;

(xi)    any breach or failure in any respect to comply with any voting rights that the holders of the Series A Notes may haw under the Delaware General Corporation Law;

(xii)   Our failure to engage the services of a transfer agent for our  Common Stock that is a participant in the Depository Trust Company’s Full Fast Program prior to the date on which the registration statement that this prospectus forms a part of is declared effective by the SEC;

(xiii)  any Trigger Event occurs with respect to the Series A Notes or

(xiv)  if we fail to comply in good faith with the dispute resolution procedures (as defined in the Series A Note) or fail to adjust the conversion price of the Series A Note.

We are required to send the holders notice of a Trigger Event within one business day of its occurrence.  After a holder has received notice of a Trigger Event or have become aware of the Trigger Event, the holder may require us to redeem all or any portion of its Series A Note.  The portion of the Series A Note subject to redemption pursuant to a Trigger Event shall be redeemed by us in cash for an amount equal to any accrued and unpaid liquidated damages, plus the greater of (A) the amount of the Series A Note to be redeemed multiplied by the Redemption Premium (as defined below) or (B) the amount of the Series A Note being redeemed multiplied by the quotient of (i) the closing sale price of our common stock at the time of the Triggering Event (or at the time of payment of the redemption price, if greater) divided by t(ii) the conversion price provided however (B)  is only available in the event that a Trigger Event of the type specified in (i), (ii), (iii) and (iv) above has occurred and remains uncured or the conversion shares otherwise could not be received or sold by the holder without any resale restrictions (or pursuant to an effective registration statement).  The Redemption Premium is, in the ase of the Trigger Events described in (i) – (vi) and (ix)-(xiv), 125% during the first twelve months that the note is outstanding and 115% thereafter or in the case of the Trigger Events described in (vii) –(viii), 100%.

Pursuant  to the Series A Notes we cannot (i) consolidate or merge with or into anther entity, (ii) sell assign, or otherwise dispose of all or substantially all of our assets, (iii)  allow another entity to make a purchase, tender or exchange offer that is accepted by the holder of more than 50% our outstanding voting stock (not including any shares of our voting stock held by entities or persons associated or affiliated with the entity making or party to, the purchase tender or exchange offer), (iv) or  consummate a stock purchase agreement or other business combination with another entity whereby such entity acquires more than the 50% of the outstanding shares of our voting stock (not in any shares of voting stock held by other entities (or persons) affiliated with the entities (persons) making the stock purchase agreement or other business combination); (v)  reorganize, recapitalize or reclassify our common stock or any person or group is or shall become the beneficial  owner directly indirectly of 50% of the aggregate ordinary voting power represented by issued and outstanding common stock (collectively a “Fundamental Transaction”) unless (i) the successor entity assumes in writing all obligations of ours under the Series A Notes and the other documents executed in connection with the Series A Notes pursuant to a written agreements in form and substance approved by the Required Holders (defined below)  and (ii) the successor entity is a publicly traded corporation whose common stock is quoted on or listed for trading on The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, or the NASD’s OTC Bulletin Board,  and has substantially similar trading characteristics as our common stock.  A company will have substantially similar trading characteristics to us if the average daily dollar trading volume of the common stock of such entity is equal to or in excess of $500,000 for the 60th through the 16th day prior to the public announcement of such transaction.  As referred to herein a Required Holder means in the event that there remains fifteen percent or more of the original dollar amount of the Series A Notes issued still outstanding, holders of Series A Notes representing at least 75% of the aggregate principal amount of the Series A Notes then outstanding.

No later than ten days prior to the consummation of a Change of Control (as defined below), we must notify the Series A Note holders of the Change of Control transaction and at any time during the period beginning on the date of the holder’s receipt of such notice and ending twenty days after the consummation of the Change of Control the holder may require us to redeem all or any portion of the Series A Notes. The redemption price shall be paid in cash for an amount equal to any accrued and unpaid liquidated damages, plus the greater of (i) the product of (x) the amount of the note being redeemed and (y) the quotient determined by dividing (A) the greater of the closing sale price of our common stock immediately prior to the consummation of the Change of Control, the closing sale price immediately following the public announcement of the proposed Change of Control and the closing sale price of our common stock immediately prior to the public announce meant of such proposed Change of Control by (B) the conversion price and (ii) 110% of the amount of the Series A Note being redeemed. A Change of Control means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of Common Stock, in which holders of our voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of our incorporation.

If we grant, issue or sell any options, or other convertible securities, or other property pro rata to the holders of any class of our common stock, then the holders of the Series A Notes will be entitled to acquire upon the terms applicable to such sale, the same rights that the Holder could have acquired if the holder had held the number of shares of our common stock acquirable upon the complete conversion of the Series A Note immediately before the date on which a record is taken for the grant, issuance or sale or if no record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such sale.

Series A Warrants

The Series A Warrants have a term of five years from the date of the Purchase Agreement, and are initially exercisable at $1.00 per share, subject to adjustment, as described below.  Under the terms of the Series A Warrants, if at any time after one year from the issuance of the Series A Warrants there is not an effective registration statement registering, or no current prospectus available for, the resale of the Series A Warrant Shares by the investor, then the Series A Warrants may also be exercised at such time by means of a cashless exercise pursuant to a formula set forth in the Series A Warrants.

Adjustments to the exercise price:

In the event that:

we issue or sell or are deemed to have issued or sold any shares of our Common Stock other than Excluded Securities for a consideration per share that is less than the then current exercise price, the then current exercise price shall be adjusted to the lower exercise price;

we issue or sell any convertible securities (including options) and the lowest price per share for which one share of our common stock is then issuable upon the conversion, exercise or exchange thereof is less than the then current exercise price of the Series A Warrants then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by us  at the time of the issuance or sale of the convertible security;

the purchase price provided for in any options the additional consideration, if any, payable upon the issue, conversion , exercise or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exercisable or exchangeable for shares of our common stock increases or decreases at any time, the exercise price and the number of shares of our Common Stock that are exercisable upon the exercise of the Series A Warrant (“Warrant Shares) in effect at the time of such increase or decrease shall be adjusted to the exercise price of the Series A Warrants and the number of Warrant Shares which would have been in effect at such time had such convertible securities (including options) provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold;

we subdivide (by any  stock split, stock dividend, recapitalization or otherwise) one or more classes of our  outstanding shares of Common Stock into a greater number of shares, the exercise price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If we combine (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the exercise price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.

Cashless Exercise:

If at any time after the twelve (12) month anniversary of the date the Series A  Warrants were issued, a holder of the Series A Warrants submits to us a notice requesting to exercise all or a portion of their Series A Warrant (the “Exercise Notice), and  a Registration Statement covering the shares of our Common Stock issuable upon the exercise of our Common Stock that are included in such notice (the "Unavailable Warrant Shares") is not available for the resale of such Unavailable Warrant Shares, the holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the total amount of the payment due to purchase the shares issuable upon the exercise of the Warrants being exercised, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which the Warrant is then being exercised.

B=	the arithmetic average of the Weighted Average Prices of the shares of our for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

"Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the NASD OTC Bulletin Board during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg Financial Markets through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by us and the Required Holders.

On November 30, 2007, the holders of the Series A Notes waived certain rights under the Series A Notes.  Additionally, the Company and the Series A noteholders agreed that the Company shall only be obligated to pay partial liquidated damages for certain events under the Series A Notes occurring after the earlier to occur of (i) the effective date of the registration statement filed pursuant to the registration rights agreement, and (ii) February 29, 2008. In the event the Company is unable to register all of the shares underlying the Series A Notes and Series A Warrants due to SEC guidance, the Company shall not be liable for liquidated damages as to such shares provided such shares may be transferred pursuant to Rule 144. In addition, the conversion price of the Series A Notes was reduced to $0.25.

Convertible Debentures

From October, 2006 to May 31, 2007, the Company issued a series of Convertible Debentures.  The aggregate proceeds from the Debentures were $2,500,000.  These Debentures are convertible at a rate of one share of common stock of the Company for each $.50 principal amount of the Debentures, for a total issuance of 5,000,000 shares excluding the interest which will also be converted into an issuance of shares.  The rate of interest is 8.75%.  All of the issued Debentures have been converted to shares of common stock in accordance with their terms.The Debenture Agreement requires the Company to register the shares underlying the conversion.

Selling shareholders

Nineteen (19) of our investors, named in the table below, are the Selling Shareholders in connection with this prospectus and the registration statement of which it is a part.  None of the Selling Shareholders is affiliated in any way with nCoat or any of our affiliates.

This prospectus, and the registration statement of which it is a part, cover the resales of the shares issued or to be issued to the Selling Shareholders, in connection with exercises of the Series A Warrants, and shares issued upon conversion of the Convertible Debentures.

The following table provides information about the actual and potential ownership of shares of our common stock by the Selling Shareholders in connection with the Series A Notes, the Series A Warrants, and the Convertible Debenture as of November 19, 2007, and the number of our shares registered for sale in this prospectus.  We were contractually obligated to register for resale amounts equal to 100% of the shares issued upon conversion of the Convertible Debentures; 120% of the shares issuable upon exercise of the Series A Warrants; 120% of the expected shares issuable as interest on the Series A Notes and 120% of the shares issuable to pay interest on the Series A Notes.   This prospectus and the registration statement of which it is a part covers the resale of an aggregate of 21,743,838 shares of our common stock issued or issuable to the Selling Shareholders, which amount represents the shares issues upon conversion of the Debentures, and a portion of the shares underlying the Series A Warrants. On November 30, 2007, the holders of the Series A Notes waived certain rights under the Series A Notes.  Additionally, the Company and the Series A Noteholders agreed that the Company shall only be obligated to pay partial liquidated damages for certain events under the Series A Notes occurring after the earlier to occur of (i) the effective date of the registration statement filed pursuant to the registration rights agreement, and (ii) February 29, 2008. In the event the Company is unable to register all of the shares underlying the Series A Notes and Series A Warrants due to SEC guidance, the Company shall not be liable for liquidated damages as to such shares provided such shares may be transferred pursuant to Rule 144. In addition, the conversion price of the Series A Notes was reduced to $0.25. We do not intend to file an additional registration statement registering any of the balance of the shares that are not included in this registration statement. In the table below, the percentage ownership after the offering is based upon the assumed sale by the Selling Shareholders of all shares they may offer for sale pursuant to this prospectus.

Under the terms and conditions of the Series A Warrants and the Series A Notes, each holder of Series A Warrants and Series A Notes (collectively, the “Series A Selling Shareholders”) is prohibited from exercising the Series A Warrants or converting amounts under the Series A Notes that would cause such Series A Selling Shareholder to beneficially own more than 4.99% of the then-outstanding shares of our common stock following such issuance.  This restriction does not prevent any Series A Selling Shareholder from receiving and selling shares and thereafter receiving additional shares.  In this way, a Series A Selling Shareholder could sell more than 4.99% of our outstanding common stock in a relatively short time frame while never beneficially owning more than 4.99% of the outstanding nCoat common stock at any one time.  For purposes of calculating the number of shares of common stock issuable to the Series A Selling Shareholders assuming an exercise of the full amount of the Series A Warrants and a conversion of the full principal amount of the Series A Notes as of November 19, 2007, and for purposes of determining the number of shares of common stock beneficially owned after the offering, as set forth below, the effect of such 4.99% limitation has been disregarded.  The number of shares issuable to a Series A Selling Shareholder, or beneficially owned after the offering, as described in the table below therefore may exceed the actual number of shares such Series A Selling Shareholder may be entitled to beneficially own under the Series A Warrants or the Series A Notes.  The following information is not determinative of any Selling Shareholder’s beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

Name of Selling Shareholders	Shares of Common Stock Owned by Selling Shareholder Prior to Offering (1)	Shares of Common Stock Issuable to Selling Shareholder in Connection with Series A Warrants, Series A Notes, or Convertible Debentures		Percentage of Common Stock Issuable to Selling Shareholder in Connection with Series A Warrants, Series A Notes, or Convertible Debentures (2)	Number of Shares of Common Stock Registered Hereunder (3)		Number of Shares of Common Stock Beneficially Owned After Offering		Percentage of Common Stock Beneficially Owned After the Offering (2)
Bridge Point Master Fund, Ltd. (4)	0	9,750,000	(5)	9.16%	2,762,020	(6)	6,987,980	(7)	5.81% (7)
Capital Venture International (8)	0	9,750,000	(9)	9.16%	2,762,020	(6)	6,987,980	(7)	5.81% (7)
Enable Growth Partners LP (10)	0	27,625,000	(11)	19.29%	7,825,722	(6)	23,293,268	(7) (12)	17.06% (7)
Enable Opportunity Partners LP (13)	0	3,900,000	(14)	3.88%	1,104,808	(6)	23,293,268	(7) (15)	17.06% (7)
Pierce Diversified Strategy Master Fund LLC, Ena (16)	0	975,000	(17)	1.00%	276,202	(6)	23,293,268	(7) (18)	17.06% (7)
E. Roger Williams (19)	0	650,000	(20)	0.67%	184,135	(6)	465,865	(7)	0.41% (7)
William P. Whalen (21)	0	650,000	(22)	0.67%	184,135	(6)	465,865	(7)	0.41% (7)
Rodgers L. & Nancy W. Harper JTWROS (23)	0	650,000	(24)	0.67%	184,135	(6)	465,865	(7)	0.41% (7)
Mark Reinders (25)	0	650,000	(26)	0.67%	184,135	(6)	465,865	(7)	0.41% (7)
Scott Lyman (27)	0	975,000	(28)	1.00%	276,202	(6)	698,798	(7)	0.61% (7)
Edward A. Bugniazet III (29)	0	650,000	(30)	0.67%	184,135	(6)	465,865	(7)	0.41% (7)
Jason E. Baer (31)	0	325,000	(32)	0.34%	92,067	(6)	232,933	(7)	0.21% (7)
Jeffrey S. Kahn (33)	0	325,000	(34)	0.34%	92,067	(6)	232,933	(7)	0.21% (7)
Martin Scott Moss (35)	0	325,000	(36)	0.34%	92,067	(6)	232,933	(7)	0.21% (7)
Paul Foley (37)	0	325,000	(38)	0.34%	92,067	(6)	232,933	(7)	0.21% (7)
EGATNIV, LLC (39)	0	975,000	(40)	1.00%	276,202	(6)	698,798	(7)	0.61% (7)

Maxum Overseas Fund (41)	4,135,504 (42)	0		4.28%	4,135,504		0	(7)	0% (7)
GGR I (43)	1,036,215 (44)	0		1.07%	1,036,215		0	(7)	0% (7)
Total:	5,171,719				21,743,838

(1)
To our knowledge, the only Selling Shareholders who held shares of our common stock as of October 4, 2007, were Maxum Overseas Fund, and GGR I, consisting of the shares received upon conversion of the Convertible Debentures.

(2)
As noted above, the Series A Selling Shareholders are prohibited by the terms of the Series A Warrants and the Series A Notes from converting amounts of the Series A Notes or exercising the Series A Warrants that would cause it to beneficially own more than 4.99% of the then outstanding shares of our common stock following such put.  The percentages set forth are not determinative of any Series A Selling Shareholder's beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.  Inasmuch as the total allowable amount of stock at the 4.99% level is based on the “then outstanding share” count, these numbers are computed as the minimum amount that would be available to be converted in the event that the only additional issued (then outstanding) shares were the shares issued to the individual Selling Shareholder.  The number of shares actually issuable will be subject to the then number of Selling Shareholders that convert the Series A Notes and Warrants.

(3)
The registration statement of which this prospectus is a part covers (i) 5,171,719 shares which represent our common stock that was issued upon the conversion of the Debentures in the initial principal amount of $2,500,000, and (ii) 16,572,119 shares issuable upon the exercise of our Series A Warrants which have an exercise price of $1.00.  The number of shares issuable upon exercise of the Series A Warrants being registered was calculated as approximately 33% of the “public float” of the Company’s common stock, which was 50,218,543, as of May 31, 2007, the date of the sale of more than 92% of the Series A Notes sold in connection with the issuance of the Series A Warrants. The Series A Warrants have a term of five years from the date of the Purchase Agreement, and are initially exercisable at $1.00 per share, subject to adjustment (described above).

(4)
Eric S. Swartz, the director of Bridge Point Master Fund, Ltd. has voting and dispositive power over the shares beneficially owned by Bridge Point Master Fund, Ltd.   Mr. Swarz disclaims beneficial ownership of these shares. Bridge Point Master Fund, Ltd. is not a broker-dealer or an affiliate of a broker-dealer.

(5)	The shares issuable to Bridge Point Master Fund, Ltd. include:

6,000,000 shares of common stock issuable upon conversion of $1,500,000 principal amount of Series A Notes; and
3,750,000 shares of common stock issuable upon exercise of Series A Warrants.

(6)	Represents the Selling Shareholder’s pro rata share of the 16,572,119 share portion of the aggregate 22,500,000 shares issuable upon exercise of the Series A Warrants.

(7)
Represents shares issuable upon (i) conversion of Series A Notes held by Selling Shareholder, and (ii) exercise of remaining Series A Warrants held by Selling Shareholder, assuming the sale by the Selling Shareholders of all shares being offered pursuant to this prospectus.  There is no assurance that any Selling Shareholder will sell any or all of the shares offered hereby.  However, each Series A Selling Shareholder is contractually prohibited from converting amounts of the Series A Warrants and the Series A Notes that would cause it to hold shares in excess of 4.99% of the then-issued shares of our common stock.  This number and percentage may change based on the Selling Shareholder’s decision to sell or hold the Shares.  If any Selling Shareheolder sells all of the shares issued to it in connection with the Series A Notes, the Series A Warrants, or the Convertible Debentures, the number of shares held following such sales would be 0 and the percentage of ownership would be 0%.

(8)
Heights Capital Management, Inc. the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI.  Mr. Kobinger disclaims any such beneficial ownership of the shares.   CVI is an affiliate of a broker dealer but bought the securities it is offering pursuant to this prospectus in the ordinary course of its business and at the time of the purchase it did not have any agreements or understandings directly or indirectly with any person to distribute the securities offered by it pursuant to this prospectus.

(9)	The shares issuable to Capital Venture International include:

6,000,000 shares of common stock issuable upon the conversion of $1,500,000 principal amount of Series A Notes; and
3,750,000 shares of common stock issuable upon the exercise of Series A Warrants.

(10)
Mitch Levine, the managing partner of Enable Growth Partners LP has voting and dispositive power over the shares beneficially owned by Enable Growth Partners LP.   Mr. Levine disclaims beneficial ownership of these shares.  Enable Growth Partners LP is not a broker dealer or an affiliate of a broker dealer.

(11)	The shares issuable to Enable Growth Partners LP include:

17,000,000 shares of common stock issuable upon the conversion of $4,250,000 principal amount of Series A Notes; and
10,625,000 shares of common stock issuable upon the exercise of Series A Warrants.

(12)
Includes an aggregate of 3,493,990 shares issuable upon conversion of Series A Notes or exercise of Series A Warrants to Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, Ena. Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, Ena are affiliates of each other and are deemed to beneficially own the same securities of the Company.

(13)
Mitch Levine, the managing partner of Enable Opportunity Partners LP has voting and dispositive power over the shares beneficially owned by Enable Opportunity Partners LP.   Mr. Levine disclaims beneficial ownership of these shares.  Enable Opportunity Partners LP is not a broker dealer or an affiliate of a broker dealer.

(14)	The shares issuable to Enable Opportunity Partners LP include:

2,400,000 shares of common stock issuable upon the conversion of $600,000 principal amount of Series A Notes; and
1,500,000 shares of common stock issuable upon the exercise of Series A Warrants.

(15)
Includes an aggregate of 20,498,076 shares issuable upon conversion of Series A Notes or exercise of Series A Warrants to Enable Growth Partners LP and Pierce Diversified Strategy Master Fund LLC, Ena. Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, Ena are affiliates of each other and are deemed to beneficially own the same securities of the Company.

(16)
Mitch Levine the managing partner of Pierce Diversified Strategy Master Fund LLC, Ena has voting and dispositive power over the shares beneficially owned by Pierce Diversified Strategy Master Fund LLC, Ena. Mr. Levine disclaims beneficial ownership of these shares.   Pierce Diversified Strategy Master Fund LLC, Ena is not a broker-dealer or affiliate of a broker dealer.

(17)	The shares issuable to Pierce Diversified Strategy Master Fund LLC, Ena include:

600,000 shares of common stock issuable upon the conversion of $150,000 principal amount of Series A Notes; and
375,000 shares of common stock issuable upon the exercise of Series A Warrants.

(18)
Includes an aggregate of 22,594,470 shares issuable upon conversion of Series A Notes or exercise of Series A Warrants to Enable Opportunity Partners LP and Enable Growth Partners LP. Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, Ena are affiliates of each other and are deemed to beneficially own the same securities of the Company.

(19)	E. Roger Williams is not a broker dealer or an affiliate of a broker dealer.

(20)	The shares issuable to E. Roger Williams include:

400,000 shares of common stock issuable upon the conversion of $100,000 principal amount of Series A Notes; and
250,000 shares of common stock issuable upon the exercise of Series A Warrants.

(21)	William P. Whalen is not a broker dealer or an affiliate of a broker dealer.

(22)	The shares issuable to William P. Whalen include:

400,000 shares of common stock issuable upon the a conversion of $100,000 principal amount of Series A Notes; and
250,000shares of common stock issuable upon the l exercise of Series A Warrants.

(23)	Neither Rodgers L. Harper nor Nancy W. Harper is a broker-dealer or an affiliate of a broker-dealer.

(24)	The shares issuable to Rodgers L. and Nancy W. Harper include:

400,000 shares of common stock issuable upon the conversion of $100,000 principal amount of Series A Notes; and
250,000 shares of common stock issuable upon the exercise of Series A Warrants.

(25)	Mark Reinders is not a broker dealer or an affiliate of a broker dealer.

(26)	The shares issuable to Mark Reinders include:

400,000 shares of common stock issuable upon the a conversion of $100,000 principal amount of Series A Notes; and
250,000 shares of common stock issuable upon the exercise of Series A Warrants.

(27)	Scott Lyman is not a broker-dealer or an affiliate of a broker dealer.

(28)	The shares issuable to Scott Lyman include:

600,000 shares of common stock issuable upon a conversion of $150,000 principal amount of Series A Notes; and
375,000 shares of common stock issuable upon a exercise of Series A Warrants.

(29)	Edward A. Bugniazet III is not a broker dealer or an affiliate of a broker dealer.

(30)	The shares issuable to Edward A. Bugniazet III include:

400,000 shares of common stock issuable upon the conversion of $100,000 principal amount of Series A Notes; and
250,000 shares of common stock issuable upon the exercise of Series A Warrants.

(31)	Jason E. Baer is not a broker dealer or an affiliate of a broker dealer.

(32)	The shares issuable to Jason E. Baer include:

200,000 shares of common stock issuable upon the conversion of $50,000 principal amount of Series A Notes; and
125,000 shares of common stock issuable upon the exercise of Series A Warrants.

(33)	Jeffrey S. Kahn is not a broker dealer or an affiliate of a broker dealer.

(34)	The shares issuable to Jeffrey S. Kahn include:

200,000 shares of common stock issuable upon the conversion of $50,000 principal amount of Series A Notes; and
125,000 shares of common stock issuable upon the exercise of Series A Warrants.

(35)	Martin Scott Moss is not a broker dealer or an affiliate of a broker dealer.

(36)	The shares issuable to Martin Scott Moss include:

200,000 shares of common stock issuable upon the conversion of $50,000 principal amount of Series A Notes; and
125,000 shares of common stock issuable upon the exercise of Series A Warrants.

(37)	Paul Foley is not a broker dealer or an affiliate of a broker dealer.

(38)	The shares issuable to Paul Foley include:

200,000 shares of common stock issuable upon the conversion of $50,000 principal amount of Series A Notes; and
125,000 shares of common stock issuable upon the  exercise of Series A Warrants.

(39)
Seth Farbman has voting and dispositive power over the shares beneficially owned by EGATNIV, LLC. Mr. Farbman disclaims beneficial ownership of these shares. EGATNIV, LLC is not a broker dealer or an affiliate of a broker dealer.

(40)	The shares issuable to EGATNIV, LLC include:

600,000 shares of common stock issuable upon the conversion of $150,000 principal amount of Series A Notes; and
375,000 shares of common stock issuable upon the exercise of Series A Warrants.

(41)
Kenneth Taves has voting and dispositive power over the shares beneficially owned by Maxum Overseas Fund. Mr. Taves disclaims beneficial ownership of these shares.   Maxum Overseas Fund is not a broker dealer or an affiliate of a broker dealer.

(42)	The shares issued to Maxum Overseas Fund include:

4,135,503 shares of common stock issued upon conversion of the principal and accrued interest of the Convertible Debentures in the initial principal amount of $2,000,000 prior to the filing of this registration statement.

(43)
Ian Reddin has voting and dispositive power over the shares beneficially owned by GGR I.  Mr. Reddin disclaims beneficial ownership of these shares.  GGR I is an affiliate of a broker-dealer.  GGR I  bought the securities in the ordinary course of business, and at the time of purchase of the securities, had no agreements or understandings directly or indirectly, with any purchaser to distribute the securities.

(44)	The shares issued to GGR I (the assignee of Coach Capital) include:

1,036,215 shares of common stock issued upon conversion of the principal and accrued interest of the Convertible Debentures on August 24, 2007.

Other than in connection with the transactions described in this prospectus, none of the selling stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates

DOLLAR VALUE OF STOCK UNDERLYING SERIES A NOTES

The total dollar value of the 22,500,000 shares of common stock underlying the Series A Notes, is equal to $17,550,000, based on the closing price of $ .78 per share on May 31, 2007, the date that more than 92% of the Series A Notes were sold, and the initial conversion price of $0.40 per share. On November 30, 2007, the conversion price of the Series A Notes was reduced to $0.25 per share; accordingly, there are currently 36,000,000 shares underlying the Series A Notes. The Series A Notes were sold in connection with the issuance of the Series A Warrants. A portion of the shares underlying the Series A Warrants are being registered pursuant to this prospectus. None of the shares of common stock underlying the Series A Notes are being registered pursuant to this prospectus.

PAYMENTS DUE OR MADE UNDER SERIES A NOTES AND DEBENTURES

The tables below set forth the dollar amounts of each payment due that we have made or may be required to make (other than repayments of principal) in relation to the transaction to the selling shareholders and any party with whom the selling shareholders have a contractual relationship regarding the transaction*:

Payments that have been made:

Party	Payment Reference	Date	Amount
Bridge Point Master Fund, Ltd.(1)	Interest	7/1/07	$9,863.01
Bridge Point Master Fund, Ltd.	Interest	10/9/07	$22,684.93
Capital Venture International (2)	Interest	7/1/07	$9,863.01
Capital Venture International	Interest	10/9/07	$22,684.93
Enable Growth Partners LP (3)	Interest	7/1/07	$27,945.21
Enable Growth Partners LP	Interest	10/9/07	$64,273.97
Enable Opportunity Partners LP (4)	Interest	7/1/07	$3,945.21
Enable Opportunity Partners LP	Interest	10/9/07	$9,073.97
Pierce Diversified Strategy Master Fund LLC (5)	Interest	7/1/07	$986.30
Pierce Diversified Strategy Master Fund LLC	Interest	10/9/07	$2,268.49
E. Roger Williams (6)	Interest	7/1/07	$657.53
E. Roger Williams	Interest	10/9/07	$1,512.33
William P. Whalen (7)	Interest	7/1/07	$657.53
William P. Whalen	Interest	10/9/07	$1,512.33
Rodgers L. & Nancy W. Harper JTWROS (8)	Interest	7/1/07	$657.53
Rodgers L. & Nancy W. Harper JTWROS	Interest	10/9/07	$1,512.33
Mark Reinders (9)	Interest	7/1/07	$591.78
Mark Reinders	Interest	10/9/07	$1,512.33
Scott Lyman (10)	Interest	7/1/07	$887.67
Scott Lyman	Interest	10/9/07	$2,268.49
Edward A. Bugniazet III (11)	Interest	7/1/07	$591.78

Edward A. Bugniazet III	Interest	10/9/07	$1,512.33
Jason E. Baer (12)	Interest	7/1/07	$295.89
Jason E. Baer	Interest	10/9/07	$756.16
Jeffrey S. Kahn (13)	Interest	7/1/07	$295.89
Jeffrey S. Kahn	Interest	10/9/07	$756.16
Martin Scott Moss (14)	Interest	7/1/07	$295.89
Martin Scott Moss	Interest	10/9/07	$756.16
Paul Foley (15)	Interest	7/1/07	$295.89
Paul Foley	Interest	10/9/07	$756.16
EGATNIV, LLC (16)	Interest	7/1/07	$657.53
EGATNIV, LLC	Interest	10/9/07	$2,268.49
TOTAL PAYMENTS MADE FOR All NOTEHOLDERS (representing interest)			$194,596.98
Maxum Overseas Fund (17)	Interest	4/13/07	$118,000**
GGR I (18)	Interest	8/24/07	$16,300**
TOTAL PAYMENTS MADE FOR DEBENTURES (representing interest)			$134,300
Knight Capital Group, Inc.	Broker’s fee	3/24/07	$71,729(19)
Knight Capital Group, Inc.	Broker’s fee — expense reimbursement	5/24/07	$9,473.68(20)
Knight Capital Group, Inc.	Broker’s fee	5/25/07	$28,947.37(21)
Knight Capital Group, Inc.	Broker’s fee	5/31/07	$700,000 (22)
Knight Capital Group, Inc.	Broker’s fee — expense reimbursement	5/31/07	$51,451.58 (23)
Knight Capital Group, Inc.	Broker’s fee	6/18/07	$7,894.74 (24)
Knight Capital Group, Inc.	Broker’s fee — expense reimbursement	6/18/07	$4,029.47 (25)
Knight Capital Group, Inc.	Broker’s fee — expense reimbursement	6/22/07	$936.75 (26)
Knight Capital Group, Inc.	Broker’s fee	7/9/07	$13,157.89 (27)
TOTAL PAYMENTS MADE FOR KNIGHT CAPITAL			$887,620.48
TOTAL PAYMENTS MADE FOR ALL PARTIES			$1,216,517.46
** Interest paid with issuance of common stock. Values equal to number of shares times market price on conversion date

Payments to be made:

Party	Payment Reference	Date	Amount
Bridge Point Master Fund, Ltd.	Interest	2/15/08 **	$22,315.07
Bridge Point Master Fund, Ltd.	Interest	4/1/08	$22,500
Bridge Point Master Fund, Ltd.	Interest	7/1/08	$22,500
Bridge Point Master Fund, Ltd.	Interest	10/1/08	$22,500
Bridge Point Master Fund, Ltd.	Interest	1/1/09	$22,500
Bridge Point Master Fund, Ltd.	Interest	4/1/09	$22,500
Bridge Point Master Fund, Ltd.	Interest	7/1/09	$22,500
Bridge Point Master Fund, Ltd.	Interest	10/1/09	$22,500

Bridge Point Master Fund, Ltd.	Interest	1/1/10	$22,500
Bridge Point Master Fund, Ltd.	Interest	4/1/10	$22,500
Capital Venture International	Interest	2/15/08 **	$22,315.07
Capital Venture International	Interest	4/1/08	$22,500
Capital Venture International	Interest	7/1/08	$22,500
Capital Venture International	Interest	10/1/08	$22,500
Capital Venture International	Interest	1/1/09	$22,500
Capital Venture International	Interest	4/1/09	$22,500
Capital Venture International	Interest	7/1/09	$22,500
Capital Venture International	Interest	10/1/09	$22,500
Capital Venture International	Interest	1/1/10	$22,500
Capital Venture International	Interest	4/1/10	$22,500
Enable Growth Partners LP	Interest	2/15/08 **	$63,226.09
Enable Growth Partners LP	Interest	4/1/08	$63,750
Enable Growth Partners LP	Interest	7/1/08	$63,750
Enable Growth Partners LP	Interest	10/1/08	$63,750
Enable Growth Partners LP	Interest	1/1/09	$63,750
Enable Growth Partners LP	Interest	4/1/09	$63,750
Enable Growth Partners LP	Interest	7/1/09	$63,750
Enable Growth Partners LP	Interest	10/1/09	$63,750
Enable Growth Partners LP	Interest	1/1/10	$63,750
Enable Growth Partners LP	Interest	4/1/10	$63,750
Enable Opportunity Partners LP	Interest	2/15/08 **	$8,926.03
Enable Opportunity Partners LP	Interest	4/1/08	$9,000
Enable Opportunity Partners LP	Interest	7/1/08	$9,000
Enable Opportunity Partners LP	Interest	10/1/08	$9,000
Enable Opportunity Partners LP	Interest	1/1/09	$9,000
Enable Opportunity Partners LP	Interest	4/1/09	$9,000
Enable Opportunity Partners LP	Interest	7/1/09	$9,000
Enable Opportunity Partners LP	Interest	10/1/09	$9,000
Enable Opportunity Partners LP	Interest	1/1/10	$9,000
Enable Opportunity Partners LP	Interest	4/1/10	$9,000
Pierce Diversified Strategy Master Fund, LLC	Interest	2/15/08 **	$2,231.51
Pierce Diversified Strategy Master Fund, LLC	Interest	4/1/08	$2,250
Pierce Diversified Strategy Master Fund, LLC	Interest	7/1/08	$2,250
Pierce Diversified Strategy Master Fund, LLC	Interest	10/1/08	$2,250
Pierce Diversified Strategy Master Fund, LLC	Interest	1/1/09	$2,250
Pierce Diversified Strategy Master Fund, LLC	Interest	4/1/09	$2,250
Pierce Diversified Strategy Master Fund, LLC	Interest	7/1/09	$2,250
Pierce Diversified Strategy Master Fund, LLC	Interest	10/1/09	$2,250
Pierce Diversified Strategy Master Fund, LLC	Interest	1/1/10	$2,250
Pierce Diversified Strategy Master Fund, LLC	Interest	4/1/10	$2,250
E. Roger Williams	Interest	2/15/08 **	$1,487.67
E. Roger Williams	Interest	4/1/08	$1,500
E. Roger Williams	Interest	7/1/08	$1,500
E. Roger Williams	Interest	10/1/08	$1,500
E. Roger Williams	Interest	1/1/09	$1,500
E. Roger Williams	Interest	4/1/09	$1,500
E. Roger Williams	Interest	7/1/09	$1,500
E. Roger Williams	Interest	10/1/09	$1,500

E. Roger Williams	Interest	1/1/10	$1,500
E. Roger Williams	Interest	4/1/10	$1,500
William P. Whalen	Interest	2/15/08 **	$1,487.67
William P. Whalen	Interest	4/1/08	$1,500
William P. Whalen	Interest	7/1/08	$1,500
William P. Whalen	Interest	10/1/08	$1,500
William P. Whalen	Interest	1/1/09	$1,500
William P. Whalen	Interest	4/1/09	$1,500
William P. Whalen	Interest	7/1/09	$1,500
William P. Whalen	Interest	10/1/09	$1,500
William P. Whalen	Interest	1/1/10	$1,500
William P. Whalen	Interest	4/1/10	$1,500
Rodgers H. & Nancy W. Harper JTWROS	Interest	2/15/08 **	$1,487.67
Rodgers H. & Nancy W. Harper JTWROS	Interest	4/1/08	$1,500
Rodgers H. & Nancy W. Harper JTWROS	Interest	7/1/08	$1,500
Rodgers H. & Nancy W. Harper JTWROS	Interest	10/1/08	$1,500
Rodgers H. & Nancy W. Harper JTWROS	Interest	1/1/09	$1,500
Rodgers H. & Nancy W. Harper JTWROS	Interest	4/1/09	$1,500
Rodgers H. & Nancy W. Harper JTWROS	Interest	7/1/09	$1,500
Rodgers H. & Nancy W. Harper JTWROS	Interest	10/1/09	$1,500
Rodgers H. & Nancy W. Harper JTWROS	Interest	1/1/10	$1,500
Rodgers H. & Nancy W. Harper JTWROS	Interest	4/1/10	$1,500
Mark Reinders	Interest	2/15/08 **	$1,487.67
Mark Reinders	Interest	4/1/08	$1,500
Mark Reinders	Interest	7/1/08	$1,500
Mark Reinders	Interest	10/1/08	$1,500
Mark Reinders	Interest	1/1/09	$1,500
Mark Reinders	Interest	4/1/09	$1,500
Mark Reinders	Interest	7/1/09	$1,500
Mark Reinders	Interest	10/1/09	$1,500
Mark Reinders	Interest	1/1/10	$1,500
Mark Reinders	Interest	4/1/10	$1,500
Scott Lyman	Interest	2/15/08 **	$2,231.51
Scott Lyman	Interest	4/1/08	$2,250
Scott Lyman	Interest	7/1/08	$2,250
Scott Lyman	Interest	10/1/08	$2,250
Scott Lyman	Interest	1/1/09	$2,250
Scott Lyman	Interest	4/1/09	$2,250
Scott Lyman	Interest	7/1/09	$2,250
Scott Lyman	Interest	10/1/09	$2,250
Scott Lyman	Interest	1/1/10	$2,250
Scott Lyman	Interest	4/1/10	$2,250
Edward A. Bugniazet III	Interest	2/15/08 **	$1,487.67
Edward A. Bugniazet III	Interest	4/1/08	$1,500
Edward A. Bugniazet III	Interest	7/1/08	$1,500
Edward A. Bugniazet III	Interest	10/1/08	$1,500
Edward A. Bugniazet III	Interest	1/1/09	$1,500
Edward A. Bugniazet III	Interest	4/1/09	$1,500
Edward A. Bugniazet III	Interest	7/1/09	$1,500
Edward A. Bugniazet III	Interest	10/1/09	$1,500

Edward A. Bugniazet III	Interest	1/1/10	$1,500
Edward A. Bugniazet III	Interest	4/1/10	$1,500
Jason E. Baer	Interest	2/15/08 **	$743.84
Jason E. Baer	Interest	4/1/08	$750
Jason E. Baer	Interest	7/1/08	$750
Jason E. Baer	Interest	10/1/08	$750
Jason E. Baer	Interest	1/1/09	$750
Jason E. Baer	Interest	4/1/09	$750
Jason E. Baer	Interest	7/1/09	$750
Jason E. Baer	Interest	10/1/09	$750
Jason E. Baer	Interest	1/1/10	$750
Jason E. Baer	Interest	4/1/10	$750
Jeffrey S. Kahn	Interest	1/1/08	$743.84
Jeffery S. Kahn	Interest	4/1/08	$750
Jeffrey S. Kahn	Interest	7/1/08	$750
Jeffrey S. Kahn	Interest	10/1/08	$750
Jeffrey S. Kahn	Interest	1/1/09	$750
Jeffrey S. Kahn	Interest	4/1/09	$750
Jeffrey S. Kahn	Interest	7/1/09	$750
Jeffrey S. Kahn	Interest	10/1/09	$750
Jeffrey S. Kahn	Interest	1/1/10	$750
Jeffrey S. Kahn	Interest	4/1/10	$750
Martin Scott Moss	Interest	2/15/08 **	$743.84
Martin Scott Moss	Interest	4/1/08	$750
Martin Scott Moss	Interest	7/1/08	$750
Martin Scott Moss	Interest	10/1/08	$750
Martin Scott Moss	Interest	1/1/09	$750
Martin Scott Moss	Interest	4/1/09	$750
Martin Scott Moss	Interest	7/1/09	$750
Martin Scott Moss	Interest	10/1/09	$750
Martin Scott Moss	Interest	1/1/10	$750
Martin Scott Moss	Interest	2/15/08 **	$750
Paul Foley	Interest	1/1/08	$743.84
Paul Foley	Interest	4/1/08	$750
Paul Foley	Interest	7/1/08	$750
Paul Foley	Interest	10/1/08	$750
Paul Foley	Interest	1/1/09	$750
Paul Foley	Interest	4/1/09	$750
Paul Foley	Interest	7/1/09	$750
Paul Foley	Interest	10/1/09	$750
Paul Foley	Interest	1/1/10	$750
EGATNIV, LLC	Interest	2/15/08 **	$2,231.51
EGATNIV, LLC	Interest	4/1/08	$2,250
EGATNIV, LLC	Interest	7/1/08	$2,250
EGATNIV, LLC	Interest	10/1/08	$2,250
EGATNIV, LLC	Interest	1/1/09	$2,250
EGATNIV, LLC	Interest	4/1/09	$2,250
EGATNIV, LLC	Interest	7/1/09	$2,250
EGATNIV, LLC	Interest	10/1/09	$2,250
EGATNIV, LLC	Interest	1/1/10	$2,250
EGATNIV, LLC	Interest	4/1/10	$2,250
TOTAL PAYMENTS TO BE MADE FOR ALL PARTIES			$1,348,890.67
TOTAL PAYMENTS MADE OR TO BE MADE FOR ALL PARTIES			$2,565,403.13

*During the term of the Series A Note, interest accrues on outstanding principal at an interest rate equal to six percent per annum payable quarterly in arrears on each January 1, April 1, July 1 and October 1.  Interest is calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.  We may pay interest in shares of our Common Stock if:

Our Common Stock shall have traded an average of at least 125,000 shares per day for each of the five trading days prior to the dated an interest payment is due a registration statement covering the resale by the holder of Series A Notes who will receive the shares in payment of interest is  current and effective as of the date of delivery of such shares to the holder; and

a Trigger Event shall not have occurred.

** On January 7, 2008, the Company and the holders of the Series A Notes agreed that interest which had been due on January 1, 2008, is due on February 15, 2008, and payable in shares of common stock, valued at 90% of the 5 day weighted average price of nCoat’s common stock, as of December 31, 2007.

(1)  Bridge Point Master Fund, Ltd. purchased a Series A Note in the principal amount of $1,500,000.

(2)  Capital Venture International, purchased a Series A Note in the principal amount of $1,500,000.

(3)  Enable Growth Partners LP purchased a Series A Note in the principal amount of $4,250,000.

(4) Enable Opportunity Partners LP purchased a Series A Note in the principal amount of $600,000.

(5) Pierce Diversified Strategy Master Fund LLC, Ena purchased a Series A Note in the principal amount of $150,000.

(6) E. Roger Williams purchased a Series A Note in the principal amount of $100,000.

(7) William P. Whalen purchased a Series A Note in the principal amount of $100,000.

(8) Rodgers H. & Nancy W. Harper JTWROS purchased a Series A Note in the principal amount of $100,000.

(9) Mark Reinders purchased a Series A Note in the principal amount of $100,000.

(10)  Scott Lyman purchased a Series A Note in the principal amount of $150,000.

(11) Edward A. Bugniazet III purchased a Series A Note in the principal amount of $100,000.

(12) Jason E. Baer purchased a Series A  Note in the principal amount of $50,000.

(13) Jeffrey S. Kahn purchased a Series A Note in the principal amount of $50,000.

(14) Martin Scott Moss purchased a Series A  Note in the principal amount of $50,000.

(15) Paul Foley purchased a Series A Note in the principal amount of $50,000.

(16) EGATNIV, LLC purchased a Series A Note in the principal amount of $150,000.

(17) Maxum Overseas Fund purchased Convertible Debentures in the principal amount of $2,000,000.

(18) GGR I is the assignee of Coach Capital, which purchased Convertible Debentures in the principal amount of $500,000.

(19) Represents pro rata portion attributable to Series A Notes of aggregate $71,729 in shares of common stock (representing 880,400 shares of common stock valued at $.129 per share based on the fair market value on March 24, 2007 (see financial statements for determination of fair market value)) including Debentures, Series A Notes and Series B Notes.

(20) Represents pro rata portion attributable to Series A Notes of aggregate $15,000 in expense reimbursement including Debentures, Series A Notes and Series B Notes.

(21) Represents pro rata portion attributable to Series A Notes of the aggregate warrants to purchase 68,750 shares of common stock at an exercise price of $.40 per share exercisable for five years from the date of issuance included in Debentures, Series A Notes and Series B Notes.

(22) Represents pro rata portion attributable to Series A Notes of the aggregate warrants to purchase 1,662,500 shares of common stock at an exercise price of $.40 per share exercisable for five years from the date of issuance included in Debentures, Series A Notes and Series B Notes.

(23) Represents pro rata portion attributable to Series A Notes of aggregate $81,465 in expense reimbursement including Debentures, Series A Notes and Series B Notes.

(24) Represents pro rata portion attributable to Series A Notes of the aggregate warrants to purchase 18,750 shares of common stock at an exercise price of $.40 per share exercisable for five years from the date of issuance included in Debentures, Series A Notes and Series B Notes

(25) Represents pro rata portion attributable to Series A Notes of aggregate $6,380 in expense reimbursement including Debentures, Series A Notes and Series B Notes.

(26) Represents pro rata portion attributable to Series A Notes of aggregate $1,483.18 in expense reimbursement including Debentures, Series A Notes and Series B Notes.

(27) Represents pro rata portion attributable to Series A Notes of the aggregate warrants to purchase 31,250 shares of common stock at an exercise price of $.40 per share exercisable for five years from the date of issuance included in Debentures, Series A Notes and Series B Notes.

TOTAL PAYMENTS IN FIRST YEAR FOLLOWING SALE AND NET PROCEEDS

The total possible payments to all selling shareholders and all of their affiliates in the first year following the sale of the Debentures and Series A Notes is equal to $1,748,987.26 (see tables above).

The following table summarizes net proceeds to us from the sale of the Series A Notes and Debentures:

Gross Proceeds	$9,000,000

less broker's fees (Knight Capital)	$887,620.48	*

Net Proceeds	$8,112,379.52

* Does not include legal fees to Company's counsel, printing fees, and other miscellaneous expenses. Such expenses were equal to approximately $62,400.

TOTAL POSSIBLE PROFIT TO SELLING SHAREHOLDERS UNDER SERIES A NOTES

The following table sets forth the total possible profit to the selling shareholders as of the date of the sale of the Series A Notes, based upon a $.38 differential between the conversion price on the date of the sale of the convertible notes and the market price on that date (the discount (premium) to market):

Selling Shareholders	Market Price 5/31/ 07	Conversion Price 5/31/07*	Total Shares	Total Market Value	Total Conversion Value	Total Profit
Bridge Point Master Fund, Ltd.	$.78	$.40	3,750,000	$2,925,000	$1,500,000	$1,425,000
Capital Venture International	$.78	$.40	3,750,000	$2,925,000	$1,500,000	$1,425,000
Enable Growth Partners LP	$.78	$.40	10,625,000	$8,287,500	$4,250,000	$4,037,500
Enable Opportunity Partners LP	$.78	$.40	1,500,000	$1,170,000	$600,000	$570,000
Pierce Diversified Strategy Master Fund LLC, Ena	$.78	$.40	375,000	$292,500	$150,000	$142,500
E. Roger Williams	$.78	$.40	250,000	$195,000	$100,000	$95,000
William P. Whalen	$.78	$.40	250,000	$195,000	$100,000	$95,000
Rodgers H. & Nancy W. Harper JTWROS	$.78	$.40	250,000	$195,000	$100,000	$95,000
Mark Reinders	$.78	$.40	250,000	$195,000	$100,000	$95,000
Scott Lyman	$.78	$.40	375,000	$292,500	$150,000	$142,500
Edward A. Bugniazet III	$.78	$.40	250,000	$195,000	$100,000	$95,000
Jason E. Baer	$.78	$.40	125,000	$97,500	$50,000	$47,500
Jeffrey S. Kahn	$.78	$.40	125,000	$97,500	$50,000	$47,500
Martin Scott Moss	$.78	$.40	125,000	$97,500	$50,000	$47,500
Paul Foley	$.78	$.40	125,000	$97,500	$50,000	$47,500
EGATNIV, LLC	$.78	$.40	375,000	$292,500	$150,000	$142,500
Total			22,500,000	$17,550,000	$9,000,000	$8,550,000

* On November 30, 2007, the conversion price was reduced to $0.25.

TOTAL POSSIBLE PROFIT (LOSS) TO SELLING SHAREHOLDERS UNDER SERIES A WARRANTS

The following table sets forth the total possible profit (loss) to the selling shareholders as of the date of the sale of the warrants, based upon a $-.22 differential between the exercise price on the date of the sale of the warrants and the market price on that date (discount (premium) to market):

Selling Shareholders	Market Price 5/31/ 07	Exercise Price	Total Shares	Total Market Value	Total Exercise Value	Total Discount (Premium) to Market
Bridge Point Master Fund, Ltd.	$.78	$1.00	3,750,000	$2,925,000	$3,750,000	$(825,000)
Capital Venture International	$.78	$1.00	3,750,000	$2,925,000	$3,750,000	$(825,000)
Enable Growth Partners LP	$.78	$1.00	10,625,000,	$8,287,500	$10,625,000,	$(2,337,500)
Enable Opportunity Partners LP	$.78	$1.00	1,500,000	$1,170,000	$1,500,000	$(330,000)
Pierce Diversified Strategy Master Fund LLC, Ena	$.78	$1.00	375,000	$292,500	$375,000	$(82,500)
E. Roger Williams	$.78	$1.00	250,000	$195,000	$250,000	$(55,000)
William P. Whalen	$.78	$1.00	250,000	$195,000	$250,000	$(55,000)
Rodgers H. & Nancy W. Harper JTWROS	$.78	$1.00	250,000	$195,000	$250,000	$(55,000)
Mark Reinders	$.78	$1.00	250,000	$195,000	$250,000	$(55,000)
Scott Lyman	$.78	$1.00	375,000	$292,500	$375,000	$(82,500)
Edward A. Bugniazet III	$.78	$1.00	250,000	$195,000	$250,000	$(55,000)
Jason E. Baer	$.78	$1.00	125,000	$97,500	$125,000	$(27,500)
Jeffrey S. Kahn	$.78	$1.00	125,000	$97,500	$125,000	$(27,500)
Martin Scott Moss	$.78	$1.00	125,000	$97,500	$125,000	$(27,500)
Paul Foley	$.78	$1.00	125,000	$97,500	$125,000	$(27,500)
EGATNIV, LLC	$.78	$1.00	375,000	$292,500	$375,000	$(82,500)
Total			22,500,000	$17,550,000	$22,500,000	$(4,950,000)

COMPARISON OF NET PROCEEDS TO TOTAL POSSIBLE PROFIT TO SELLING SHAREHOLDERS

The following table compares the net proceeds that we would receive assuming all required payments are made to the selling stockholders compared to the total possible profit that could be realized by the selling stockholders:

Gross proceeds paid to the issuer in the Debentures and convertible note transactions	$9,000,000

All payments made or that may be required to made by the issuer (as disclosed above)	$2,565,408.13

Net proceeds to Company, as gross proceeds are reduced by the total of all possible payments (excluding principal)	$6,434,591.87	(2)

Total possible profit to be realized as a result of conversion discounts under Series A convertible notes (see table above)	$8,550,000	(3)

Combined total possible profit to be realized as a result of conversion discounts (premiums) under Series A convertible notes and warrants (see table above)	$3,600,000	(4)

Percentage of the total amount of all possible payments divided by the net proceeds to the issuer from sale of Series A convertible notes	39.87%

Percentage averaged over the term of the convertible notes	3.32	% (1)

Total possible discount (premium) to the market price of the shares underlying the convertible notes divided by the net proceeds to the Company from the sale of the convertible notes	132.88	%(3)

Percentage averaged over the term of the convertible notes	11.07	%(1)

Total possible discount (premium) to the market price of the shares underlying the convertible notes and warrants divided by the net proceeds to the Company from the sale of the convertible notes	55.95	%(5)

Percentage averaged over the term of the convertible notes	4.66	%(1)

(1) Percentage averaged over the term of the convertible note calculated by dividing percentage by twelve, based on the number of quarterly payments over three-year term of the notes.

(2) Does not include legal fees to Company’s counsel, printing fees, and other miscellaneous expenses. Such expenses were equal to approximately $62,400.

(3) Does not include possible (loss) under exercise of warrants of ($4,950,000). The selling shareholders are unlikely to exercise the warrants when the exercise price is above the market price.

(4) Represents $8,550,000 possible profit under the notes less ($4,950,000) possible (loss) under the warrants. The selling shareholders are unlikely to exercise the warrants when the exercise price is above the market price.

(5) The selling shareholders are unlikely to exercise the warrants when the exercise price is above the market price.

The following table summarizes the number of shares outstanding prior to the convertible note transaction held by persons other than the selling shareholders, affiliates of the company and affiliates of the selling shareholders (the “Public Float”), the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements that continue to be held by the selling shareholders or affiliates of the selling shareholders; the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders; and the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

SUMMARY OF PUBLIC FLOAT, SHARES REGISTERED IN PRIOR REGISTRATION STATEMENTS
THAT CONTINUE TO BE HELD, SHARES REGISTERED IN PRIOR REGISTRATION STATEMENTS
THAT HAVE BEEN SOLD, AND SHARES REGISTERED IN CURRENT TRANSACTION

Selling Shareholders	Public Float (1)	Number of shares registered for resale in prior registration statements	Number of shares registered for resale in prior registration statements that continue to be held	Number of shares registered for resale in prior registration statements that have been sold	Number of shares registered for resale in current transactions
Bridge Point Master Fund, Ltd.	50,218,543	0	0	0	2,762,020 (2)

Capital Venture International	50,218,543	0	0	0	2,762,020 (2)

Enable Growth Partners LP	50,218,543	0	0	0	7,825,722 (2)

Enable Opportunity Partners LP	50,218,543	0	0	0	1,104,808 (2)

Pierce Diversified Strategy Master Fund LLC, Ena	50,218,543	0	0	0	276,202 (2)

E. Roger Williams	50,218,543	0	0	0	184,135 (2)

William P. Whalen	50,218,543	0	0	0	184,135 (2)

Rodgers H. & Nancy W. Harper JTWROS	50,218,543	0	0	0	184,135 (2)

Mark Reinders	50,218,543	0	0	0	184,135 (2)

Scott Lyman	50,218,543	0	0	0	276,202 (2)

Edward A. Bugniazet III	50,218,543	0	0	0	184,135 (2)

Jason E. Baer	50,218,543	0	0	0	92,067 (2)

Jeffrey S. Kahn	50,218,543	0	0	0	92,067 (2)

Martin Scott Moss	50,218,543	0	0	0	92,067 (2)

Paul Foley	50,218,543	0	0	0	92,067 (2)

EGATNIV, LLC	50,218,543	0	0	0	276,202 (2)

Maxum Overseas Fund	50,218,543	0	0	0	4,135,504 (3)

GGR I	50,218,543	0	0	0	1,036,215 (3)

Total	50,218,543	0	0	0	21,743,838

(1) Represents an aggregate of 94,030,903 shares issued and outstanding less 43,812,360 shares held by affiliates of the Company, as of May 31, 2007, the date on which more than 92% of the Series A Notes were sold.

(2) Represents the selling shareholder’s pro rata share of the shares issuable upon exercise of the Series A Warrants.

(3) Represents shares issued upon conversion of the Debentures.

Prior securities transactions with Selling Shareholders

There have not been any prior securities transaction between us (or any of our predecessors) and the selling shareholders, any affiliates of the selling shareholders, or any person with whom any selling shareholder has a contractual relationship regarding the transactions.

Intention to make payments on overlying Series A Notes

We have the intention, and a reasonable basis to believe that we will have the financial ability, to make all payments on the overlying Series A Notes. We may pay interest in shares of our Common Stock if:

Our Common Stock shall have traded an average of at least 125,000 shares per day for each of the five trading days prior to the dated an interest payment is due a registration statement covering the resale by the holder of Series A Notes who will receive the shares in payment of interest is  current and effective as of the date of delivery of such shares to the holder; and

a Trigger Event shall not have occurred.

Short Positions by the Selling Shareholders

The Company is not aware of any short positions entered into by the Selling Shareholders.

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales.  Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We have informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock.  In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Shares or any right to purchase the Shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock.  None of these persons may effect any stabilizing transaction to facilitate any offering at the market.  As the Selling Shareholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the Shares.

We also have advised the Selling Shareholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus.  Regulation M may prohibit the Selling Shareholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement.  We have advised the Selling Shareholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers		Position	Served Since

Paul S. Clayson	50	CEO and Chairman of the Board of Directors.	February 2007
		Director	October 2006
Terry R. Holmes	60	President, COO Director	February 2007 October 2006
Bert Wonnacott	56	Vice President, Chief Development Officer	March 2007
James C. Dodd	64	Vice President, Chief Financial Officer	March 2007
Dr. Thomas Buckley	57	Director	March 2007

Paul S. Clayson
Mr. Clayson is the founder, chairman, and chief executive officer of nCoat. He has been a business owner, global strategic planning expert, financial and investment strategist and political advisor for the past 25 years. Since 2003 he has served  as President and Chief Operating Officer and equity partner of Sequoia Pacific Research, Inc., which is a diversified nanotechnology company. From 1998 to 2003 Mr. Clayson was Vice President, Corporate Strategy, Sales, Marketing and Corporate Development for Fonix Corporation, a software technology company where he developed global marketing, business, product development and finance strategies and grew the company from a no-revenue R&D company to a globally commercialized firm with customers worldwide and development contracts with many of the world's dominant computer, semiconductor, telecom and consumer electronics companies.  From 1988 to 1998, Mr. Clayson managed congressional campaigns and served as Chief of Staff to two U.S. Congressmen and as a lead advance agent to two U.S. Presidents. From 1982 to 1986,  Mr. Clayson served as senior management and operations officer for three prominent institutional investment advisory and research firms in Portland, Oregon, growing assets under management from $400 million to over $2 billion in under four years. Mr. Clayson has served as the Chairman of the Economic Development Committee for the campaign of Governor Jon Huntsman of Utah and was appointed by the Governor to serve as the Chairman of the Utah Nanotechnology Initiative. Mr. Clayson devotes over 60 hours per week to our business.

Terry R. Holmes
Since 2001, Mr. Holmes has served as CEO and Chairman of Sequoia Pacific Research, Inc.a nano-technology research, development and technology licensing company, which he founded.  Mr. Holmes has 35 years of high level business experience as a serial entrepreneur successfully starting numerous profitable technology enterprises, primarily in the telephony, software development and interactive voice response (IVR) industries. Mr. Holmes has incubated numerous software applications and commercialized many into companies.  . Mr. Holmes founded the first ASP voice mail bureau in the United Stated of America and developed a total of 3 voice mail bureaus, then sold his interest to develop systems for the IVR industry. Mr. Holmes has founded and been CEO and Chairman of several telephony software companies, including; a telephony interconnect company, a telecom consulting company, an MLM ASP software development and licensing company and a health benefit eligibility and enrollment ASP software development and licensing company. Currently, he serves as CEO and Chairman of the Board of TeeNetz, Inc., an ASP telephony and web services companyi. Mr. Holms currently serves as the Vice Chairman of the Utah Nanotechnology Imitative and as a member of the Utah Digital Health Commission. Mr. Holmes  devotes over 60 hours per week to our business.

Bert Wonnacott
From October 2005 to March 2007 Mr. Wonnacott was our Vice President and General Counsel. From 1985 to October 2005 Mr. Wonnacott was a solo practitioner with a corporate law practice. Prior to that he was a partner at Williams, Wonnacott & George, which merged into Tanner, Kesler, Rust & Williams. He earned an MBA and JD degree in a combined program from the University of Utah following an undergraduate degree in business management and accounting from the same institution. For more than thirty years, he has worked in corporate law, business management and strategic advisory of multiple individuals and business entities. He has been a small business owner and officer in several ventures. Mr. Wonnacott has previously worked in corporate and private law practice focusing on business start-ups, venture capital portfolio management, capital funding, mergers, acquisitions and international taxation. He worked for a venture capital firm in charge of portfolio selection, due diligence, documentation, federal compliance and investment management. He also formed an investment advisory company focusing on specialized global currency trading and investing. He has volunteered his professional services for several 501(c)(3) charitable organizations.

James Dodd
From 2002 to March 2007 Mr. Dodd was vice president finance (chief financial officer) for P&J Brands, Inc.  Following 20 years of public accounting experience, including nine years as a partner with a leading international CPA firm, Mr. Dodd has 20 years experience as a senior corporate officer and Chief Financial Officer ranging in scope from a large multinational concern to a new product startup company. His experience in finance, accounting, administration, analysis and planning, mergers and acquisitions and business development have included two public companies with domestic and international operations. Mr. Dodd has served as the CFO of companies engaged in manufacturing and distribution in the food, defense, automotive, investment research and publishing and recreation sectors. Mr. Dodd has a degree in business from Montana State University and is a CPA.

Dr. Thomas F. Buckley
Since 1996, Dr. Buckley has served on the staff of Chevron Texaco providing counsel and product management strategies to assure coordinated and timely technical outcomes consistent with regulatory compliance obligations and internal corporate policy. To this end, among other duties, he serves as lead new substance notification negotiator in most discussions with the major global Competent Authorities. Currently, he also serves as a lead lubricant industry group contributor to the ongoing debate to develop reasoned and scientifically sound draft directives and regulations, thus minimizing any potentially adverse impacts upon the chemical industry at large. For over 27 years, Dr. Buckley has enjoyed career success as a research and development chemist, staff scientist, and global chemical product compliance specialist providing market support for existing and emerging lubricant and fuel additive technologies, novel minerals applications and alternative fuel sources for both large and small corporations and affiliated university research departments. Dr. Buckley has specific expertise in synthetic organic chemistry, related commercial process and product development, the protection of Intellectual Property Rights, and associated global new chemical regulatory affairs. Dr. Buckley received both his Bachelor of Science degree in Chemistry and his Master of Science degree in Organic Chemistry from the University of New Hampshire (Durham) in the early 70s, beginning his professional career as a medicinal chemist. He later completed his Doctor of Philosophy degree in Synthetic Organic Chemistry from the University of California (Berkeley). He is the inventor of record for over 45 U.S. and International patents, has published in several research, business trade, and technical journals over his career including numerous technical conference venues to date, and has served as Chairperson of numerous lubricant additive trade associations sector groups having impact upon the uniform interpretation, reconciliation, and implementation of regional chemical regulations in a global chemicals economy.

Commission's Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the provisions in our Certificate of Incorporation, our Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 19, 2007 , by:

•	each person known by us to be a beneficial owner of more than 5.0% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire beneficial ownership of within 60 days of November 19 , 2007 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares shown as beneficially owned. A total of 96,650,451 shares of our common stock were issued and outstanding as of November 19, 2007.

Unless provided for otherwise, the address for each of the beneficial owners named below is the Company's business address 7237 Pace Dr. PO Box 38 Whitsett, NC 2737-9118.

Name of Beneficial Owner	Shares	Percent of Class

5% Stock Holders	16,058,600	16.7%
Mark Willes Family Trust
3561 North 100 East
Suite 300
Provo, UT 84604

Directors and Named Executive Officers

Paul Clayson	13,451,880	13.9%
Terry Holmes	13,451,880	13.9%
Bert Wonnacott	350,000	0.4%
James Dodd	500,000	0.5%
Dr. Thomas F. Buckley	-	-
Mr. Geoffrey D. Lewis*	-	-
All directors and executive officers as a group. (4 persons)	27,753,760	28.8%

* Mr. Lewis resigned as director effective December 31, 2007

Description of Common Stock

nCoat, Inc., was incorporated as Tylerstone Ventures Corporation (“Tylerstone”) under the laws of the state of Delaware on September 24, 1998, with authorized common stock of 25,000,000 shares at a par value of $0.001. We have changed our name from Tylerstone Ventures Corporation to “nCoat, Inc.” and effected a forward split of its common stock on a 20 for 1 basis.  We also increased our authorized capital from 25,000,000 common shares to 500,000,000 common shares at a par value of $0.0001 per share.

On February 3, 2007, Tylerstone entered into Share Exchange Agreement (the “Agreement”) with nCoat Auto for the purpose of acquiring all of the issued and outstanding shares of common stock of nCoat Auto, par value $0.001 per share (“nCoat Auto Common Stock”), in exchange for new shares of our common stock, par value $0.0001 per share (“Company Common Stock”).

On February 14, 2007, the parties to the Agreement completed the final steps of that Agreement (the “Closing”) as contemplated by the Agreement. Pursuant to the terms of the Agreement, we acquired 11,554,545 shares of nCoat Auto Common Stock from all shareholders of nCoat Auto which represented 100.0% of the issued and outstanding shares of nCoat Auto Common Stock, in exchange for 2,542,000 pre-spilt shares of our Common Stock, which represents 57.75% of the issued and outstanding shares of our Common Stock. As a part of the Agreement, our existing shareholders returned and we cancelled 750,000 outstanding pre-spilt shares of our Common Stock for no consideration. Within a few days of the formal closing, our forward 20:1 split of the Common Stock took effect. As of June 30, 2007, 88,920,400 shares of our common stock were issued and outstanding.

Each holder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments, and are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors, in its sole discretion, from funds legally available for such use.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Certain Relationships and Related Transactions

From October 1, 2005 to July 31, 2007, we leased executive office space in Salt Lake City , from Mr. Holmes our Chief Operating Officer and a member of our board of directors .  Since that time we have consolidated our operations in Salt   Lake and moved personnel to North Carolina so the need for the space has ended.  Since October 1, 2005, we have leased telephone and computer equipment and purchased long distance telephone service from Telnetz, Inc., a Utah Company which is owned by Mr. Holmes.  Both transactions were on terms not less favorable to us than what we would have paid to any unrelated or unaffiliated party.   In 2006, Holmes was reimbursed for funds advanced related to the formation of the Company and the acquisitions of HPC. Payments were $103,013 and $258,232, including expense reimbursements, respectively, for years ended December 31, 2006 and December 31, 2005.

During the year ended December 31, 2006, we entered into a Revolving Line of Credit agreement with three companies controlled by our officers and directors. Total interest paid under this agreement was $1,661. This line of credit expired on December 31, 2006.

Certain officers and key employees of ours received consulting fees in lieu of, or in addition to, their annual salary, prior to the merger. Payments for the years ended December 31, 2006 and December 31, 2005 totaled $354,000 and $322,000, respectively for Clayson, Holmes and Wonnacott. Effective January 1 2007, all payment are reflected as salaries rather than consulting fees.

As of the date of this registration statement, our common stock traded on the OTC Bulletin Board (the “Bulletin Board”).  The Bulletin Board does not impose on us standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.  Nevertheless, we have undertaken to appoint to our Board of Directors, Dr. Thomas Buckley, who is independent under the NASDAQ Marketplace Rules and those standards applicable to companies trading on NASDAQ.

Specifically, Dr. Buckley:

-           has not been any time during the past three years, employed by us or by any parent or subsidiary of ours;

-           has not accepted or had a family member who accepted any compensation from us in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence.

-           is not a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

-           is not, and does not have a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000.

-           is not, and does not have a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of ours serve on the compensation committee of such other entity; or

-           is not, and does not have a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

Market for Common Equity and Related Stockholder Matters

Our common stock trades on the NASD Over-the-Counter Electronic Bulletin Board under the symbol NCOA.  The following table sets forth the prices of our common stock as reported and summarized on the OTC BB since February 22, 2007.  These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Calendar Quarter Ended	High Bid	Low Bid
2007 First Quarter	$1.09	$0.59
2007 Second Quarter	$1.05	$0.65
2007 Third Quarter	$0.73	$0.36
2007 Fourth Quarter	$0.525	$0.10

Calendar Quarter Ended
2008 First Quarter	$0.23	$0.11

* As of January 31, 2008.

As of November 19, 2007, we had approximately 95 shareholders of record holding 96,650,451 shares of common stock.

We have not paid, nor declared, any dividends on our common stock since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay dividends is subject to limitations imposed by Delaware law. Under Delaware law, dividends may be paid to the extent the corporation's assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Penny Stock Rules

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

Executive Compensation

SUMMARY COMPENSATION TABLE

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below. The following table summarizes all compensation projected for 2007.  Note that the individuals listed below were neither paid employees or compensated board members of nCoat until after its merger in February.  The salary amounts are projected for the 2007 fiscal year.  No other officers or directors received annual compensation in excess of $100,000 during the last two fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Paul Clayson	2007	$250,000	(1)						$250,000

Terry Holmes	2007	$250,000	(1)						$250,000

James Dodd	2007	$120,000	(1)	$350,000(2)					$420,000

Bert Wonnacott	2007	$120,000	(1)						$120,000

(1)  Annual bonuses, if any, are established by the Board or its compensation committee, as applicable, which will establish potential bonus amounts, criteria and milestones in consultation with the Employee. Bonuses will be based on factors such as (i) revenue growth, (ii) EBITDA, (iii) new product introduction, (iv) customer base growth, (v) customer retention, (vi) completion of target M&A activities, and (vii) successful integration of acquired companies or assets (each such area adopted by the board or Compensation Committee being a “Performance Evaluation Category”). For each Performance Evaluation Category, there will be a baseline performance level, the achievement of which entitles the Employee to bonus consideration, and a level which will qualify for one hundred percent (100%) of the maximum annual bonus amount determined by the Board or its compensation committee (“Target”), which Target amount may be as much as two hundred percent (200%) of the Employee’s Annual Base Salary.

(2)  Upon the expiration of a 90-day probationary employee period, the stock was issued, subject to vesting  and Rule 144 restrictions.  The amount shown in the table represents the award (500,000) at the average market value of $.70 per share on the day of the expiration of the 90-day period (June 1, 2007).

There are no stock options outstanding as of October 4, 2007 and no options have been granted in 2007, but it is contemplated in the future the Company may issue stock options in the future to officers, directors, advisers and future employees.

Director Compensation

We have not paid any compensation to our directors in 2006.

Stock Option Plans

There is no stock option plan in effect as of October 4, 2007 and no plans have been projected for 2007.  This does not preclude any such plans in the future.

Changes in and disagreements with accountants on accounting and financial disclosure

As previously reported, effective as of February 14, 2007, we dismissed Madsen & Associates, CPA's, Inc. (“Madsen”) as our certifying public accountant. Additionally, effective as of February 14, 2007, we engaged Hansen Barnett & Maxwell, P.C., as our certifying public accountant.

Madsen reported on our consolidated financial statements for the years ending August 31, 2005 and August 31, 2006, and reviewed our unaudited condensed consolidated financial statements for the quarterly period ended November 30, 2006. For these periods and up to February 14, 2007, there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The audit report of Madsen dated September 28, 2006, on our consolidated financial statements as of August 31, 2006, and for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than with respect to our ability to continue as a going concern without raising additional working capital.  Additionally, the audit report of Madsen dated September 29, 2005, on our consolidated financial statements as of August 31, 2005, and for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than with respect to our ability to continue as a going concern without raising additional working capital.

There were no reportable events (as defined in the Regulation S-B Item 304(a)(1)) during the year ended August 31, 2005, August 31, 2006, or the subsequent interim periods through February 14, 2007.

We provided Madsen with a copy of the foregoing disclosure, and received a letter from Madsen stating that they agreed with the statements made above by the Company.

No consultations occurred between us and Hansen, Barnett & Maxwell during the two most recent fiscal years and any subsequent interim period prior to Hansen, Barnett & Maxwell's appointment as our independent registered public accounting firm regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our consolidated financial statements, or other information provided that was considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1) of Regulation S-B, as the case may be.

Experts

The consolidated balance sheets of nCoat, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the balance sheets of High Performance Coatings, Inc. as of September 30, 2005 and December 31, 2004, and the related statements of income, stockholders’ equity, and cash flows for the nine months ended September 30, 2005 and for the year ended December 31, 2004, have been included in the registration statement on Form S-1 of which this prospectus forms a part, in reliance on the reports of Hansen, Barnett & Maxwell, P.C., an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The balance sheets of Metallic Ceramic Coatings, Inc. as of August 27, 2006 and August 28, 2005 and the related income statements, stockholder’s equity and cash flows for the periods thus ended, have been included in the registration statement on Form S-1 of which this prospectus forms a part, in reliance on the report of Meir S. Gabbay, a certified public accountant, given on the authority of Mr. Gabbay as an expert in auditing and accounting.

Legal matters

The validity of the Shares offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP 61 Broadway, New York, New York 10006.

Where to get additional information

Federal securities laws require us to file information with the Commission concerning our business and operations.  Accordingly, we file annual, quarterly, and special reports, and other information with the Commission.  You can inspect and copy this information at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to nCoat  and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site.

nCoat, Inc. and Subsidiaries

NCOAT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

September 30,
2007
ASSETS
Current Assets
Cash	$36,246
Trade receivables, net	981,553
Inventory	222,020
Other current assets	210,908
Deferred income tax assets	45,769
Total Current Assets	1,496,496
Property and Equipment , net	2,425,351
Intangible Assets , net	8,102,031

Total Assets	$12,023,878

LIABILITIES AND STOCKHOLDERS'EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$2,257,454
Accrued liabilities	1,351,000
Accrued income taxes	108,975
Current portion of notes payable	16,394,398
Accrued consulting obligation	500,000
Current portion of obligations under capital leases	145,132
Total Current Liabilities	20,756,959
Long-Term Liabilities
Notes payable, net of current portion	435,573
Obligations under capital leases , net of current portion	361,199
Deferred income taxes	45,769
Total Long-Term Liabilities	842,541
Stockholders' Equity (Deficit)
Common stock - $0.0001 par value; 500,000,000 shares authorized; 96,650,451 shares	9,665
Additional paid-in capital	22,240,781
Accumulated deficit	(31,826,068)
Total Stockholders' Equity (Deficit)	(9,575,622)

Total Liabilities and Stockholders' Equity (Deficit)	$12,023,878

The accompanying notes are an integral part of the condensed consolidated financial statements.

NCOAT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Nine Months Ended
	September 30
	2007	2006
Net Sales	$5,127,465	$4,205,519
Cost of Goods Sold	3,881,462	3,658,256
Gross Profit (Loss)	1,246,003	547,263
General and Administrative Expense	6,518,916	2,990,330
Sales and Marketing Expenses	659,710	909,150
Loss from Operations	(5,932,623)	(3,352,217)
Interest Expense	17,507,711	1,657,401
Loss Before Income Taxes	(23,440,334)	(5,009,618)
Income Tax Benefit	-	751,619
Net Loss	$(23,440,334)	$(4,257,999)

Basic and Diluted Loss per Share	$(0.30)	$(0.14)

Basic and Diluted Weighted-Average Shares Outstanding	78,618,770	30,484,175

The accompanying notes are an integral part of the condensed consolidated financial statements.

NCOAT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
For the Nine Months Ended September 30, 2007
(Unaudited)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance - December 31, 2006	33,660,000	$3,366	$5,272,619	$(8,385,734)	$(3,109,749)

Shares issued to investor	1,130,910	113	(113)	-	-

Vested and nonvested shares issued to employees and consultants as compensation, net of forfeitures	13,284,090	1,328	1,220,716	-	1,222,044

Shares issued upon the exercise of warrants	3,740,000	374	(204)	-	170

Shares issued to the former shareholders of Tylerstone Venture Corporation	37,200,000	3,720	(3,720)	-	-

Shares issued upon conversion of debentures and related accrued interest	5,171,718	518	2,585,342	-	2,585,860

Beneficial debt conversion rights	-	-	5,391,985	-	5,391,985

Warrants issued with convertible debt	-	-	5,656,056	-	5,656,056

Convertible debt placement agent warrants	-	-	998,108	-	998,108

Shares issued to convertible debt placement agent	880,400	88	113,484	-	113,572

Shares issued in acquisition of MCC, Inc.	1,333,333	133	906,533	-	906,666

Shares issued upon conversion of liability payable to former majority shareholder of MCC, Inc.	250,000	25	99,975	-	100,000

Net loss	-	-	-	(23,440,334)	(23,440,334)
Balance - September 30, 2007	96,650,451	$9,665	$22,240,781	$(31,826,068)	$(9,575,622)

The accompanying notes are an integral part of the condensed consolidated financial statements.

NCOAT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

For the Nine Months Ended September 30,	2007	2006
Cash Flows From Operating Activities
Net loss	$(23,440,334)	$(4,257,999)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	316,449	102,622
Amortization of intangible assets	520,940	443,375
Amortization of discount and deferred loan costs and accretion of notes payable	16,443,286	1,235,379
Compensation expense paid by issuance of common stock	1,222,044	-
Deferred income tax benefit	-	(751,619)
Changes in assets and liabilities, net of effects from purchase of MCC, Inc.:
Accounts receivable	388,135	(60,327)
Inventory	(12,986)	22,303
Other current assets	(46,415)	(18,087)
Accounts payable	640,322	1,025,647
Accrued liabilities	150,028	166,160
Net Cash Used in Operating Activities	(3,818,531)	(2,092,546)
Cash Flows From Investing Activities
Payment for the purchase of property and equipment	(9,487)	(134,538)
Payment for purchase MCC, Inc., net of cash acquired	(4,931,220)	-
Net Cash Used in Investing Activities	(4,940,707)	(134,538)
Cash Flows From Financing Activities
Proceeds from issuance of notes payable, net of loan costs paid	5,530,554	61,523
Proceeds from issuance of warrants, net of offering costs paid	6,654,165	-
Proceeds from issuance of common stock	170	1,500,000
Principal payments on notes payable	(3,356,373)	(68,501)
Principal payments under capital lease obligations	(96,469)	(46,326)
Net Cash Provided by Financing Activities	8,732,047	1,446,696
Net Decrease in Cash	(27,191)	(780,388)
Cash at Beginning of Period	63,437	862,182
Cash at End of Period	$36,246	$81,794

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$986,244	$422,022

Supplemental Schedule of Noncash Investing and Financing Activities
In connection with the acquisition of MCC, Inc., liabilities were assumed as follows:
Fair value of assets acquired	$7,142,826	$-
Cash paid	(5,000,000)	-
Common stock issued	(906,666)	-
Liabilities assumed	$1,236,160	$-
Notes payable issued for the purchase of equipment and insurance	$83,158	$-
Capital lease obligation incurred for the lease of equipment	-	658,717
Note payable issued in settlement of accrued liabilities	150,000	-
Common stock issued upon conversion of notes payable and accrued interest	2,685,859	-
Common stock issued for services of convertible debenture placement agent recognized as deferred loan costs	113,572	-

The accompanying notes are an integral part of the condensed consolidated financial statements.

NCOAT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007 and 2006

(Unaudited)

Note 1.	Basis of Presentation and Description of Business

Interim Financial Statements - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“generally accepted accounting principles”) for interim financial information.  Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s annual consolidated financial statements included herein. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for any future periods or for the year ending December 31, 2007.

Nature of Operations - nCoat, Inc. and its subsidiaries specialize in nanotechnology research, licensing, and the commercialization, distribution and application of nano as well as multiple non-nano surface coatings. The Company’s specialized coatings are used by the automotive, diesel engine, trucking, recreational vehicle, motorcycle, aerospace and oil and gas industries for heat management, corrosion resistance, friction reduction, bond strength and appearance.  Corporate offices and operations headquarters are located in Whitsett, North Carolina and application operations are conducted at production facilities located in Bluffdale, Utah; Oklahoma City, Oklahoma; Pascagoula, Mississippi; Quaker Town, Pennsylvania; Tempe, Arizona; and Whitsett, North Carolina.

Organization and Basis of Presentation - On February 1, 2007, the shareholders of nCoat, Inc. changed its name to nCoat Automotive Group, Inc. (referred to herein as “nCoat”). On February 14, 2007, nCoat consummated a Share Exchange Agreement with Tylerstone Ventures Corporation (Tylerstone) whereby Tylerstone acquired all of the outstanding common stock of nCoat in exchange for the issuance of 50,840,000 shares of Tylerstone common stock.

The nCoat shareholders received a majority of the voting equity interests of Tylerstone and nCoat was therefore considered to have acquired Tylerstone for financial reporting purposes. Immediately prior to the share exchange, nCoat had 11,554,545 shares of common stock outstanding. The share exchange was recognized as the recapitalization of nCoat into Tylerstone at historical cost in a manner similar to a 4.4-for-1 forward stock split. The accompanying consolidated financial statements have been restated on a retroactive basis for all periods presented to reflect the shares issued to the nCoat shareholders under the Share Exchange Agreement.  On February 2, 2007, the Tylerstone shareholders amended the articles of incorporation of Tylerstone to change its name to nCoat, Inc. to conform to the name of the operating company and to increase the authorized common stock to 500,000,000 shares, $0.0001 par value.

On June 29, 2007, nCoat, Inc. acquired of all the capital stock of MCC, Inc. (Metallic Ceramic Coatings, Inc., or "MCCI"), doing business in the marketplace under the brand of JET-HOT® Coatings. The results of MCCI’s operations will be included in the consolidated financial statements of the Company from June 29, 2007.

The accompanying consolidated financial statements include the operations, accounts and transactions of nCoat, Inc., from February 14, 2007; of nCoat Automotive Group, Inc., for all periods presented; and of High Performance Coatings, Inc., nTech, Inc., and MCCI from the dates of their acquisition or formation, which entities for those periods are collectively referred to herein as the “Company” or “nCoat”. All intercompany transactions and balances have been eliminated in consolidation.

Business Condition– The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses of $23,440,334 and $4,257,999 and used $3,818,531 and $2,092,546 of cash in operating activities during the nine months ended September 30, 2007 and 2006, respectively.  The Company has experienced losses from operations since inception and has an accumulated deficit of $31,826,068 as of September 30, 2007. At September 30, 2007, the Company had a working capital deficiency of $19,260,463. Based on current operations, cash flows from operations will likely be negative throughout calendar year 2007 and for a period of time thereafter. As of September 30, 2007, the Company’s principal sources of liquidity were $36,246 of cash and $981,553 of trade accounts receivable while current liabilities totaled $20,756,959 on that date. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

These losses from operations and negative cash flows have occurred while the Company was developing and commercializing products utilizing a new and unique technology, opening a new facility, relocating its corporate headquarters and and building an infrastructure to support the Company’s plans for growth and development.  These factors have placed a significant strain on the financial resources of the Company.  The ability of the Company to overcome these challenges depends on its ability to generate greater revenues and reduce its operating costs in order to achieve positive cash flows from operations, as well as the continued availability of debt and equity financing.

Management believes that actions we have taken and are presently taking will provide the opportunity to continue as a going concern. These actions include engaging an investment banking firm to assist in raising capital, converting existing debt to equity, raising new capital in the form of Series A and B Convertible Promissory Notes, acquiring of a major competitor, and consolidating products, services and facilities. The timing of such fundraising efforts will depend on the extent to which we are able to increase revenues and the success of the investment banking firm and the Company in attracting new investment. We evaluate our working capital needs and operating plan assumptions regularly to determine whether adjustments to our cash and liquidity outlook are warranted, and we also review potential sources of financing on an ongoing basis. However, adequate funds may not be available when needed and there is no assurance that financing will be available on terms acceptable to the Company. If we raise additional funds by issuing equity securities, existing stockholders may be subject to dilution. Furthermore, the failure to obtain additional working capital, if needed, could prevent the Company from achieving its business objectives.

Loss Per Common Share– Basic loss per share is computed by dividing net loss for the period by the weighted-average number of common shares outstanding. The nonvested common shares issued as employee compensation are excluded from the calculation of basic loss per share. Diluted loss per share reflects dilutive potential common shares outstanding during the period. During the nine months ended September 30 2007, the following anti-dilutive potential common shares were excluded from the calculation of diluted loss per share: 6,396,500 nonvested shares of common stock; 42,534,722 shares of common stock issuable upon conversion of notes payable; and 32,418,750 shares of common stock issuable upon the exercise of warrants.  During the nine months ended September 30, 2006, 3,740,000 shares of common stock issuable upon exercise of warrants were anti-dilutive and were excluded from the calculation of diluted loss per share.

Note 2.	Acquisition of Tylerstone

On February 14, 2007, nCoat consummated a Share Exchange Agreement with Tylerstone Ventures Corporation (“Tylerstone”) whereby Tylerstone acquired all of the outstanding common stock of nCoat in exchange for the issuance of 50,840,000 shares of Tylerstone common stock. Tylerstone had 37,200,000 shares of common stock outstanding on February 14, 2007. Tylerstone’s only significant asset at February 14, 2007, was $2,250,000 of notes receivable from nCoat, which were offset by $2,250,000 of convertible debentures payable to a third party. The reverse acquisition of Tylerstone by nCoat was recognized by nCoat as the conversion of the $2,250,000 of notes payable to Tylerstone into the convertible debentures and the constructive issuance of the 37,200,000 shares of common stock of Tylerstone that remained outstanding for no consideration.

Note 3.	Acquisition of MCC, Inc.

On June 29, 2007, nCoat, Inc., completed the acquisition of all the capital stock of MCC, Inc. ("MCCI"), doing business in the marketplace under the brand of JET-HOT® Coatings. MCCI provides high performance coatings of metal parts for industrial and personal use. nCoat purchased MCCI to eliminate a competitor and thus increase nCoat’s market share and customer base. The purchase consideration paid to the MCCI stockholders consisted of $5,000,000 in cash and the issuance of 1,333,333 shares of common stock. The common stock issued was placed into an escrow to be available to compensate the Company pursuant to the indemnification obligations of the MCCI stockholders as set forth in the related stock purchase agreement.  The escrow will terminate on the earlier of the date on which the escrow agent receives instructions to terminate the escrow from all of the shareholders and the Company, or the eighteenth month anniversary of the closing of the transaction.

The common stock issued was valued at $906,666, or $0.68 per share, based on the market value of the Company’s common stock on June 29, 2007. The total consideration paid to acquire MCCI of $5,906,666 was allocated to the assets and liabilities of MCCI based upon their fair values. The Company is in the process of obtaining third-party valuations of the intangible assets; thus the allocation of the purchase price is subject to refinement. The estimated fair values of the assets acquired and the liabilities assumed on the date of acquisition were as follows:

Current assets	$717,917
Property and equipment	1,016,664
Intangible and other assets	5,408,245
Total assets acquired	7,142,826
Current liabilities	(714,239)
Long-term liabilities	(521,921)
Total liabilities assumed	(1,236,160)
Net Assets Acquired	$5,906,666

The estimated fair value of the intangible assets consists of the trade name of $1,866,135, proprietary technology of $1,762,897 and the customer base of $1,762,897. The trade name is not subject to amortization; the proprietary technology and the customer base have weighted-average estimated useful lives of seven and six years, respectively, over which they are being amortized.

On June 29, 2007, the Company entered into a consulting agreement with the former majority shareholder of MCCI whereby the Company has committed to pay the former majority shareholder consulting fees of $120,000 annually, performance bonuses equal to 2.5% of gross revenue from new customers, and to purchase, for up to $70,000, an automobile for the consultant. The term of the obligation for the consulting fees and the performance bonuses is through December 31, 2009, and will continue for successive one-year periods unless terminated by either party.

The following unaudited pro forma information has been prepared to present the effects of the acquisition of MCCI as though it had occurred on January 1, 2007 and 2006, respectively. If the acquisition had occurred at the beginning of each period, it is likely that the results of operations would have been materially different from those presented below.  The pro forma results of operations may not be indicative of the results that will occur for the year ending December 31, 2007 or for any other period.

	For the Nine Months Ended		For the Year Ended
	September 30,		December 31,
	2007	2006	2006
Net sales	$10,157,411	$9,437,418	$10,331,090
Net loss	(23,243,394)	(4,145,217)	(7,245,158)
Basic and diluted loss per share	(0.29)	(0.13)	(0.22)

Note 4.	Property and Equipment

September 30,
2007
Machinery and equipment	$2,044,332
Computer and office equipment	123,916
Furniture and fixtures	39,007
Vehicles	158,182
Leasehold improvements	609,138
Total Property and Equipment	2,974,575
Less: Accumulated depreciation	549,224
Net Property and Equipment	$2,425,351

Note 5.	Intangible Assets

	Original Weighted-Average	Gross Carrying	Accumulated Net	Carrying
At September 30, 2007	Useful Life	Amount	Amortization	Amount
Assets Not Subject to Amortization
Brand names and trademarks		$2,374,137		$2,374,137
Assets Subject to Amortization
Non-compete and non-disclosure agreements	4.5 years	762,003	$336,468	425,535
Certifications and licenses	10.0 years	508,002	139,700	368,302
Customer base	5.4 years	2,561,186	459,182	2,102,004
Technology	7.6 years	2,234,613	157,304	2,077,309
Trade secrets and formulas	10.0 years	943,432	188,688	754,744
Total Assets Subject to Amortization	5.6 years	7,009,236	1,281,342	5,727,894
Total Intangible Assets		$9,383,373	$1,281,342	$8,102,031

Note 6.	Notes Payable

Revolving Credit Loan Agreements– The Company had a $200,000 revolving credit loan agreement with a bank.  The related promissory note accrued interest on the outstanding balance at the bank’s prime rate plus 1%. The balance of $195,720 was paid during the second quarter of 2007.

 Convertible Debentures– Through December 31, 2006, the Company borrowed $1,750,000 and through February 14, 2007, the Company borrowed an additional $500,000 from Tylerstone under the terms of a $3,500,000 revolving line of credit agreement. The related promissory note bore interest on the outstanding balance at 0.5% over prime, (8.75% at February 14, 2007). Upon the reorganization of nCoat into Tylerstone on February 14, 2007, the amounts due under the revolving credit line with Tylerstone were in substance converted into $2,250,000 of convertible debentures payable to a third parties (the “debenture holders”). On May 14, 2007, the Company issued an additional $250,000 of convertible debenture under the same terms. The convertible debentures bore interest at prime plus 0.5% and were due from October 23, 2007 through April 9, 2008. Principal and accrued interest under the debentures was convertible, from the date of issuance, into common stock at $0.50 per share.

Management determined the fair value of the common stock on February 14, 2007 based on a third-party valuation of the Company’s common stock conducted by Thorpe Capital Group, an assessment of estimated future cash flows and the market value and discounted market value of the Company’s common stock for a short period of time after February 14, 2007. Based upon management’s assessment of the fair value of the Company’s common stock of $0.129 per share on February 14, 2007, the debenture holders did not receive a beneficial conversion option. This conclusion is based on the fair value of the common stock into which the debentures are convertible of $580,500 being less than the $2,250,000 face amount of the convertible debentures. The $250,000 of convertible debenture issued on May 14, 2007 resulted in that debenture holder receiving a beneficial conversion option of $155,000; the resulting discount on the note payable was recognized as interest expense through August 24, 2007.

In connection with the issuance of the debentures, the Company granted registration rights to the debenture holders, which required the Company to file a registration statement by April 15, 2007, registering the resale of the shares issuable upon conversion of the debentures and to use reasonable, commercial, best efforts to have the registration statement declared effective within 90 days thereafter. The debenture holders consented to waive this registration requirement provided that the shares issuable upon conversion were included in the next subsequent registration of the Company’s shares, which obligation was fulfilled by the Company.

Under the conversion terms of the convertible debentures, $2,000,000 of the convertible debentures and $67,752 of related accrued interest were converted into 4,135,503 shares of common stock at $0.50 per share during the second quarter of 2007. During the third quarter of 2007, the remaining $500,000 of the convertible debentures and $18,108 of related interest were converted into 1,036,215 shares of common stock at $0.50 per share. At September 30, 2007, none of the debentures remained outstanding.

Loans Payable – As part of a facility lease agreement, the Company financed leasehold improvements through the lessor. Loans of $283,203 and $230,000 were incurred and under the terms of the agreement the loans bear interest at 1% over prime, or 8.75% at September 30, 2007.  The agreement requires the Company to make monthly payments, plus interest, through March 2011.  A balloon payment of $264,792 was due on May 1, 2007. Prior to the due date of the balloon payment, the Company and the note holder agreed to modify the repayment terms of the balloon payment to payment upon demand. All other terms of the notes remained the same.

From March 30, 2007 through May 4, 2007 the Company borrowed $355,783 from a consultant to the Company and issued notes which were due on September 1, 2007 and bear interest at 5% per annum. The note holder agreed to modify the repayment terms to payment upon demand. From August 31, 2007 through September 25, 2007, the Company borrowed $200,000 from an investor and issued notes which are due on demand and bear interest at 10% per annum.

At the time the Company acquired MCCI there existed a $251,000 loan between MCCI and its majority shareholder.  That loan was converted into a $151,000 promissory note; bearing interest at 6%; payable in monthly installments of $15,670 and 250,000 shares of the Company’s common stock.

Note and Warrant Financing Agreement– On September 28, 2005, nCoat, Inc. received $3,000,000 of proceeds from the issuance of a promissory note payable to a family trust along with warrants to purchase 3,740,000 shares of common stock for $170. Interest on the note accrued at 18% per annum and was payable in quarterly payments of $135,000 through September 30, 2006 when principal and unpaid accrued interest were due. Effective September 30, 2006, the parties agreed to extend the maturity date of the note and the payment of any accrued interest until March 31, 2007. The Company agreed to pay the family trust a fee of $200,000, due at the note’s maturity. The fee was recognized as interest expense on the date of the extension. The note was secured by 7,333,333 shares of common stock of nCoat, Inc. held by companies owned by officers and directors of nCoat, Inc.  The family trust further extended the term for repayment of the note until such time as the Company raised additional financing and the Company agreed to increase the interest rate on this note to 36% per annum to compensate the holder for the extension. The $3,000,000 of principal on the promissory note, $477,286 of accrued interest and the $200,000 fee were paid on June 5, 2007.

The warrants were exercisable on the earlier of September 28, 2008, the date the Company closed an initial public offering of its common stock, or ten days preceding the date of a reorganization, merger or sale of substantially all of the assets of the Company and expired if not exercised on December 31, 2010. The warrants were exercised by the family trust immediately prior to the February 14, 2007, reorganization of nCoat into Tylerstone.

Series A and B 6% Convertible Promissory Notes– From May 25, 2007 through June 18, 2007 (primarily on May 31, 2007), the Company issued $9,000,000 of Series A 6% convertible promissory notes (the “Series A Notes”) and warrants to purchase 22,500,000 shares of common stock exercisable at $1.00 per share through May 31, 2012. The Series A Notes had an initial conversion price of $0.40 per share and a maturity date of May 31, 2010, when the Series A Notes are due. Accrued interest is payable quarterly.  From May 31, 2007 through July 10, 2007, the Company issued $3,250,000 of Series B 6% convertible promissory notes (the “Series B Notes”) and warrants to purchase 8,125,000 shares of common stock exercisable at $0.80 per share through May 31, 2010. The Series B Notes had an initial conversion price of $0.40 per share and a maturity date of May 31, 2010, when the Series B Notes are due. Accrued interest is payable quarterly. The Company issued the placement agent 1,793,750 warrants that are exercisable at $0.40 per share through May 31, 2012. The Series A and B private placement offerings included $800,000 of advances received from the note holders during March and April 2007 before the notes were issued. The Company received $11,318,936 of proceeds from the issuance of the Series A and Series B convertible notes and warrants, net of cash offering costs of $931,064.

The common stock into which the Series A Notes are convertible, the related warrants and the common stock issued upon conversion of the $2,500,000 convertible debentures described above are subject to certain registration rights. Per the registration rights agreement, the Company was required to file a registration statement within 45 calendar days of the first closing of $1,000,000 or more of the private placement offering of the Series A Notes, which filing obligation was met, and the Company is required to have the registration statement declared effective within 75 calendar days of the initial filing. After the registration statement is declared effective, the Company is required to keep the registration statement effective until all the registered shares of common stock are sold. In the event that the Company fails to accomplish any of these requirements, the Company will be required to pay partial liquidating damages of 1% per month of the aggregate purchase price paid by the Series A note holders, or $90,000 per month. If the Company fails to pay the prescribed damages within 7 days of the date payable, interest will be charged at a rate of 18% per annum. In accordance with FASB Staff Position (FSP) EITF 00-19-2, Accounting for Registration Payment Arrangements , and SFAS No. 5, Accounting for Contingencies , the registration payment liability has been adjusted to $450,000 at September 30, 2007 for estimated payments to be made under the registration rights agreement. The value of this registration payment liability will be adjusted to reflect the fair value of the liability at each balance sheet date until all related obligations have been met.

The Series A and Series B Notes become redeemable upon demand of the note holders upon the occurrence of certain default or triggering events. Upon a triggering event, the holders have a right to require the Company to redeem their notes at an amount equal to any accrued interest, accrued and unpaid liquidated damages plus the greater of (A) the conversion amount to be redeemed multiplied by 125% during the first 12 months of the term of the note or 115% thereafter, or (B) the conversion amount to be redeemed multiplied by the quotient of (i) the closing sale price at the time of the triggering event (or at the time of payment of the redemption price, if greater) divided by (ii) the conversion price. There are 14 triggering events in the Series A Notes and 13 triggering events in the Series B Notes. Among the major triggering events are failure provide notice and pay the related partial liquidated damages to the note holders within one day of the following events: failure to file the registration statement or obtain its effectiveness by the required dates, failure to respond to comments by the U.S. Securities and Exchange Commission within 15 days of receipt of those comments, suspension from trading or listing on a market, failure to convert shares upon request, failure to qualify new debt as permitted debt under the terms of the Series A and Series B Notes and failure to make payments under the terms of the promissory notes.

Conversion of the promissory notes is limited such that at any time a note holder cannot own more than 4.99% of the Company’s outstanding common stock. The conversion price is adjustable to match any additional issuances of common stock at prices lower than $0.40 per share or the effects of any stock splits or stock dividends.

 The fair value of the warrants issued with the Series A Notes, as determined by the Black-Scholes option pricing model, was $12,113,496 using the following weighted-average assumptions: volatility of 87%; risk-free interest rate of 4.86%; expected life of 5 years and estimated dividend yield of 0%. The warrants issued with the Series B Notes were valued at $3,744,616 using the following weighted-average assumptions: volatility of 87%; risk-free interest rate of 4.86%; expected life of 3 years and estimated dividend yield of 0%. The placement agent warrants were valued at $998,108 using the following weighted-average assumptions: volatility of 87%; risk free interest rate of 4.86%; estimated life of 5 years and estimated dividend yield of 0%.

 The value of the placement agent warrants issued and the cash offering costs were allocated on a pro-rata basis to the underlying instruments of the offering. The Company capitalized $975,786 of deferred loan costs. These costs were amortized to interest expense through August 24, 2007. The proceeds from issuance of the Series A and Series B Notes were allocated to the notes and the warrants based upon their relative fair values. This allocation resulted in allocating $5,236,985 to the beneficial conversion option, $5,656,056 to the warrants, $998,108 to the placement agent warrants, $270,000 to the registration payment liability and none to the notes payable. The resulting $12,250,000 discount to the Series A and Series B Notes and the deferred loan costs were amortized to interest expense August 24, 2007.

 The Company filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on July 12, 2007 registering the common stock into which the Series A Notes are convertible and the shares of common stock underlying the warrants and received comments on the registration statement from the SEC on August 8, 2007. The Company did not respond to those comments by August 23, 2007 as required by the terms of the Series A and Series B Notes; therefore a triggering event occurred on August 24, 2007 when the Company failed to notify the note holders of the failure to respond to the SEC’s comments or to pay the related $90,000 of liquidated damages to the Series A note holders. As a result, the Series A and Series B Notes became due upon demand at 125% of their original face amount or $15,312,500. During September 2007, the Company issued $200,000 of proceeds from issuing notes payable that were not permitted loans under the terms of the Series A and Series B Notes. The Company’s failures to notify the note holders of each of the issuances of the $200,000 of non-permitted notes payable were additional triggering events.

 The Company did not obtain effectiveness of the registration statement on September 25, 2007 and failed to notify the note holders on September 26, 2007, which are an additional triggering event. As a result, the conversion price of the common stock was changed that date, under the terms of the Series A and Series B notes, to $0.36 per share. As a result, the Series A and Series B notes became convertible into 42,534,722 shares of common stock. No additional beneficial conversion option was recognized as a result of the modification of the conversion price since the beneficial conversion option is limited to the proceeds allocated to the notes payable and all of the proceeds were allocated to the original beneficial conversion option.

Notes payable at September 30, 2007 are summarized as follows:

6% $11,250,000 Series A convertible promissory notes; due on demand	$11,250,000
6% $4,062,500 Series B convertible promissory notes; due on demand	4,062,500
$200,000 Revolving credit line payable to a bank	-
Convertible debentures; bore interest at 0.5% over prime rate; converted in 2007	-
Note payable; paid June 5, 2007	-
Note payable, bearing interest at prime plus 1.0% (8.75% at September 30, 2007);due March 2011	182,198
Note payable, bearing interest at prime plus 1.0% (8.75% at September 30, 2007); payable on demand	280,364
Note payable; bearing interest at 8.35%, payments due through November 7, 2007	13,232
Notes payable to a bank; secured by equipment; bearing interest at 6.75% to 7.75%; payments due through 2010	14,581
Notes payable to a bank; secured by equipment; bearing interest at 6.75% to 7.75%; payments due through 2010	50,732
Notes payable, bearing interest at 5%; payable on demand	355,783
Note payable, bearing interest at 6%; payments due through May 2008	121,873
Note payable to a bank; secured by equipment; bearing interest at 6.98%; payable in monthly installments of $4,841 through February 2014	298,708
Notes payable; bearing interest at 10%; unsecured; due on demand	200,000
Total Notes Payable	16,829,971
Less: Current portion	16,394,398
Long-Term Notes Payable	$435,573

The fair value of notes payable was determined based upon current market interest rates and was $16,829,971 at September 30, 2007. Future annual maturities of notes payable, as of September 30, 2007, were as follows:

Years Ending December 31:
2007	$16,226,888
2008	194,912
2009	119,803
2010	103,980
2011	69,240
Thereafter	115,148
Total	$16,829,971

Note 7.	Stock Compensation Plan

On February 2, 2007, the Company adopted a stock award plan (the “Plan”) and began awarding shares of common stock and shares of nonvested common stock to employees and consultants as compensation. The nonvested shares vest over periods ranging from immediately being issued to four years. If an employee terminates employment with the Company prior to the shares vesting, the nonvested portion of the shares will be forfeited and returned to the Company. The nonvested shares are being held in an escrow by a third party. Compensation related to the shares awarded is based upon the fair value of the awards expected to vest, as determined by the Black-Scholes option pricing model and recognized by the graded-vesting method over the period each award vests. The Company recognized $1,222,044 of related compensation expense during the nine months ended September 30, 2007. A summary of the status of the Company’s nonvested shares of common stock as of September 30, 2007 and changes during the nine months then ended were as follows:

Nonvested Shares of Common Stock	Shares	Weighted-Average Award-Date Fair Value

Awarded	13,309,090	$0.144
Vested	(6,887,590)	$0.129
Forfeited	(25,000)	$0.129
Nonvested at September 30, 2007	6,396,500	$0.160

As of September 30, 2007, there was $526,683 of total unrecognized compensation expense related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 1.3 years from September 30, 2007. The total fair value of shares vested during the nine months ended September 30, 2007 was $982,107.

Note 8.	Common Stock

In addition to shares issued as part of the stock compensation plan on February 2, 2007, 1,130,910 shares of common stock were issued to a shareholder to whom the Company had issued 5,666,668 shares of common stock for $1,500,000 in June 2006. The additional shares were to increase the number of shares issued for the original cash consideration and was recorded during February 2007 for no additional consideration. On February 14, 2007, 3,740,000 shares of common stock were issued upon the exercise of warrants for $170. On March 23, 2007, the Company issued 880,400 shares of common stock to an investment banker for its services in facilitating a debt or equity offering. The shares were valued at $113,572, or $0.129 per share, and were recognized as deferred loan costs.  On August 17, 2007, $100,000 of principal on a note payable to the former majority shareholder of MCCI was converted into 250,000 shares of common stock.

Note 9.	Income Taxes

Accrued income taxes at September 30, 2007 consisted of $108,975 of federal and state income taxes assumed in the acquisition of MCC, Inc. on June 29, 2007. There was no benefit or provision for income taxes during the nine months ended September 30, 2007. The net deferred income tax liability consisted of the following at September 30, 2007:

Deferred Tax Liabilities
Property and equipment	$10,062
Intangible assets	3,129,004
Total Deferred Tax Liabilities	3,139,066
Deferred Tax Assets
Amortization of discount on notes payable	5,973,549
Allowance for doubtful accounts	71,647
Accrued consulting obligation	193,100
Operating loss carryforwards	5,945,691
Total Deferred Tax Assets	12,183,987
Valuation Allowance	(9,044,921)

Net Deferred Tax Liability	$-

During the nine months ended September 30, 2007, the deferred tax valuation allowance increased by $9,117,667 from operations and decreased by $2,082,363 from the deferred tax effects of acquiring MCC, Inc.

Note 10.	Subsequent Events

Subsequent to September 30, 2007 the Company and holders of its Series A and Series B 6% Convertible Promissory Notes agreed to modifications of the notes and related agreements.  On November 30, 2007 the note holders agreed to waive certain trigger events.  In return, the conversion price of the Series A and Series B Notes was adjusted from $0.40 to $0.25 per share and the Company agreed that the “Net Cash used in Operating Activities”, as reported on Form 10-Q or 10-QSB, for the quarters ending March 31, 2008, June 30, 2008 and September 30, 2008 through March 31, 210 would not exceed $850,000, $700,000, and $450,000 respectively.

On January 23, 2008 the Company and note holders agreed to allow the Company to pay accrued interest on the Series A and Series B Convertible Promissory Notes that was due on January 1, 2008 by issuing shares of the Company’s common stock.  The shares are issuable on or after February 15, 2008 and the number of shares to be issued will be determined based on 90% of the 5-day weighted average price of the common stock ending on December 31, 2007.

nCoat, Inc. and Subsidiaries

HANSEN, BARNETT& MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128 Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
nCoat, Inc.

We have audited the accompanying consolidated balance sheets of nCoat, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of nCoat, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, used cash in its operating activities and, at December 31, 2006, had an accumulated deficit of $8,385,734. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
May 17, 2007

nCoat, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

December 31,	2006	2005

ASSETS

Current Assets
Cash	$63,437	$862,182
Trade receivables, net	964,281	444,419
Inventory	88,965	114,139
Deferred loan costs	-	433,499
Other current assets	7,852	11,351
Deferred income tax assets	222,501	194,471
Total Current Assets	1,347,036	2,060,061
Property and Equipment, net	1,649,491	522,089
Intangible Assets, net	3,231,042	3,805,552
Total Assets	$6,227,569	$6,387,702

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$1,383,629	$315,570
Checks drawn in excess of cash in bank	-	96,000
Accrued liabilities	1,102,458	-
Current portion of notes payable	5,305,021	2,345,819
Accrued consulting obligation	500,000	500,000
Current portion of obligations under capital leases	130,895	8,937
Total Current Liabilities	8,422,003	3,266,326
Long-Term Liabilities
Notes payable, net of current portion	220,909	66,080
Obligations under capital leases, net of current portion	471,905	-
Deferred income taxes	222,501	946,090
Total Long-Term Liabilities	915,315	1,012,170
Stockholders' Equity (Deficit)
Common stock - $0.0001 par value; 500,000,000 shares authorized; 33,660,000 shares and 27,993,332 shares outstanding, respectively	3,366	2,799
Additional paid-in capital	5,272,619	3,773,186
Accumulated deficit	(8,385,734)	(1,666,779)
Total Stockholders' Equity (Deficit)	(3,109,749)	2,109,206
Total Liabilities and Stockholders' Equity (Deficit)	$6,227,569	$6,387,702

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,	2006	2005

Net Sales	$5,572,621	$1,106,253
Cost of goods sold	5,331,181	944,871
Gross Profit	241,440	161,382
Operating Expenses
General and administrative	3,653,002	850,385
Sales and marketing	1,004,341	199,126
Research and development	951,501	188,887
Total Operating Expenses	5,608,844	1,238,398
Loss from Operations	(5,367,404)	(1,077,016)
Interest expense	(2,080,502)	(695,970)
Other income (expense)	(22,668)	14,614
Loss Before Income Taxes	(7,470,574)	(1,758,372)
Income Tax Benefit	751,619	500,262
Net Loss	$(6,718,955)	$(1,258,110)

Basic and Diluted Loss per Share	$(0.21)	$(0.05)
Basic and Diluted Weighted-Average Shares Outstanding	31,284,657	22,902,064

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2005 and 2006

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance - December 31, 2004	22,000,000	$2,200	$(2,200)	$(408,669)	$(408,669)
Shares issued for services, $0.45 per share	440,000	44	197,956	-	198,000
Shares issued for cash, $0.45 per share	5,553,332	555	2,499,445	-	2,500,000
Issuance of warrants for cash	-	-	1,077,985	-	1,077,985
Net loss	-	-	-	(1,258,110)	(1,258,110)
Balance - December 31, 2005	27,993,332	2,799	3,773,186	(1,666,779)	2,109,206
Shares issued for cash, $0.26 per share	5,666,668	567	1,499,433	-	1,500,000
Net Loss	-	-	-	(6,718,955)	(6,718,955)
Balance - December 31, 2006	33,660,000	$3,366	$5,272,619	$(8,385,734)	$(3,109,749)

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,	2006	2005

Cash Flows From Operating Activities
Net loss	$(6,718,955)	$(1,258,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	245,283	31,949
Amortization of intangible assets	574,510	185,892
Amortization of discount on notes payable and deferred loan costs	1,235,379	420,606
Loss on abandoned assets, net	22,668	-
Deferred income tax benefit	(751,619)	(479,160)
Stock issued for services	-	198,000
Changes in assets and liabilities, net of effects from purchase of
High Performance Coatings, Inc.:
Accounts receivable	(519,862)	246,463
Inventory	25,174	(32,705)
Other current assets	3,499	52,841
Accounts payable	1,068,059	46,477
Accrued liabilities	1,102,458	(21,696)
Net Cash Used in Operating Activities	(3,713,406)	(609,443)
Cash Flows From Investing Activities
Purchase of High Performance Coatings, Inc., net of cash acquired	-	(2,955,790)
Purchase of property and equipment	(211,734)	(170,816)
Net Cash Used in Investing Activities	(211,734)	(3,126,606)
Cash Flows From Financing Activities
Proceeds from issuance of common stock	1,500,000	2,500,000
Proceeds from issuance of warrants	-	1,077,985
Proceeds from issuance of debentures	1,750,000	-
Proceeds from issuance of notes payable	67,550	1,922,015
Payment of deferred loan costs	-	(578,000)
Principal payments on notes payable	(18,602)	(9,437)
Payments of payable to shareholders	-	(408,669)
Principal payments under capital lease obligation	(76,553)	(1,663)
Proceeds from repayment of checks drawn in excess of cash in bank	(96,000)	96,000
Net Cash Provided by Financing Activities	3,126,395	4,598,231
Net Increase (Decrease) in Cash	(798,745)	862,182
Cash At Beginning of Period	862,182	-
Cash At End of Period	$63,437	$862,182

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$830,339	$275,364

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

Supplemental Schedule of Noncash Investing and Financing Activities

In connection with the acquisition of High Performance Coatings, Inc. during 2005, liabilities were assumed as follows:

Fair value of assets acquired	$5,244,784
Cash paid for common stock	(3,000,000)
Liabilities Assumed	$8,244,784

During the years ended December 31, 2006 and 2005, the Company incurred capital lease obligations of $671,019 and $10,600, respectively, for lease of equipment.

During the year ended December 31, 2006 the Company incurred additional notes payable of $513,203 for leasehold improvements.

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Nature of Operations - nCoat, Inc. and its subsidiaries specialize in nanotechnology research, licensing, and the commercialization, distribution and application of nano as well as traditional surface coatings. The Company’s specialized coatings are used by the automotive, diesel engine, trucking, recreational vehicle, motorcycle, aerospace and oil and gas industries for heat management, corrosion resistance, friction reduction, bond strength and appearance. Operations are conducted at four production facilities located in Bluffdale, Utah, Chandler, Arizona, Oklahoma City, Oklahoma and Whitsett, North Carolina. In addition, the Company has limited franchise agreements in France, New Zealand and Australia under which the Company has sold a minor amount of its coatings to the franchisees. The Company has received no franchise fees from the franchisees.

Organization and Basis of Presentation - nCoat, Inc. (“nCoat”) operated as an unincorporated association from September 25, 2004 until January 2005 when it was incorporated in Delaware. nCoat was a development stage enterprise until it completed the acquisition of High Performance Coatings, Inc. in September 30, 2005. In May 2006, nCoat formed nTech, Inc. as a wholly owned subsidiary. On February 1, 2007, its shareholders changed the name of nCoat, Inc. to nCoat Automotive Group, Inc. (which continues to be referred to herein as “nCoat”).

On February 14, 2007, nCoat consummated a Share Exchange Agreement with Tylerstone Ventures Corporation (Tylerstone) whereby Tylerstone acquired all of the outstanding common stock of nCoat in exchange for the issuance of 50,840,000 shares of Tylerstone common stock. The nCoat shareholders received a majority of the voting equity interests of Tylerstone and nCoat was therefore considered to have acquired Tylerstone for financial reporting purposes. Immediately prior to the share exchange, nCoat had 11,554,545 shares of common stock outstanding. The share exchange was recognized as the recapitalization of nCoat into Tylerstone at historical cost in a manner similar to a 4.4-for-1 forward stock split. On February 2, 2007, the Tylerstone shareholders amended the articles of incorporation of Tylerstone to change its name to nCoat, Inc. to conform to the name of the operating company (which continues to be referred to herein as “Tylerstone”), and to increase the authorized common stock to 500,000,000 shares, $0.0001 par value.

The accompanying consolidated financial statements include the operations, accounts and transactions of nCoat Automotive Group, Inc. and its wholly owned subsidiaries High Performance Coatings, Inc. and nTech, Inc. from the dates of their acquisition or formation, and those consolidated financial statements have been restated on a retroactive basis to reflect the amended equity structure of Tylerstone and to reflect the shares issued to the nCoat shareholders under the Share Exchange Agreement. All intercompany transactions and balances have been eliminated in consolidation. The accounts and transactions of Tylerstone have not otherwise been included in the accompanying historical consolidated financial statements at December 31, 2006. nCoat Automotive Group, Inc. and its subsidiaries are referred to herein as the “Company” or “nCoat.”

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

Business Condition - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company suffered losses of $6,718,955 and $1,258,110 and used $3,713,406 and $609,443 of cash in operating activities during the years ended December 31, 2006 and December 31, 2005, respectively. At December 31, 2006 and December 31, 2005, the Company had a working capital deficiency of $7,105,840 and $1,206,265, respectively, and at December 31, 2006, the Company had a capital deficiency of $3,109,749. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain profitable operations.

Management believes that actions presently being taken will provide the opportunity to continue as a going concern. These actions include engaging an investment banking firm to assist in raising capital, focused marketing of the Company’s products, and negotiating sales agreements with plans that these agreements will enable the Company to generate sufficient cash flow for the Company to continue as a going concern.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Allowance for Doubtful Accounts - An allowance for uncollectible accounts receivable is established by charges to operations for amounts required to maintain an adequate allowance, in management’s judgment, to cover anticipated losses from customer accounts and sales returns. Such accounts are charged to the allowance when collection appears doubtful. Any subsequent recoveries are credited to the allowance account. The allowance for doubtful accounts at December 31, 2006 and 2005 was $96,518 and $13,747, respectively.

Inventory - Inventory consists of raw materials, labor and overhead. Inventory is stated at cost using the first-in, first-out method, which does not exceed market.

Property and Equipment - Property and equipment are stated at cost. Additions and major improvements are capitalized while maintenance and repairs are charged to operations. Upon retirement, trade-in, sale or disposition, the cost and the accumulated depreciation of the items sold are eliminated from the accounts, and any gain or loss is recognized in operations. Depreciation is computed using the straight-line method and is recognized over the estimated useful lives of the property and equipment, which are three to ten years.

Revenue Recognition - Revenue from sales is recognized when goods are shipped and title to inventory and risk of loss passes to the customer or when services have been rendered. Once goods or services have been delivered to and accepted by the customer, no right of return exists, except for warrant services, which has not been material.

Advertising - Advertising costs are expensed at the time the advertising takes place. Advertising expense totaled $145,295 and $7,509 for the years ended December 31, 2006 and December 31, 2005, respectively.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. The Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management’s expectations.

Fair Value of Financial Instruments - The face amounts of notes payable and obligations under capital leases approximate fair value. Fair value was determined based upon the amounts recently negotiated with third parties and based upon the short-term maturities of these financial instruments.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recovery is measured by a comparison of the carrying amount of an asset or asset group to estimated future undiscounted net cash flows of the related asset or group of assets over their remaining lives. If the carrying amount of an asset exceeds the future undiscounted cash flows, an impairment loss is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset. Fair value is normally determined based on the discounted net cash flows of the asset or asset group. As a result of the impairment analysis, no impairment of long-lived assets was recognized during the years ended December 31, 2006 or December 31, 2005.

Research and Development - Research and development costs are expensed when incurred.

Basic and Diluted Loss Per Share - Basic loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding plus the potential common shares of common stock outstanding during each period except during periods when those potential common shares are anti-dilutive. During the years ended December 31, 2006 and the year ended December 31, 2005, there were 3,740,000 warrants to purchase common stock that were excluded from the calculation of diluted loss per share.

Recently Enacted Accounting Standards - In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Accordingly, the Company will adopt SFAS 157 in 2008. The Company is currently evaluating the impact of SFAS 157 on the consolidated financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No.108 (SAB 108). SAB 108 considers the effects of prior year misstatements when quantifying misstatements in current year financial statements. It is effective for fiscal years ending after November 15, 2006. Accordingly, the Company adopted SAB 108 during the fourth quarter of 2006. The Company did not have a material impact on its consolidated financial statements from the adoption of SAB 108.

In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. This interpretation is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to retained earnings as of the beginning of the period of adoption. Accordingly, the Company will adopt FIN 48 in first quarter of 2007. The Company is currently evaluating the impact of FIN 48 on the consolidated financial statements.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

Inventory Costs - On January 1, 2006, the Company adopted SFAS No. 151, Inventory Costs. SFAS No. 151 requires idle facility expenses, freight, handling costs and wasted material (spoilage) costs to be recognized as current-period charges. It also requires the allocation of variable and fixed production costs to inventory. The Company generally followed the requirements of SFAS No. 151 prior to its required adoption date. The adoption of this standard did not have any appreciable impact on the Company’s results of operations or financial position.

Share-Based Payment - On January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment, which is a revision to SFAS No. 123. SFAS No. 123R requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. The adoption of SFAS No. 123R had no impact on the Company’s financial statements because the Company has not issued stock or granted options to employees through December 31, 2006.

Exchange of Nonmonetary Assets - On January 1, 2006, the Company adopted SFAS No. 153, Exchanges of Nonmonetary Assets. This Statement amended APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of SFAS 153 did not have a material impact on the financial position or results of operations of the Company.

Accounting Changes and Error Corrections - On January 1, 2006, the Company adopted SFAS No. 154, Accounting Changes and Error Corrections. This Statement requires retrospective application of changes in accounting principle to prior periods, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The adoption of SFAS 154 did not have a material impact on the Company’s financial position or results of operations.

Hybrid Financial Instruments - In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments -- an amendment of FASB Statements No. 133 and 140. SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. SFAS No. 155 will become effective for the Company's year beginning on January 1, 2007. The impact of SFAS No. 155 will depend on the nature and extent of any new derivative instruments entered into after the effective date.

Registration Payment Arrangements - On January 1, 2007, the Company will adopt FASB Staff Position (FSP) EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP 00-19-2”). Under FSP 00-19-2 and Statement of Financial Accounting Standards No. 5, Accounting for Contingencies (“SFAS 5”), a registration payment arrangement is an arrangement where (a) the Company endeavors to file a registration statement for certain securities with the SEC and have the registration statement declared effective within a certain time period; or (b) the Company will endeavor to keep a registration statement effective for a specified period of time; and (c) transfer of consideration is required if the Company fails to meet those requirements. When the Company issues an instrument with these registration payment requirements, the Company estimates the amount of consideration that is likely to be paid out under the agreement and offsets the amount of the liability against the proceeds of the instrument issued. The estimate is re-evaluated at the end of each reporting period, with any changes recorded as a registration penalty in the statements of operations.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 2 - ACQUISITION OF HIGH PERFORMANCE COATINGS, INC.

On September 30, 2005, nCoat acquired High Performance Coatings, Inc. (HPC) for a cash payment of $3,000,000, of which $500,000 was placed into an escrow account. Under the terms of the related stock purchase agreement (the Agreement), the former owner of HPC agreed to indemnify the Company for any losses it incurs as a result of any inaccuracy or breach of the representations or covenants made in the Agreement. The funds placed in the escrow account are for payment of claims made against the former owner. One-third of the funds placed in the escrow account not claimed by the Company are to be released to the former owner of HPC annually beginning September 30, 2006. In addition, the Company entered into a consulting agreement with the former owner of HPC, as more fully described in Note 6.

The acquisition was accounted for using the purchase method of accounting. The assets acquired and the liabilities assumed were recognized based on their fair values. The fair value of acquired intangible assets was determined by a third-party valuation conducted by Thorpe Capital Group. The fair value of the net assets acquired exceeded the purchase price. That excess was allocated as a pro rata reduction to the fair values of the intangible assets acquired. Goodwill was not recognized from the acquisition.

The following table summarizes the allocated values of the assets acquired and liabilities assumed at September 30, 2005:

Cash	$44,210
Trade accounts receivable	690,882
Inventory	81,434
Other current assets	64,192
Deferred tax assets	259,209
Total current assets	1,139,927
Property and equipment	372,622
Intangible assets	3,991,444
Total assets acquired	5,503,993
Accounts payable	269,155
Accrued liabilities	21,634
Accrued consulting obligation	500,000
Notes payable, current portion	152,474
Total current liabilities	943,263
Long-term notes payable	70,742
Deferred income tax	1,489,988
Total liabilities assumed	2,503,993
Net Assets Acquired	$3,000,000

The estimated lives of acquired intangible assets and related future amortization are discussed more fully in Note 4.

The following unaudited pro forma information has been prepared to present the effects of the acquisition of HPC as though it had occurred on January 1, 2005. If the acquisition had occurred on that date, it is likely that the results of operations would have been materially different from those presented below.

Net sales	$4,993,863
Net loss	(2,629,275)
Basic and diluted loss per share	(0.11)

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

December 31,	2006	2005
Machinery and equipment	$966,715	$340,593
Computer and office equipment	247,791	104,182
Furniture and fixtures	39,007	29,725
Vehicles	27,701	27,701
Leasehold improvements	640,975	51,837
Total Property and Equipment	1,922,189	554,038
Less: Accumulated depreciation	272,698	31,949
Net Property and Equipment	$1,649,491	$522,089

Depreciation expense was $245,283 and $31,949, respectively, for years ended December 31, 2006 and December 31, 2005.

NOTE 4 - INTANGIBLE ASSETS

In connection with the acquisition of High Performance Coating, Inc. on September 30, 2005, the Company identified the following intangible assets, allocated the following values to these assets and determined the following to be their weighted-average useful lives. The following tables also present the carrying value of the intangible assets at December 31, 2006 and December 31, 2005:

	Original	Gross		Net
	Weighted-Average	Carrying	Accumulated	Carrying
At December 31, 2006	Useful Life	Amount	Amortization	Amount
Assets Not Subject to Amortization
Brand name and trademark		$508,002		$508,002
Assets Subject to Amortization
Non-compete and non-disclosure agreements	4.5 years	762,003	$210,292	551,711
Certifications and licenses	10.0 years	508,002	101,600	406,402
Customer base	9.0 years	798,289	271,615	526,674
Technology	10.0 years	471,716	58,965	412,751
Trade secrets and formulas	10.0 years	943,432	117,930	825,502
Total Assets Subject to Amortization	6.9 years	3,483,442	760,402	2,723,040
Total Intangible Assets		$3,991,444	$760,402	$3,231,042

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

	Original	Gross		Net
	Weighted-Average	Carrying	Accumulated	Carrying
At December 31, 2005	Useful Life	Amount	Amortization	Amount
Assets Not Subject to Amortization
Brand name and trademark		$508,002		$508,002
Assets Subject to Amortization
Non-compete and non-disclosure agreements	4.5 years	762,003	$42,058	719,945
Certifications and licenses	10.0 years	508,002	50,800	457,202
Customer base	9.0 years	798,289	57,654	740,635
Technology	10.0 years	471,716	11,793	459,923
Trade secrets and formulas	10.0 years	943,432	23,587	919,845
Total Assets Subject to Amortization	6.9 years	3,483,442	185,892	3,297,550
Total Intangible Assets		$3,991,444	$185,892	$3,805,552

Amortization expense relating to intangible assets was $574,510 and $185,892, respectively, for the years ended December 31, 2006 and 2005. Estimated amortization expense for each of the five succeeding years ending December 31, are: 2007 - $512,700; 2008 - $468,745; 2009 - $410,274; 2010 - $306,404 and 2011 - $246,066.

The High Performance Coating, Inc. and the “HPC” brand name and trademark are not subject to amortization. The intangible assets were reviewed for impairment at December 31, 2006 by comparing the carrying amount to future undiscounted cash flows the assets are expected to generate. For the years ended December 31, 2006 and 2005 the Company did not recognize any impairment of its intangible assets.

NOTE 5 - NOTES PAYABLE

Revolving Credit Loan Agreements - The Company has a $200,000 revolving credit loan agreement with a bank. The related promissory note bears interest on the outstanding balance at the bank’s prime rate plus 1% at December 31, 2006 (9.25%) and at 1.675% at December 31, 2005 (8.175%). The revolving credit agreement matures on February 7, 2007. The balance due under the note payable was $195,720 and $128,170, respectively, at December 31, 2006 and December 31, 2005. The note payable is secured by assets of the Company.

The Company also has a $3,500,000 revolving credit line with Tylerstone Ventures Corporation (Tylerstone). The related promissory note bears interest at 0.5% over prime, 8.75% at December 31, 2006, and matures on February 28, 2007. At December 31, 2006 the outstanding balance was $1,750,000.

Effective April 27, 2006 the Company entered into a $500,000 revolving line of credit agreement with companies controlled by officers and directors of the Company. The related promissory note bears interest on the outstanding balance at 8% and matured on December 31, 2006. The note payable is secured by assets of the Company. The maximum outstanding at any time during the year was $200,000, which had been paid in full prior to December 31, 2006.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

Loans Payable - As part of a facility lease agreement, the Company financed leasehold improvements through the lessee. Loans of $230,000 and $283,203 were incurred and under the terms of the agreement the loans bear interest at 1% over prime, 9.25% at December 31, 2006. The Company is required to make equal monthly payments, plus interest, that will amortize the loan over the term of the lease. A balloon payment of $264,792 is due on May 1, 2007. At December 31, 2006 the balance of the notes were $230,000 and $283,203, respectively.

Note and Warrant Financing Agreement - On September 28, 2005, nCoat, Inc. received $3,000,000 of proceeds from the issuance of a promissory note payable to a Family Trust along with warrants to purchase 3,740,000 shares of common stock for $170. Interest on the note accrues at 18% per annum and is payable in quarterly payments of $135,000 through September 30, 2006 when principal and unpaid accrued interest were due. Effective September 30, 2006, the parties agreed to extend the maturity date of the note and the payment of any accrued interest until June 30, 2007. The Company agreed to pay the Family Trust a fee of $200,000, due at the note’s maturity. The fee was recognized as interest expense on the date of the extension and is included in accrued liabilities at December 31, 2006. The note is secured by 7,333,333 shares of common stock of nCoat, Inc. held by companies owned by officers and directors of nCoat, Inc.

The warrants were exercisable on the earlier of September 28, 2008, the date the Company closes an initial public offering of its common stock, or ten days preceding the date of a reorganization, merger or sale of substantially all of the assets of the Company. The warrants were exercisable until December 31, 2010. The warrants were exercisable on a cashless basis by relinquishing a sufficient number of common shares at their market value on the exercise date to pay the exercise price. The holder of the warrants does not have registration rights or other rights that would have caused the warrants to be classified as a derivative liability. The warrants were exercised by the Family Trust immediately prior to the February 14, 2007 reorganization of nCoat into Tylerstone.

The fair value of the warrants on the date issued of $1,682,585 was determined using the Black-Scholes option pricing model with the following assumptions: grant-date fair value of the underlying common stock of $0.45 per share, risk-free interest rate of 4.0%, expected future volatility of 33.5%, dividend yield of 0%, and estimated life of five years. The proceeds were allocated between the note payable and the warrants based on their relative fair values and resulted in allocating $1,922,015 to the note and $1,077,985 to the warrants. Amortization of the resulting $1,077,985 discount to the note payable was recognized as interest expense over the original term of the note. The discount resulted in a 70.9% effective interest rate on the note payable.

Notes payable at December 31, 2006 and 2005 are summarized as follows:

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

December 31,	2006	2005
$200,000 Revolving credit loan payable to a bank; bearing interest at bank's prime rate plus 1.0% (9.25% at December 31, 2006); due February 7, 2007	$195,720	$128,170
$3,000,000 note payable; stated interest rate of 18%; due June 30, 2007, net of $0 and $801,880 unamortized discount	3,000,000	2,198,120
$230,000 note payable, bearing interest at prime plus 1.0% (9.25% at December 2006); due March 201131,	230,000	-
$283,203 note payable; bearing interest at prime plus 1.0% (9.25% at December 2006); due May 1, 200731,	283,203	-
$3,500,000 Revolving line of credit with Tylerstone Ventures Corporation; bearing interest at prime plus 0.5% (8.75% at December 31, 2006); due February 28, 2007	1,750,000	-
Notes payable to a bank; secured by equipment; bearing interest at 6.75% to 7.75%; payments due through 2010	67,007	85,609
Total Notes Payable	5,525,930	2,411,899
Less: Current portion	5,305,021	2,345,819
Long-Term Notes Payable	$220,909	$66,080

Annual maturities of notes payable at December 31, 2006 are as follows:

Years Ending December 31:
2007	$5,305,021
2008	69,194
2009	72,815
2010	57,873
2011	21,027

NOTE 6 - ACCRUED CONSULTING OBLIGATION

On September 29, 2005, the Company and HPC entered into a consulting agreement with the former owner of HPC. Under the terms of the consulting agreement, the Company is obligated to pay the consultant a base consulting fee of $10,000 per month for four years, and extended in one year terms unless notice is given by one of the parties 60 days before the end of the term of the agreement or any renewal period. The Company is obligated to pay the consultant an annual performance bonus in the amount of 2.5% of the annual increase in the Company’s gross profit from existing customers at September 29, 2005. Based on the agreement, no bonus was due for the years ended December 31, 2005 or 2006.

In addition, the Company is contingently obligated to pay the consultant $500,000 within 60 days of the earlier of date the Company completes a reverse acquisition of a public shell company or the Company reaches annual revenue of $10,000,000. At the consultant’s option, the contingent payment is payable either in cash or in the Company’s common stock at the market price of the Company’s common stock on the date it begins to trade in a public market. In accordance with SFAS 141, Business Combinations, the contingent obligation to the consultant was recognized as an additional element of cost of HPC and as a liability on the date of the acquisition. On February 14, 2007, nCoat entered into a reverse acquisition of Tylerstone; therefore, payment of the $500,000 is due on April 15, 2007.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 7 - COMMON STOCK

The Company issued 22,000,000 shares of common stock to its founders on July 28, 2005. The consolidated financial statements have been adjusted to present the issuance of these shares of common stock as though they were issued on September 25, 2004, which was the date the unincorporated business began operations. No consideration was received in exchange for the issuance of these shares.

On November 9, 2005, the Company issued 5,553,332 shares of common stock for cash totaling $2,500,000, or $0.45 per share. The Company also issued 440,000 shares for services on September 30, 2005. The value of the services was determined based on the price shares were issued for cash during November 2005, or $0.45 per share, totaling $198,000. On June 2, 2006, the Company issued 5,666,668 shares of common stock for cash totaling $1,500,000, or $0.26 per share.

NOTE 8 - OPERATING AND CAPITAL LEASES

The Company leases operating and manufacturing facilities under the terms of operating leases which expire on June 30, 2008 and March 30, 2011. Other operating and manufacturing facilities are leased on a month to month basis. Future annual minimum lease payments required under the terms of operating leases that have non-cancelable lease terms in excess of one month are as follows:

Year Ending December 31:
2007	$265,791
2008	248,738
2009	248,738
2010	248,738
2011	62,184
Total	$1,074,189

The Company leases equipment under the terms of capital leases. The following is a schedule by years of the future minimum lease payments due under capital leases together with the present value of the net minimum lease payments:
Year Ending December 31:
2007	$204,856
2008	204,856
2009	194,746
2010	130,246
Thereafter	41,873
Total minimum lease payments	776,577
Less: Amount representing interest	173,777
Present value of net minimum lease payments	602,800
Less: Current portion of obligations under capital leases	130,895
Long-Term Obligations under Capital Leases	$471,905

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 9 - BENEFIT PLANS

The Company maintains a 401(k) plan for the benefit of its employees. Under the terms of the plan, employees may make contributions to the plan as allowed by law. The Company is not required, and has not, made contributions to the plan during the years ended December 31, 2006 and December 31, 2005. The Company has paid administrative fees related to the plan of $2,340 and $2,200 respectively for the years ended December 31, 2006 and December 31, 2005.

NOTE 10 - RELATED PARTY TRANSACTIONS

The Company leases office space, telephone and computer equipment and purchases long distance telephone service from a company owned by an officer and director of the Company. In 2006, this company was reimbursed for funds advanced related to the formation of the Company and the acquisitions of HPC. Payments were $103,013 and $258,232, including expense reimbursements, respectively, for years ended December 31, 2006 and December 31, 2005.

As discussed in Note 5, during the year the Company entered into a Revolving Line of Credit agreement with three companies controlled by officers and directors of the Company. Total interest paid under this agreement was $1,661. This line of credit expired on December 31, 2006.

Certain officers and key employees of the Company received consulting fees in lieu of, or in addition to, their annual salary. Payments for the years ended December 31, 2006 and December 31, 2005 totaled $639,700 and $456,550, respectively. Effective December 2006, this consulting group became full time employees of the Company.

NOTE 11 - INCOME TAXES

The Company provides deferred tax assets and liabilities for the expected future tax benefit or expense of temporary reporting differences and carry forwards that are recognized in different periods for tax and financial reporting. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be presently determined. The components of the benefit from income taxes during the years ended December 31, 2006 and 2005 consist of the following:

For the Years Ended December 31,	2006	2005
Current	$-	$21,102
Deferred	751,619	479,160
Total Benefit from Income Taxes	$751,619	$500,262

A reconciliation of the income tax benefit computed at the federal statutory rate of 34% to the Company’s income tax benefit is as follows:

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

For the Years Ended December 31,	2006	2005

Benefit at Federal statutory rate (34%)	$2,539,995	$597,846
Non-deductible expenses	(20,460)	(583)
Benefit of current loss allocated to the purchase of High Performance Coating, Inc.	-	(152,434)
State income tax benefit, net of federal tax	244,543	58,026
Change in valuation allowance	(2,009,617)	-
Effect of lower effective rates	(2,842)	(2,593)
Total Benefit from Income Taxes	$751,619	$500,262

During the year ended December 31, 2005, $152,434 of the valuation allowance against deferred income tax assets was recognized as a reduction in net deferred tax liabilities associated with the acquisition of High Performance Coatings. At December 31, 2006, the Company had approximately $8,047,000 of operating loss carry forwards which expire in 2025 if not used prior to that date. The temporary differences and carry forwards that gave rise to the deferred tax liabilities and assets at December 31, 2006 and 2005 are as follows:

December 31,	2006	2005
Deferred Tax Liabilities
Depreciation of property and equipment	$9,332	$36,318
Amortization of intangible assets	1,205,179	1,419,471
Total Deferred Tax Liabilities	1,214,511	1,455,789
Deferred Tax Assets
Allowance for doubtful accounts	36,001	7,971
Accrued consulting obligation	186,500	186,500
Operating loss carryforwards	3,001,627	509,699
Total Deferred Tax Assets	3,224,128	704,170
Valuation Allowance	(2,009,617)	-
Net Deferred Tax Liability	$-	$751,619

NOTE 12 - SUBSEQUENT EVENTS

As more fully explained in Note 1, nCoat consummated a Share Exchange Agreement with Tylerstone on February 14, 2007 that was recognized as a reverse acquisition of Tylerstone for financial reporting purposes. From October 2006 through December 31, 2006, nCoat had borrowed $1,750,000 from Tylerstone under the terms of a revolving line of credit agreement, as discussed in Note 5. From December 31, 2006 through February 14, 2007, nCoat borrowed an additional $500,000 from Tylerstone under the terms of the revolving credit agreement. Tylerstone had 37,200,000 shares of common stock outstanding on February 14, 2007. Tylerstone’s only significant asset at February 14, 2007 was the $2,250,000 of notes receivable from nCoat which was offset by $2,250,000 of convertible debentures payable to a third party. The reverse acquisition of Tylerstone by nCoat was recognized by nCoat as the conversion of the $2,250,000 of notes payable to Tylerstone into the convertible debentures and the constructive issuance of the 37,200,000 shares of common stock of Tylerstone that remained outstanding for no consideration.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

During the last half of the month of February 2007, the Company borrowed an additional $700,000 from the debenture holder under the terms of convertible debentures. Including the convertible debentures assumed from Tylerstone, the Company is obligated under $2,950,000 of convertible debentures that bear interest at prime plus 0.5% (8.75% at February 14, 2007) and mature from October 23, 2007 to February 27, 2008. For $1,950,000 of the debentures, principal and accrued interest are convertible, from the date of issuance, into common stock at $0.50 per share. For $1,000,000 of the debentures, principal and accrued interest are convertible, from the date of issuance, into units of common stock and warrants at $0.50 per unit. Each unit consists of one share of common stock and one warrant to purchase one share of common stock at $1.00 per share for a period of two years from the date exercised.

Management has determined the fair value of the common stock based on a third-party valuation of the Company’s common stock conducted by Thorpe Capital Group, an assessment of estimated future cash flows and the market value and discounted market value of the Company’s common stock for a short period of time after February 14, 2007. Based upon management’s assessment of the fair value of the Company’s common stock of $0.129 per share on the dates the convertible debentures were assumed or issued, the debenture holder did not receive a beneficial conversion option. This conclusion is based on the fair values of the warrants and the common stock into which the debentures are convertible of $5,535 and $761,100, respectively, totaling less than the $2,950,000 of proceeds received from the convertible debentures. The fair value of the warrants was computed using the Black-Scholes option pricing model with the following weighted-average assumptions: 4.9% risk-free interest rate, 2.0 year life, 0% dividend yield and 70% volatility.

In connection with the issuance of the debentures, the Company granted registration rights to the debenture holder, which require the Company to file a registration statement by April 15, 2007 registering the resale of the shares issuable upon conversion of the debentures and to use reasonable, commercial, best efforts to have the registration statement declared effective within 90 days thereafter. However, the registration rights do not subject the Company to penalties in the event the filing or effectiveness of the registration statement is not accomplished by the required dates. Accordingly, no registration payment liability has been recognized in connection with the assumption or issuance of the debentures.

On February 2, 2007, the Company issued 6,344,090 shares of common stock and 5,965,000 shares of nonvested common stock to employees as compensation. The nonvested shares vest over periods ranging from one to four years. If an employee terminates employment with the Company prior to the shares vesting, the nonvested portion of the shares will be forfeited and returned to the Company. The nonvested shares are being held in an escrow by a third party. Compensation related to the 6,344,090 vested common shares issued was $818,388, or $0.129 per share. Based on management’s current estimate of forfeitures, 5,392,304 nonvested shares are expected to vest and have been valued at $695,607, or $0.129 per share, based on management’s assessment of the fair value of the Company’s common stock on February 2, 2007. Actual compensation expense will be based on the number of shares that actually vest. That expense is expected to be recognized over the four-year period the shares will vest, which is expected to be over a weighted-average period 2.2 years.

On February 2, 2007, Company issued 1,130,910 shares of common stock to the shareholder that was issued 5,666,668 shares of common stock for $1,500,000 in June 2006. The additional shares were issued to increase the number of shares issued for the original cash consideration and has been recorded during February 2007 for no additional consideration. On February 14, 2007, the Company issued 3,740,000 shares of common stock upon the exercise of warrants for $170. On March 23, 2007, the Company issued 880,400 shares of common stock to an investment banker for its services in facilitating a convertible debt offering.

NCOAT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION

On June 29, 2007, nCoat, Inc. acquired MCC, Inc. for $5,000,000 and the issuance of 1,333,333 shares of common stock valued at $906,666. The purchase of MCCI resulted in the recognition of $3,525,794 of intangible assets that are being amortized over six to seven years.

The following unaudited pro forma condensed consolidated statements of operations have been prepared to present the effects of the acquisition of MCC, Inc. as though it had occurred at the beginning of each of the periods presented. If the acquisition had occurred at the beginning of the periods presented, it is likely that the results of operations would have been materially different from the pro forma results of operations presented below. The pro forma results of operations may not be indicative of the results that will occur for the year ending December 31, 2007 or for any other period.

NCOAT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

			Pro Forma		Pro Forma
	nCoat, Inc.	MCC, Inc.	Adjustments		Results
Net Sales	$5,127,465	$5,029,946			$10,157,411
Cost of Goods Sold	3,881,462	2,452,763			6,334,225
Gross Profit (Loss)	1,246,003	2,577,183			3,823,186
General and Administrative Expense	6,518,916	1,146,230	$272,829	A	7,937,975
Selling and Marketing Expenses	659,710	953,331			1,613,041
Loss from Operations	(5,932,623)	477,622	(272,829)		(5,727,830)
Other Income	-	141,119	(132,106)	B	9,013
Interest Expense	(17,507,711)	(16,866)			(17,524,577)
Net Income (Loss)	$(23,440,334)	$601,875	$(272,829)		$(23,243,394)

Basic and Diluted Loss per Share	$(0.30)				$(0.29)
Basic and Diluted Weighted-Average Shares Outstanding	78,618,770				79,497,891

See the accompanying Note to the Unaudited Pro Forma Condensed Consolidated
Statements of Operations

NCOAT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

			Pro Forma		Pro Forma
	nCoat, Inc.	MCC, Inc.	Adjustments		Results
Net Sales	$5,572,621	$4,758,469			$10,331,090
Cost of Goods Sold	5,331,181	2,525,452			7,856,633
Gross Profit	241,440	2,233,017			2,474,457
General and Administrative Expense	4,657,343	2,107,550	$545,659	A	7,310,552
Research and Development Expense	951,501	100,945			1,052,446
Loss from Operations	(5,367,404)	24,522	(545,659)		(5,888,541)
Interest Expense	(2,080,502)	(1,653)			(2,082,155)
Other Expense	(22,668)	(270,741)	270,741	B	(22,668)
Loss Before Income Taxes	(7,470,574)	(247,872)	(274,918)		(7,993,364)
Income Tax Benefit (Provision)	751,619	(3,413)			748,206
Net Loss	$(6,718,955)	$(251,285)	$(274,918)		$(7,245,158)

Basic and Diluted Loss per Share	$(0.21)				$(0.22)
Basic and Diluted Weighted-Average Shares Outstanding	31,284,657				32,617,990

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS

A – To recognize amortization of the amortizable intangibles assets received in the acquisition of MCC, Inc.

B – To delete non-recurring other income and other expenses of MCC, Inc.

HIGH PERFORMANCE COATINGS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
AND
FINANCIAL STATEMENTS

DECEMBER 31, 2004
AND
SEPTEMBER 30, 2005

HIGH PERFORMANCE COATINGS, INC.

HANSEN, BARNETT& MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS	Registered with the Public Company
5 Triad Center, Suite 750	Accounting Oversight Board
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
NanoCoat, Inc.

We have audited the balance sheets of High Performance Coatings, Inc. as of September 30, 2005 and December 31, 2004, and the related statements of income, stockholders’ equity, and cash flows for the nine months ended September 30, 2005 and the year ended December 31, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of High Performance Coatings, Inc. as of September 30, 2005 and December 31, 2004, and the results of its operations and its cash flows for the nine months ended September 30, 2005 and for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah
April 14, 2006

HIGH PERFORMANCE COATING, INC.
BALANCE SHEETS

	September 30, 2005	December 31, 2004
ASSETS
Current Assets
Cash	$44,210	$63,928

Accounts receivable, less allowance for doubtful accounts of $21,367 and $16,231, respectively	690,884	524,797
Inventory	81,434	19,363
Other current assets	71,684	9,107
Total Current Assets	888,212	617,195
Property and Equipment	1,298,007	1,126,197
Less: Accumulated depreciation	925,385	850,759
Net Property and Equipment	372,622	275,438
Total Assets	$1,260,834	$892,633

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$269,154	$224,515
Accrued liabilities	532	1,257
Accrued income taxes	21,102	-
Deferred income taxes	187,680	119,227
Short-term notes payable	128,170	144,460
Note payable to shareholder	7,840	13,405
Notes payable - current portion	52,004	18,421
Total Current Liabilities	666,482	521,285
Long-Term Liabilities
Deferred income taxes	38,145	23,700
Notes payable, net of current portion	77,391	55,867
Total Long-Term Liabilities	115,536	79,567
Stockholders' Equity
Common stock, $1.00 par value; 25,000 shares
authorized; 500 shares issued and outstanding	500	500
Retained earnings	478,316	291,281
Total Stockholders' Equity	478,816	291,781
Total Liabilities and Stockholders' Equity	$1,260,834	$892,633

The accompanying notes are an integral part of these financial statements.

HIGH PERFORMANCE COATING, INC.
STATEMENT OF INCOME

	Nine Months Ended September 30,		For the Year Ended December 31,
	2005	2004	2004
		(Unaudited)

Net Sales	$3,887,610	$2,149,225	$3,226,539
Cost of Goods Sold	3,013,890	1,734,256	2,523,351
Gross Profit	873,720	414,969	703,188

General and Administrative Expense	587,765	350,992	509,815
Income from Operations	285,955	63,977	193,373

Interest expense	(12,901)	(10,126)	(12,936)
Other income	17,980	3,125	-
Income Before Taxes	291,034	56,976	180,437
Income tax expense	103,999	21,418	67,827
Net Income	$187,035	$35,558	$112,610

Basic and Diluted Earnings per Share	$374	$71	$225

Weighted-Average Number of Shares Outstanding	500	500	500

The accompanying notes are an integral part of these financial statements.

HIGH PERFORMANCE COATINGS, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2004
AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	Common Stock		Retained	Total Stockholders'
	Shares	Amount	Earnings	Equity
Balance - December 31, 2003	500	$500	$178,671	$179,171

Net income	-	-	112,610	112,610

Balance - December 31, 2004	500	500	291,281	291,781

Net income	-	-	187,035	187,035

Balance - September 30, 2005	500	$500	$478,316	$478,816

The accompanying notes are an integral part of these financial statements.

HIGH PERFORMANCE COATINGS, INC.
STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		For the Year Ended December 31,
	2005	2004	2004
		(Unaudited)
Cash Flows From Operating Activities
Net income	$187,035	$35,558	$112,610
Adjustments to reconcile net income to net cash
Depreciation	74,626	54,720	75,886
Net change in deferred taxes	82,897	21,418	67,827
Changes in assets and liabilities:
Accounts receivable	(166,087)	(103,199)	(324,568)
Inventory	(62,071)	(5,169)	(3,840)
Other current assets	(62,577)	1,669	1,843
Accounts payable and accrued liabilities	43,915	89,228	162,397
Accrued income taxes	21,102	-	-
Net Cash Provided by Operating Activities	118,840	94,225	92,155

Cash Flows From Investing Activities
Purchase of property and equipment	(144,094)	(69,441)	(148,528)
Net Cash Used in Investing Activities	(144,094)	(69,441)	(148,528)

Cash Flows From Financing Activities
Proceeds from the issuance of notes payable	50,000	-	55,000
Principal payments on notes payable	(22,609)	(17,167)	(20,883)
Net proceeds from note payable to shareholders	-	13,765	13,405
Net payments on note payable to shareholders	(5,565)	-	-
Net proceeds (payments) from line of credit agreement	(16,290)	(524)	51,460
Net Cash Used in Financing Activities	5,536	(3,926)	98,982

Net Increase (Decrease) in Cash	(19,718)	20,858	42,609
Cash At Beginning of Period	63,928	21,319	21,319
Cash At End of Period	$44,210	$42,177	$63,928

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$13,043	$10,126	$12,936

Supplemental Schedule of Noncash Investing and Financing Activities
Purchase of vehicle with note payable	$27,716	$-	$-

The accompanying notes are an integral part of these financial statements.

HIGH PERFORMANCE COATINGS, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD DECEMBER 31, 2004
(INFORMATION WITH RESPECT TO THE NINE
MONTHS ENDED SEPTEMBER 30, 2004 IS UNAUDITED.)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Nature of Business— High performance Coatings, Inc. (the Company) was incorporated in Oklahoma in 1982.  The Company formulates, sells and applies surface coatings for equipment and parts that need protection from heat, corrosion and friction as well as for appearance.  The Company also provides coating application services to after-market manufacturers, individuals and business.  More recently the Company has developed contracts with certain original equipment manufacturers where parts and equipment are coated prior to assembly.  Current operations are conducted from three production plants located in Bluffdale, Utah, Chandler, Arizona and Oklahoma City, Oklahoma.  In addition to the three production plants, the Company has franchise agreements in France, New Zealand and two in Australia.  Under the agreements, the franchisees are required to order and use coatings from High Performance Coatings, Inc.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Interim Financial Information — In the opinion of management, all adjustments and reclassifications necessary for a fair and comparable presentation have been included in the financial statements fo the nine months ended September 30, 2004, and are of a normal recurring nature.

Allowance for doubtful accounts — An allowance for uncollectible accounts receivable is established by charges to operations for amounts required to maintain an adequate allowance, in management’s judgment, to cover anticipated losses from customer accounts and sales returns. Such accounts are charged to the allowance when collection appears doubtful. Any subsequent recoveries are credited to the allowance account.

Inventory— Inventory consists of raw materials, labor and overhead.  Inventory is maintained at the lower of cost, computed on a first-in, first-out basis, or market.

Property and Equipment — Property and equipment are stated at cost.  Addition and major improvements are capitalized while maintenance and repairs are charged to operations.  Upon retirement, sale or disposition, the cost and the accumulated depreciation of the items sold are eliminated from the accounts, and any gain or loss is recognized in operations.  Depreciation is computed using the straight-line method and is recognized over the estimated useful lives of the property and equipment, which are three to ten years.

Revenue Recognition — Revenue from the sale of services is recorded at the time of shipment to the customers.  The invoice is printed and mailed at the time the shipment is completed for shipping with the carrier.  The majority of the orders are in the plant on a short term basis, ten days or less.  No revenue is recorded on a percentage of work in progress.

Advertising — Advertising costs are expensed over the period in which the advertising takes place. Advertising expense totaled approximately $100,076, $24,687, and $56,586 for the nine months ended September 30, 2005 and 2004 (Unaudited) and the year ended December 31, 2004, respectively.

HIGH PERFORMANCE COATINGS, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD DECEMBER 31, 2004
(INFORMATION WITH RESPECT TO THE NINE
MONTHS ENDED SEPTEMBER 30, 2004 IS UNAUDITED.)

Concentration of Credit Risk — Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management’s expectations.

Impairment of Long-Lived Assets — The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through undiscounted future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statements of operations.

Research and Development — Research and development costs are expensed when incurred.  Research and development expenses were not material to the financial statements for the nine months ended September 30, 2005 and 2004 (Unaudited) and the year ended December 31, 2004, respectively.

Basic and Diluted Earnings Per Share — Basic earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding during each period.  Diluted earnings per share is computed by dividing net income by the potential weighted-average number of common shares outstanding during each period.  There were potential shares outstanding at September 30, 2005 or December 31, 2004.

Recently Enacted Accounting Standards

Inventory Costs - In November 2004, the FASB issued SFAS No. 151, Inventory Costs, which is an amendment of ARB No. 43. SFAS No. 151 requires idle facility expenses, freight, handling costs and wasted material (spoilage) costs to be recognized as current-period charges. It also requires that allocation of fixed production facilities. SFAS No. 151 will be effective for the Company beginning January 1, 2006 and resulting adjustments will be made on prospective basis. The Company does not anticipate that the adoption of this standard will have a significant impact on its business, results of operations or financial position.

Share Based Payment - In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which is a revision to SFAS No. 123. SFAS No. 123R established standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Primarily, SFAS No. 123R focuses on accounting for transactions in which an entity obtains employee services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

SFAS No. 123R requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

HIGH PERFORMANCE COATINGS, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD DECEMBER 31, 2004
(INFORMATION WITH RESPECT TO THE NINE
MONTHS ENDED SEPTEMBER 30, 2004 IS UNAUDITED.)

In accordance with the Securities and Exchange Commission’s Staff Accounting Bulleting 107, SFAS No. 123R is effective as of the beginning of the annual reporting period that begins after December 15, 2005. Under these guidelines, the company will adopt SFAS 123R as of January 1, 2006. The Company does not expect that the adoption of this standard will have a material impact on its future results of operations.

Exchange of Nonmonetary Assets - In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets.  This Statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS 153 is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the operations of the Company.

Accounting Changes and Error Corrections - In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections.  This Statement replaces APB Opinion 20 and SFAS No. 3.  Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.  This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  This Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement.  The adoption of SFAS 154 is not expected to have a material impact on the Company.

Hybrid Financial Instruments - In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments -- an amendment of FASB Statements No. 133 and 140. SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.  SFAS No. 155 will become effective for the Company's fiscal year after September 15, 2006.  The impact of SFAS No. 155 will depend on the nature and extent of any new derivative instruments entered into after the effective date.

HIGH PERFORMANCE COATINGS, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD DECEMBER 31, 2004
(INFORMATION WITH RESPECT TO THE NINE
MONTHS ENDED SEPTEMBER 30, 2004 IS UNAUDITED.)

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	September 30,	December 31,
	2005	2004
Machinery and equipment	$1,113,707	$985,410
Vehicles	184,300	140,787
	$1,298,007	$1,126,197

Depreciation expense was $74,626, $54,720, and $75,886 for the nine months ended September 30, 2005 and 2004 (Unaudited) and the year ended December 31, 2004, respectively.

NOTE 3 – NOTES AND PAYABLE

Notes payable at September 30, 2005 and December 31, 2004 consisted of the following:

	September 30,	December 31,
Short-Term Note Payable	2005	2004
$150,000 line of credit agreement with a bank, bearing interest at prime plus 1.25% (8% and 6.5%, respectively); Guaranteed by the Company's President	$128,170	$144,460

	September 30,	December 31,
Long-Term Notes Payable	2005	2004
Notes payable to a bank bearing interest at 6.75% to 7.75%; $24,085 due in 2006 and balance due in monthly payments of $2,828, through 2010; secured by equipment	$129,395	$74,288

Less: Current portion	(52,004)	(18,421)
Total Notes Payable - Long-Term	$77,391	$55,867

HIGH PERFORMANCE COATINGS, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD DECEMBER 31, 2004
(INFORMATION WITH RESPECT TO THE NINE
MONTHS ENDED SEPTEMBER 30, 2004 IS UNAUDITED.)

Annual maturities of long-term notes payable for each of the next five years for the years ended December 31 are as follows:

	September 30,	December 31,
	2005	2004
2005	$30,936	$18,421
2006	28,267	19,091
2007	24,968	14,642
2008	22,488	11,779
2009	21,879	10,355
2010	857	-
	$129,395	$74,288

NOTE 4 – OPERATING LEASES

The headquarters building in Utah is rented under a five year lease which expires on June 30, 2006.    It is renewable; however, no new lease has been negotiated as of the financial statement date.  It is a triple net lease, with monthly lease payments of approximately $5,860.

The Company also leases buildings in Oklahoma and Arizona.  These leases are month to month, with monthly lease payments of approximately $5,311.

Future minimum lease payments for each of the next five years for the years ended December 31 are as follows:

	September 30,	December 31,
	2005	2004
2005	$17,580	$70,320
2006	35,160	35,160
Total	$52,740	$105,480

NOTE 5 – INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No.109, Accounting for Income Taxes. SFAS No.109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available net operating loss or tax credit carryforwards.

The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be determined because of the uncertainty surrounding the realization of the deferred tax assets, the Company did not have a valuation allowance for their deferred tax provision at September 30, 2005 or December 31, 2004.

HIGH PERFORMANCE COATINGS, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD DECEMBER 31, 2004
(INFORMATION WITH RESPECT TO THE NINE
MONTHS ENDED SEPTEMBER 30, 2004 IS UNAUDITED.)

The components of income tax expense from continuing operations for the year ended December 31, 2004 consist of the following:

	September 30,		December 31,
	2005	2004	2004
		(Unaudited)
Current	$21,102	$-	$-
Deferred	82,897	21,418	67,827
Income Tax Expense	$103,999	$21,418	$67,827

A reconciliation of income tax expense computed at the federal statutory rate of 34% to income tax expense at the Company’s effective rate is as follows:

	September 30,		December 31,
	2005	2004	2004
		(Unaudited)
Computed at the expected statutory rate	$103,774	$19,372	$61,349
State and local income taxes, net of federal benefit	1,902	1,880	5,954
Non-deductible expenses	10,072	166	524
Effect of lower actual tax rates	(11,749)	-	-
Income Tax Expense	$103,999	$21,418	$67,827

The temporary differences and carryforwards that gave rise to the deferred tax liabilities and assets at September 30, 2005 and December 31, 2004 are as follows:

	September 30,	December 31,
	2005	2004
Deferred Tax Liabilities
Accounts receivable	$265,670	$201,803
Inventory	30,375	7,222
Depreciation	38,144	51,530
Total Deferred Tax Liabilities	334,189	260,555
Deferred Tax Assets
Allowance for doubtful accounts	7,970	6,054
Accounts payable	100,395	83,744
Net loss carryforwards	-	27,830
Total Deferred Tax Assets	108,365	117,628
Net Deferred Tax Liability	$225,824	$142,927

Metallic Ceramic Coatings, Inc.

Audit Report

Fiscal Year Ended August 27, 2006 and

August 28, 2005

MEIR S. GABBAY
CERTIFIED PUBLIC ACCOUNTANT
805 TIMBERBRANCH PARKWAY
ALEXANDRIA, VIRGINIA  22302
703-540-2848

To the Board of Directors and Stockholders
Metallic Ceramic Coatings, Inc.
100 Ross Road, Suite 150
King of Prussia, PA 19406

I have audited the accompanying balance sheets of Metallic Ceramic Coatings, Inc. as of August 27, 2006 and August 28, 2005 and the related income statements, stockholder’s equity and cash flows for the periods thus ended.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metallic Ceramic Coatings, Inc., as of August 27, 2006 and August 28, 2005, and the related income statements, shareholder’s equity and cash flows for the periods thus ended in conformity with U.S. generally accepted accounting principles.

Meir S. Gabbay

June 13, 2007

METALLIC CERAMIC COATINGS, INC.
Balance Sheets

	August 27, 2006	August 28, 2005	April 30, 2007
	(audited)	(audited)	(unaudited)
ASSETS
Current Assets
Cash	$53,822	$35,695	$124,311
Trade receivables, net	279,710	314,896	460,075
Advances	-	1,040	-
Inventory	174,373	111,875	130,855
Income tax receivable	466	2,503	-
Prepaid expenses	46,531	22,894	134,098
Total Current Assets	554,902	488,903	849,339

Property and equipment	2,327,485	2,097,453	3,140,579
Less accumulated depreciation	(2,043,612)	(1,816,800)	(2,083,754)
Net property and equipment	283,873	280,653	1,056,825

Other assets	8,526	13,526	16,316
Total Assets	$847,301	$783,082	$1,922,480

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$151,725	$148,001	$339,545
Payroll taxes payable	1,916	2,105	4,796
Accrued salaries and bonuses	48,161	128,170	50,526
Accrued expenses	116,976	96,965	226,779
Christmas plan withheld	14,140	18,420	11,750
Customer deposits	57,660	47,387	75,235
SBA loan payable, current portion	13,724	54,536	-
First Horizon loan payable, current portion	-	24,400	37,388
Total Current Liabilities	404,302	519,984	746,019
Long-Term Liabilities
Rental deposits	125	125	125
Payable to shareholder	148,600	-	281,790
SBA loan payable, net of current portion	-	13,854	-
First Horizon loan, net of current portion	-	-	276,571
Reserve for Katrina	297,040	-	-
Total Long-Term Liabilities	850,067	533,963	1,304,505
Stockholders' Equity
Common stock - no par value; 909, 565 shares outstanding	293,100	293,100	293,100
Treasury stock	(577,014)	(576,414)	(577,014)
Retained earnings	281,148	532,433	901,889
Total Stockholders' Equity	(2,766)	249,119	617,975
Total Liabilities and Shareholders' Equity	$847,301	$783,082	$1,922,480

The accompanying notes are an integral part of these financial statements.

METALLIC CERAMIC COATINGS, INC.
Statement of Income

	Fiscal Year Ended		Eight months ended
	August 27, 2006	August 28, 2005	April 30, 2007	April 30, 2006
			(unaudited)	(unaudited)

Net Sales	$4,758,469	$4,874,193	$3,787,436	$3,131,073
Cost of Goods Sold	2,525,452	2,346,720	1,855,475	1,628,270
Gross Profit (Loss)	2,233,017	2,527,473	1,931,961	1,502,803
General and Administrative Expense	2,107,550	2,169,260	1,332,897	1,315,998
Research and Development Expense	100,945	131,433	103,287	57,974
Loss from Operations	24,522	226,780	495,777	128,831
Interest Expense, net	(1,653)	(4,730)	(7,142)	(2,376)
Recovery from Katrina	(270,741)	-	132,106	121,603
Income Before Taxes	(247,872)	222,050	620,741	248,058
Provision For Taxes	3,413	5,586	-	-
Net Income	$(251,285)	$216,464	$620,741	$248,058

The accompanying notes are an integral part of these financial statements.

METALLIC CERAMIC COATINGS, INC.
Statement of Shareholder’s Equity

	Common Stock		Treasury	Retained	Total Stockholders' Equity
	Shares	Amount	Stock	Earnings	(Deficit)
Balance, August 31, 2004	909,565	$293,100	$(436,914)	$315,969	$172,155
Purchase of treasury shares	-	-	(139,500)	-	(139,500)
Net income	-	-	-	216,464	216,464
Balance, August 28, 2005	909,565	293,100	(576,414)	532,433	249,119
Purchase of treasury shares	-	-	(600)	-	(600)
Net loss	-	-	-	(251,285)	(251,285)
Balance August 27, 2006	909,565	293,100	(577,014)	281,148	(2,766)
Net income	-	-	-	620,741	620,741
Balance, April 30, 2007 (unaudited)	909,565	$293,100	$(577,014)	$901,889	$617,975

The accompanying notes are an integral part of these financial statements.

METALLIC CERAMIC COATINGS, INC.
Statement of Cash Flows

	Fiscal year ended		Eight months ended
	August 27, 2006	August 28, 2005	April 30, 2007
			(unaudited)

Cash Flows From Operating Activities
Net loss income	$(251,285)	$216,464	$620,741
Adjustments to reconcile net (loss) income to
Depreciation	230,377	124,566	64,141
Reserve for Katrina losses	297,040	-	(164,934)
Change in:
Accounts receivable	35,186	(113,120)	(180,365)
Advances	1,040	(715)	-
Inventory	(62,498)	62,193	43,518
Income tax receivable/payable	2,037	(2,503)	466
Prepaid expenses	(23,637)	(9,672)	(87,567)
Accounts payable	3,724	10,867	187,820
Payroll taxes payable	(189)	(100)	2,880
Accrued salaries & bonuses	(80,009)	29,645	2,365
Accrued expenses	20,011	37,148	109,803
Christmas plan withheld	(4,280)	10,680	(2,390)
Customer deposits	10,273	(18,828)	17,575
Net Cash Used in Operating Activities	177,790	346,625	614,053
Cash Flows From Investing Activities
Acquiistion of property and equipment	(233,597)	(104,355)	(837,093)
Deposits	5,000	6,634	(7,790)
Net Cash Used in Investing Activities	(228,597)	(97,721)	(844,883)
Cash Flows From Financing Activities
Proceeds from shareholder's loan, net	148,600		1,084
Proceeds from other loans, net		2,470	313,959
Repayment of loans	(79,066)	(96,175)	(13,724)
Purchase of treasury shares	(600)	(139,500)	-
Net Cash Provided by Financing Activities	68,934	(233,205)	301,319
Net Increase in Cash	18,127	15,699	70,489
Cash At Beginning of Period	35,695	19,996	53,822
Cash At End of Period	$53,822	$35,695	$124,311

The accompanying notes are an integral part of these financial statements.

METALLIC CERAMIC COATINGS, INC.
Notes to the Financial Statements

NOTE 1 - Summary of Significant Accounting Practices

Nature of Business
 Metallic Ceramic Coatings, Inc. (MCCI), incorporated in Pennsylvania on July 7, 1983, and headquartered in King of Prussia, PA.  MCCI provides high performance coatings of metal parts for industry and individuals.

Revenue Recognition
MCCI recognizes revenue when the product ships form a production facility.  Refunds, rebates and discounts are recognized at the time of sale.

Accounts Receivable
MCCI reviews its receivables regularly to determine if there are any potential uncollected accounts.  Receivables are written off at the time management determines the account to be uncollectible and all collection alternatives have been exhausted.

Inventory
Inventory is stated at lower of cost or market on a first-in first-out basis.

Property and Equipment
Property and equipment is stated at cost.  Depreciation is provided over the useful lives of the assets, which range form 3 to 10 years.  Annually, certain assets are depreciated in accordance with Sec 179 of the Internal Revenue Code.

Operating Cycle
MCCI classifies as current assets those times, which expect to be realized during the normal operating cycle of the company.  Current liabilities are those that are expected to be satisfied within the next twelve months.

NOTE 2 – Accounts Receivable

Accounts receivable consists of the following as of:

	8/27/2006	8/28/2005
Current	$252,107	$289,636
30 - 60 Days	5,198	8,078
61 - 90 Days	2,142	848
Over 90 Days	20,263	16,334
Total	$279,710	$314,896

METALLIC CERAMIC COATINGS, INC.
Notes to the Financial Statements

NOTE 3 – Property and Equipment

Property and equipment consist of the following as of:

	8/27/2006	8/28/2005	4/30/2007
			(unaudited)

Machinery & Equipment	$1,573,750	$1,440,834	$2,384,993
Truck & Auto	78,000	78,000	54,000
Leashold improvements	184,790	126,190	184,790
Computer hardware & software	379,202	347,201	211,315
Furniture - office	91,912	91,912	285,648
Advertising displays	19,831	13,316	19,833
Total	2,327,485	2,097,453	3,140,579
Accumulated depreciation	(2,043,612)	(1,816,800)	(2,083,754)
Net book value	$283,873	$280,653	$1,056,825

Depreciation expense for property and equipment totaled $230,378 and $124,566 for the years ended August 27, 2006 and August 28, 2005, and $64,141 for the eight months ended April 30, 2007.

NOTE 4 – Income Taxes

The provisions for income taxes consist of the following:

	8/27/2006	8/28/2005
Federal	$-	$345
State	3,143	5,241

Total	$3,143	$5,586

MCCI does not recognize any difference in recognition of revenue and expense for book and tax purposes.  Therefore, no deferred assets or liabilities have been recorded.

NOTE 5 - Loss and Recovery from Katrina

Hurricane Katrina, which hit the Gulf Coast in August 29, 2005, had a devastating effect on the plant located in Pascagoula, MS.  For the year ended August 27, 2006, the Company recognized losses of property and production of $270,741, net of insurance proceeds.  During the eight months, ended April 30, 2007, additional insurance proceeds of $132,106 were received.  Management expects no additional claims to be filed or additional payment to be received form the insurance companies in connection with this catastrophic loss.

NOTE 6 – Stockholder’s Equity

The Company has no par value stock.  On April 30, 2007, there were 909,565 shares outstanding, held in joint tenancy by the officer shareholder and his wife.

METALLIC CERAMIC COATINGS, INC.
Notes to the Financial Statements

NOTE 7 – Leases and Commitments

MCCI leases office space and plant facilities under operating leases.  Some of the facilities have renewal options.  Rental payments on certain leases are subject to annual fixed rate escalation factors.  Other plant facilities are under month-to-month lease arrangements.

NOTE 8 – Warranty

MCCI provides a lifetime “rust-through” warranty on new components when all exposed surfaces have been coated.  In addition, MCCI will re-coat any part, on a one-time basis, within three years of the original date of purchase.

PART II.      Information Not Required in the Prospectus

Item 13.  Other Expenses of Issuance And Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders.  The estimated expenses of issuance and distribution are set forth below.

Registration Fees	$1,400.00
Transfer Agent Fees	1,000.00	*
Costs of Printing and Engraving	5,000.00	*
Legal Fees	35,000.00	*
Accounting Fees	20,000.00	*

Total Estimated Costs of Offering	$62,400.00
* Estimate

Item 14. Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to our Certificate of Incorporation or Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15 . Recent Sales of Unregistered Securities

On October 24, 2006, we closed the sale of a convertible debenture (the “October Debenture”) in the principal amount of $500,000, to Maxum Fund Overseas (the “Debenture Holder”). The October Debenture is convertible into shares of our common stock at a conversion price of $0.50, subject to adjustment, and is due and payable on October 23, 2007. Interest accrues on the outstanding principal at the rate of 0.5 percent above the prime interest rate as reported by the Wall Street Journal’s bank survey, and the interest is also convertible into shares of the Registrant’s common stock.

On November 9, 2006, we closed the sale of another convertible debenture (the “November Debenture”) in the principal amount of $500,000, to the Debenture Holder. The November Debenture is convertible into shares of our common stock at a conversion price of $0.50, subject to adjustment, and is due and payable on November 8, 2007. Interest accrues on the outstanding principal at the rate of 0.5 percent above the prime interest rate as reported by the Wall Street Journal’s bank survey, and the interest is also convertible into shares of the Registrant’s common stock.

Additionally, on November 28, 2006, we closed the sale of another convertible debenture (the “December Debenture”) in the principal amount of $1,000,000, to the Debenture Holder. The December Debenture is convertible into shares of our common stock at a conversion price of $0.50, subject to adjustment, and is due and payable on November 27, 2007. Interest accrues on the outstanding principal at the rate of 0.5 percent above the prime interest rate as reported by the Wall Street Journal’s bank survey, and the interest is also convertible into shares of the Registrant’s common stock.

On February 6, 2007, we closed the sale of another convertible debenture (the “February Debenture”) in the principal amount of $250,000, to Coach Capital (“Coach”).  The February Debenture is convertible into shares of our common stock at a conversion price of $0.50, subject to adjustment, and is due and payable on February 6, 2008. Interest accrues on the outstanding principal at the rate of 0.5 percent above the prime interest rate as reported by the Wall Street Journal’s bank survey, and the interest is also convertible into shares of the Registrant’s common stock.

On May 14, 2007, we closed the sale of another convertible debenture (the “May Debenture”) in the principal amount of $250,000, to Coach.  The May Debenture is convertible into shares of our common stock at a conversion price of $0.50, subject to adjustment, and is due and payable on May 14, 2008. Interest accrues on the outstanding principal at the rate of 0.5 percent above the prime interest rate as reported by the Wall Street Journal’s bank survey, and the interest is also convertible into shares of the Registrant’s common stock.

On May 25, 2007, pursuant to a private offering of our securities (the “Offering”), we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors relating to the sale by us of $550,000 principal amount of our Series A 6% Convertible Notes (the “Series A Notes”), and warrants (the “Series A Warrants”) to purchase up to an additional 1,375,000 shares of the Company’s common stock (the “Series A Warrant Shares”).

On May 31, 2007, pursuant to the Offering, we entered into Purchase Agreements with institutional and accredited investors for an additional $10.3 million, which includes $800,000 of outstanding indebtedness converted into the Offering.  The securities sold by us in the May 31, 2007, closing consisted of $8,300,000 principal amount of Series A Notes; $2,000,000 principal amount of Series B 6% Convertible Notes (the “Series B Notes,” and together with the Series A Notes, the “Convertible Notes”); 22,125,000 Series A Warrants; and 5,000,000 Series B Warrants.

On June 12, 2007, pursuant to the Offering, we entered into a Purchase Agreement with an investor relating to the sale by us of $500,000 principal amount of Series B Notes and 1,250,000 Series B Warrants.

On June 18, 2007, pursuant to the Offering, we entered into a Purchase Agreement with certain investors relating to the sale by us of $150,000 principal amount of our Series A Notes and Warrants (the “Series A Warrants”) to purchase up to an additional 375,000 shares of our common stock (the “Series A Warrant Shares”).

On June 22, 2007, pursuant to the Offering, we entered into a Purchase Agreement with an investor relating to the sale by us of $500,000 principal amount of our Series B Notes, and 1,250,000 Series B Warrants.

On July 9, 2007, pursuant to the Offering, we entered into a Purchase Agreement with certain investors relating to the sale by us of $250,000 principal amount of our Series B Notes and Warrants to purchase up to an additional 625,000 shares of our common stock.  In addition to the formal closing, we received directly from an individual a subscription agreement for $100,000 for a purchase of our Series B Notes and Series B Warrants.

The Company received $10,618,916 of proceeds from the issuance of the Series A and Series B convertible notes, net of the $700,000 of advances previously recognized and net of cash offering costs of $931,064.

The Debentures, the Series A Notes, the Series B Notes, the Series A Warrants, and the Series B Warrants were issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Item 16 . Exhibits
Please see the exhibit index on page II-5.

Item 17 . Undertakings

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For the purpose of determining liability of the registrant under the Securites Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 1. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to the Rule 424;

 2. Any free writing prospectus relating to the offering prepared  by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 4. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration  statement or made in any document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorizedin the city of Whitsett, NC, on February 8, 2008.

nCOAT, INC.
A Delaware corporation

By:	/s/ Paul S. Clayson
Paul S. Clayson
Its:	CEO and Chairman
(Principal Executive Officer)

By:	/s/ James C. Dodd
James C. Dodd
Its:	Chief Financial Officer
(Principal Financial Officer, and Principal
Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the dates indicated.

/s/ Terry R. Holmes*	Febuary 8, 2008
Terry Holmes
Its: President, COO and Director

Febuary 8, 2008
/s/ James C. Dodd*
Chief Financial Officer
(Principal Financial Officer, and
Principal Accounting Officer)

/s/ Thomas Buckley*	Febuary 8, 2008
Thomas Buckley
Director

* By:	/s/ Paul S. Clayson
Paul S. Clayson
Attorney-in-fact

Exhibit Index

Exhibit	Description

3.1	Certificate of Incorporation (previously filed as an exhibit to a registration statement on Form SB-2, filed with the Commission on December 27, 2004, and incorporated herein by this reference).
3.2
Certificate of Amendment to Certificate of Incorporation (previously filed as an exhibit to a Current Report on Form 8-K, filed with the Commission on February 8, 2007, and incorporated herein by this reference).

3.3	Bylaws (previously filed as an exhibit to a registration statement on Form SB-2, filed with the Commission on December 27, 2004, and incorporated herein by this reference).
4.1
Convertible Debenture, dated October 24, 2006 (previously filed as an exhibit to a Current Report on Form 8-K, filed with the Commission on November 3, 2006, and incorporated herein by this reference).

4.2
Convertible Debenture, dated November 9, 2006 (previously filed as an exhibit to a Quarterly Report on Form 10-QSB, filed with the Commission on January 17, 2007, and incorporated herein by this reference).

4.3
Convertible Debenture, dated November 28, 2006 (previously filed as an exhibit to a Quarterly Report on Form 10-QSB, filed with the Commission on January 17, 2007, and incorporated herein by this reference).

4.4	Convertible Debenture, dated February 6, 2007 (previously filed as an exhibit to Registration Statement on Form SB-2, filed with the Commission on July 12, 2007, and incorporated herein by reference).
4.5	Convertible Debenture, dated May 14, 2007 (previously filed as an exhibit to Registration Statement on Form SB-2, filed with the Commission on July 12, 2007, and incorporated herein by reference).
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1
Form of Securities Purchase Agreement (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).

10.2	Form of Series A Notes (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).
10.3	Form of Series A Warrants (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).
10.4	Form of Series B Notes (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).
10.5	Form of Series B Warrants (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).
10.6
Form of Registration Rights Agreement (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).

10.7	Form of Escrow Agreement (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).
10.8
Form of Amendment to Escrow Agreement (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).

10.9	Form of Lockup Agreement (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2007, and incorporated herein by this reference).
10.10
Stock Purchase Agreement by and among nCoat, Inc., MCC, Inc., and Michael Novakovic and Phebe Novakovic, dated June 19, 2007 (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on June 22, 2007, and incorporated herein by this reference).

10.11
Lease Agreement, dated May 15, 2001, between Remco Management Company, LLC, and HPC (previously filed as an exhibit to the Company’s Registration Statement on Form SB-2, filed with the Commission on October 12, 2007, and incorporated herein by reference).

10.12
Lease Extension Agreement, dated June 1, 2006, between Remco Management Company, LLC, and HPC (previously filed as an exhibit to the Company’s Registration Statement on Form SB-2, filed with the Commission on October 12, 2007, and incorporated herein by reference).

10.13
Industrial Lease, dated October 15, 2005, between Ralf LLC, and HPC (previously filed as an exhibit to the Company’s Registration Statement on Form SB-2, filed with the Commission on October 12, 2007, and incorporated herein by reference).

10.14
Lease Agreement, dated February 21, 2006, between Mebane Warehouse, LLC, and HPC (previously filed as an exhibit to the Company’s Registration Statement on Form SB-2, filed with the Commission on October 12, 2007, and incorporated herein by reference).

10.15
Memorandum of Sublease, dated November 1, 2005, between Heritage One, L.L.C., Rocky Mountain Seed and Grain, and HPC (previously filed as an exhibit to the Company’s Registration Statement on Form SB-2, filed with the Commission on October 12, 2007, and incorporated herein by reference).

10.16
Commercial Lease Agreement, dated October 13, 2005, between Philadelphia Suburban Development Corporation and MCCI (previously filed as an exhibit to the Company’s Registration Statement on Form SB-2, filed with the Commission on October 12, 2007, and incorporated herein by reference).

10.17
Lease Agreement, dated January 22, 2007, between Milford Business Centre and MCCI (previously filed as an exhibit to the Company’s Registration Statement on Form SB-2, filed with the Commission on October 12, 2007, and incorporated herein by reference).

10.18
Amendment and Waiver of Registration Rights Agreement and 6% Series A Convertible Notes, dated as of November 30, 2007 (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on December 6, 2007, and  incorporated herein by reference).

10.19
Amendment and Waiver of 6% Series B Convertible Notes, dated as of November 30, 2007 (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on December 6, 2007, and  incorporated herein by reference).

10.20
Series A Amendment and Interest Shares Agreement, dated as of January 7, 2008 (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on January 29, 2008, and  incorporated herein by reference).

10.21
Series B Amendment and Interest Shares Agreement, dated as of January 7, 2008 (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on January 29, 2008, and  incorporated herein by reference).

16	Letter from Madsen & Associates, CPA’s Inc., dated May 1, 2007
23.1	Consent of Hansen Barnett & Maxwell, P.C.
23.2	Consent of Meir S. Gabbay
23.3	Consent of Counsel (included in Exhibit 5 Opinion Letter)
23.4	Consent of Thorpe Capital Group